UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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TETRIDYN SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

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TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TETRIDYN SOLUTIONS, INC.:

NOTICE IS HEREBY GIVEN that, on April 12, 2017, the holders of more than a majority of the outstanding common stock of TetriDyn Solutions, Inc., a Nevada corporation (“TETRIDYN SOLUTIONS,” the “Company,” “we” or “us”), approved the following actions without a meeting of stockholders in accordance with the Nevada Revised Statutes:

•	An amendment to our Articles of Incorporation, as amended, to effect a change in the Company’s name from TetriDyn Solutions, Inc. to Ocean Thermal Energy Corporation;

•	An amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 200,000,000; and

•	An amendment to our Articles of Incorporation, as amended, to effect a forward stock split of the issued and outstanding shares of common stock of the Company on an approximately 2.1676-for-1 basis.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about April 17, 2017. We anticipate that the actions contemplated herein will be effected on or about the close of business on May 8, 2017.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by the Company’s Bylaws. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the authorized share increase, name change, and/or forward stock split, discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the authorized share increase, name change and forward stock split has been secured by means of the written consent of the holders of a majority of the outstanding shares of common stock of the Company.

This Information Statement is first being sent on or about April 17, 2017, to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons

By Order of the Board of Directors,

/s/ Jeremy P. Feakins
Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

April 13, 2017

This Information Statement Is Being Provided to You By the Board of Directors of the Company.

Information Statement pursuant to Section 14c of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

INFORMATION STATEMENT

April 13, 2017

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about April 17, 2017 to the holders of record as of the close of business on April 5, 2017 (the “Record Date”), of shares of common stock, $0.001 par value per share (the “Common Stock”), of TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn,” “TetriDyn Solutions,” “the Company,” “we” or “us”).

This Information Statement is to notify such stockholders that, on April 12, 2017, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of our outstanding Common Stock (the “Consenting Stockholders”), representing approximately 58.33% of the outstanding shares of our Common Stock on the Record Date, approving the following:

(1)	an Amendment to our Articles of Incorporation, as amended, to change our corporate name to “Ocean Thermal Energy Corporation” (the “Name Change”);

(2)	an Amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 200,000,000 (the “Authorized Share Increase”); and

(3)	an amendment to our Articles of Incorporation, as amended, to effect a forward stock split of the issued and outstanding shares of common stock of the Company (the “Common Stock”) on a 2.1676-for-1 basis (the “Forward Stock Split”).

As previously announced in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2017 (the “March Form 8-K”), and as is described in additional detail under the section entitled “The Merger” beginning on page 12 of this Information Statement, on March 1, 2017, the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Ocean Thermal Energy Corporation, a Delaware corporation (“OTE”), pursuant to which a newly-created Delaware corporation that is wholly-owned by the Company (“TetriDyn Merger Sub”) with merge with and into OTE, with OTE continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Effective upon the consummation of the Merger (the “Closing”), each share of the common stock of OTE issued and outstanding immediately prior to the Closing (“OTE Stock”) will be converted into the right to receive one fully-paid and nonassessable newly-issued share of TetriDyn’s Common Stock following the Forward Stock Split (the (the “New TetriDyn Stock”), subject to certain restrictions on transfer as provided in the Merger Agreement and subject to the rights of certain holders of shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law.

The Name Change, Authorized Share Increase and Forward Stock Split (collectively, the “Proposals”) had previously been approved by our Board of Directors on February 28, 2017 in connection with the approval of the Merger. The Company’s stockholders were not asked to approve the Merger Agreement or the Merger, however, the Proposals are being undertaken in connection with the Merger and the consummation of the Merger is conditioned on approval of the Proposals, and thus the Company is providing certain information regarding the Merger Agreement and the Merger to the Company’s stockholders.

A copy of the Amendment to our Articles of Incorporation, as amended, to be filed with the Secretary of State of Nevada is attached hereto as Appendix “A” (the “Amendment”).

A copy of the Merger Agreement is attached hereto as Appendix “B.”

A copy of the audited financial statements of OTE, and its subsidiaries, for the years ending December 31, 2016, 2015 and 2014 are attached hereto as Appendix “C.”

A copy of the unaudited pro forma condensed combined financial statements of TetriDyn Solutions, and its subsidiary, and OTE, and its subsidiaries, are attached hereto as Appendix “D.”

Certain information from the Company’s Annual Report on Form 10-K for the year ending December 31, 2016, filed with the SEC on April 4, 2017, is incorporated by reference into this Information Statement as specifically stated herein.

This Information Statement is first being mailed or furnished to our stockholders on or about April 17, 2017. The Proposals, and thus the consummation of the Merger, will not occur until at least 20 days after such date.

Our Board of Directors has determined that our stockholders ARE NOT REQUIRED to return their certificates to have them re-issued by our Transfer Agent.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Proposals, the parties to the Merger Agreement, the Merger and the Merger Agreement, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.

Our stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Proposals (or the consummation of the Merger).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY TERM SHEET

The purpose of the Amendment is to effect the Name Change, the Authorized Share Increase and the Forward Stock Split which are being undertaken in connection with the Merger. As stated above and described in more detail beginning on page 12 in the section entitled “THE MERGER”, following the filing of the Amendment and the consummation of the Merger, each share of OTE Stock will be converted into the right to receive one fully-paid and nonassessable newly-issued share of New TetriDyn Stock, subject to certain restrictions on transfer as provided in the Merger Agreement and subject to the rights of certain holders of shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law. The following is a Summary Term Sheet regarding the Amendment, the Merger Agreement and the transactions contemplated thereby. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the merger with OTE and the other matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The Amendment to our Articles of Incorporation was approved on April 12, 2017 by written consent of the holder of approximately 58.33% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Amendment. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Amendment.

Why was the Amendment adopted?	The Amendment to our Articles of Incorporation was adopted for the principal purpose of facilitating the merger of our company with OTE, and will be effected concurrently with the completion of the Merger. If the merger does not occur, the Amendment will be void.

Am I being asked to approve the Amendment?	No. The Amendment has been approved by the holders of a majority of our outstanding voting power. No further stockholder approval of the Amendment is required.

What will the Amendment do?

We currently have 400,000 shares of common stock authorized for issuance, of which 246,616 shares are outstanding and the remaining 153,384 shares are available for issuance. We also have authorized 5,000,000 shares of Preferred Stock of which no shares are outstanding.

Pursuant to the Amendment, we will effect a forward stock split of the issued and outstanding shares of Common Stock on an approximately 2.1676-for-1 basis.

In the Merger, we will issue a maximum of approximately 109,589,611 shares of our Common Stock to the current stockholders of OTE and reserve a maximum of approximately 205,667 additional shares for issuance upon the exercise of warrants and convertible debentures that we will issue in the merger in exchange for outstanding warrants and convertible debentures to purchase shares of OTE common stock. At present, therefore, we do not have sufficient available authorized shares to complete the Merger. The principal purpose of the Amendment is to increase our authorized shares (to 200,000,000 shares) for this purpose. We have no present commitment to issue any shares of Common Stock or preferred stock other than in connection with the Merger (except upon conversion of the Notes held by JPF, and/or the October 2016 Note held by Peter Wolfson, further discussed below in “DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK” beginning on page 7 hereof). It is likely that we will issue additional shares of Common Stock and/or preferred stock in the future in connection with financings, strategic transactions and for compensatory purposes.

The Amendment will also change our corporate name to “Ocean Thermal Energy Corporation” to reflect that, as a result of the merger, we will succeed to the business and operations of OTE.

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Who are the parties to the Merger Agreement:	Ocean Thermal Energy Corporation, a Delaware corporation

TetriDyn Solutions, Inc., a Nevada corporation

What is the Merger?	On March 1, 2017, the Company entered into the Merger Agreement with OTE in which the TetriDyn Merger Sub will merge with and into OTE, with OTE continuing as a wholly-owned subsidiary of the Company.

What will the OTE stockholders receive in the Merger?	At the Closing, (i) each share of OTE Stock will be converted into the right to receive one fully-paid and non-assessable newly-issued share of New TetriDyn Stock, subject to certain restrictions on transfer as provided in the Merger Agreement and subject to the rights of certain holders of shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law (each, a “Dissenting OTE Stockholder”); (ii) each former holder of a warrant to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Warrant Holders”) shall be granted a new warrant to purchase shares of New TetriDyn Stock at the same applicable exercise price and terms of such holder’s warrant to purchase OTE Stock and each such warrant to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled; and (iii) each former holder of a convertible debenture exercisable to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Convertible Debenture Holders”) shall be issued a new convertible debenture to purchase shares of New TetriDyn Stock at the same exercise price and terms of such holder’s convertible debenture to purchase OTE Stock and each such convertible debenture to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled. Based on the foregoing, the Company will pay equity consideration in the Merger, subject to certain adjustments, consisting of 109,589,611 shares of New TetriDyn Stock to OTE in exchange for 109,589,611 shares of OTE Stock (based on the number of shares of OTE Stock issued and outstanding and issuable upon exercise and/or conversion, as applicable, of all issued and outstanding convertible securities of OTE, as of the date of the Merger Agreement). There are no preemptive rights of the New TetriDyn Stock. The private placement of the New TetriDyn Stock and the OTE Stock will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

What percentage of our Common Stock will be acquired by OTE stockholders in the Merger?	Based upon 534,555 shares of our common stock to be outstanding prior to the Merger (following effectiveness of the Forward Stock Split), and assuming that 109,589,611 shares of common stock of OTE will be outstanding, after the Merger, the existing stockholders of OTE will own 99.5% of the issued and outstanding shares of the Company’s capital stock, with the current stockholders of TetriDyn Solutions owning the remaining 0.5%. On a fully-diluted basis (i.e., after taking into consideration the conversion and exercise of all equity-linked securities including convertible promissory notes and warrants), the existing stockholders of OTE will own 90% and the current stockholders and other equity-linked security holders of TetriDyn Solutions will own the remaining 10% of the outstanding capital stock of TetriDyn Solutions.

How are our shares being treated in the Merger?	Our outstanding shares of Common Stock will remain outstanding after the Merger and will not be directly affected by it; however, the percentage ownership of our current stockholders will be substantially diluted as described above. Since we will carry on OTE’s business following the Merger, our current stockholders will have an ownership interest in OTE’s business following the Merger.

Who will be our directors and executive officers after the Merger?	Our directors and executive officers will remain the same after the Merger. Jeremy P. Feakins, Peter Wolfson and Antoinette Hempstead will remain our directors. Jeremy P. Feakins will continue to serve as our chief executive officer, chief financial officer, and secretary/treasurer.

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Are there conditions to the Merger?	Yes. The completion of the merger is subject to several conditions which are described under the caption “THE MERGER – Closing Conditions”.

When will the Merger be completed?	We expect the merger to be completed on or about May 9, 2017, assuming the conditions to the Merger have been satisfied or waived. It is possible, however, that one or more conditions to the Merger will not be satisfied and that it will not be completed.

Was an opinion obtained from a financial adviser?	No. Neither we nor OTE obtained an opinion from a financial adviser regarding the terms of the Merger.

Am I being asked to approve the Merger?	No. Under Nevada law, stockholder approval of the Merger is not required.

Am I entitled to dissenters’ or appraisal Rights?	No. Under Nevada law, no dissenters’ or appraisal rights are available in connection with the Merger or the Amendment.

Are regulatory approvals required?	No. Other than the filing with the SEC and distribution to our stockholders of this Information Statement, the filing of a certificate of merger with each of the Nevada Secretary of State and the Delaware Secretary of State, the filing of the Amendment with the Nevada Secretary of State, and the filing of the Issuer Company Related Action Notification Form with FINRA with regards to the Name Change, Forward Stock Split and Merger, there are no filings, consents or approvals of any regulatory agencies or authorities or other regulatory requirements in connection with the Merger.

How will the Merger be accounted for?	We will account for the Merger as a reverse acquisition. For financial accounting purposes, therefore, OTE will be considered the acquiring corporation. For unaudited pro forma financial information that gives effect to the Merger, see “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION”.

Are there tax consequences to me of the Merger?	No.

Are there other considerations?

Yes. There are a number of other considerations relating to the merger and to OTE that are relevant to your understanding of the Merger, since we will succeed to OTE’s business, assets and liabilities as a result of the Merger and after the merger our stockholders will have an ownership interest in OTE’s business:

● As discussed above, the percentage ownership of our existing stockholders will be reduced to approximately 10% on a fully-diluted basis as a result of our issuance of shares in the Merger.

● Following the Merger, our stockholders will be subject to all of the risks inherent in OTE’s business, which is in the development stage.

● There may be no active trading market for our Common Stock, and our Common Stock will continue to be subject to risks associated with a low-priced stock of an early stage company.

Why is the Merger described at length?	The federal securities laws require that we distribute this Information Statement to our stockholders in connection with the adoption of the Amendment. Since the Amendment was adopted principally to facilitate the Merger, in order to understand the Amendment, it is important for you to be fully informed about the Merger.

Whom can I call with questions regarding this Information Statement?	You may call Jeremy Feakins, our Director and Chief Executive Officer, at (717) 299-1344.

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APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

REQUIRED VOTE; OUTSTANDING SHARES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, we had issued and outstanding 246,616 shares of Common Stock, held by approximately 839 stockholders of record, constituting TetriDyn Solutions’ only outstanding class of securities entitled to vote on the Proposals. As previously reported in the Current Report on Form 8-K filed by the Company with the SEC on December 12, 2016 (the “Form 8-K”), as subsequently amended by that certain Current Report on Form 8-K/A filed by the Company with the SEC on December 20, 2016 (the “Form 8-K/A” and together with the Form 8-K, the “December Form 8-K”), the Board of Directors of the Company, or the Board, approved a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Reverse Stock Split”) which such Reverse Stock Split was effective with the Secretary of State of Nevada at 12:01 am on December 31, 2016 (and later declared effective by FINRA on March 28, 2017) and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,414,140 shares of Common Stock to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). As also reported in the December Form 8-K, 5,000 shares of Common Stock were issued to JPF Venture Group, Inc., a Delaware corporation (“Seller” or “JPF”), as the purchase price for all assets of Seller used primarily in connection with the business of Seller consisting of the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (the “Assets”) pursuant to the terms of an Asset Purchase Agreement, dated December 8, 2016 (the “Purchase Agreement”), by and between the Company and the Seller. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon. The Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), do not provide for cumulative voting.

Action by Written Consent; Vote Required

Under the Nevada Revised Statutes (“NRS”), unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure. Further, Section 2.17 of our Bylaws specifically permits actions to be taken by written consent in lieu of a meeting in the manner set forth in the NRS and Bylaws.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Proposals require an amendment to our Articles of Incorporation, the approval of the Proposals require the receipt of the written consent of the holders of at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (or 123,309 shares following the effectiveness of the Reverse Stock Split).

Notice of Action by Written Consent

Under the Company’s bylaws, the Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Proposals.

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CONSENTING STOCKHOLDERS CONSENT

The Consenting Stockholders holding more than a majority of the outstanding shares of common stock of the Company executed and delivered to us a written consent, effective as of April 12, 2017, authorizing the Proposals. As of the Record Date, the Consenting Stockholders had the power to vote an aggregate of 143,869 shares of our common stock, or 58.33% of the outstanding shares of our Common Stock. The Consenting Stockholders voted all of the foregoing shares to approve the Proposals.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Proposals as early as possible in order to accomplish the purposes of the Company, as hereafter described.

DESCRIPTION OF NAME CHANGE

General

Our Board of Directors and the Consenting Stockholders have approved the Name Change proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Name Change.

On February 28, 2017, the Board of Directors approved an Amendment to our Articles of Incorporation to change our corporate name to “Ocean Thermal Energy Corporation” in connection with the Merger.

Background; Reasons for the Corporate Name Change

The principal purpose for changing our corporate name is that, following the Merger, the primary business of the combined company will be developing deep-water hydrothermal technologies to provide renewable energy and drinkable water. Therefore, the existing business of OTE, and thus the name “Ocean Thermal Energy Corporation” will be a more accurate description of the business of the Company.

Vote Required

We have obtained approval to effect the Name Change through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Name Change will not take place for this purpose.

Effect on Stockholders

The change of name will not affect in any way the validity or transferability of stock certificates outstanding at the time of the Name Change, our capital structure or the quotation of our Common Stock on the OTC Link ATS or the trading of our Common Stock on the Pink Open Market - Current. Following implementation of the Name Change, stockholders may continue to hold their existing certificates or receive new certificates reflecting the Name Change by delivering their existing certificates to the Company’s transfer agent. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the Name Change.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Name Change, and the Company has not independently provided its stockholders with any such right.

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DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Authorized Share Increase proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Authorized Share Increase.

Background; Reasons for the Authorized Share Increase

As of the Record Date, the Company had 400,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 246,616 shares of Common Stock were outstanding and no shares of preferred stock were outstanding. As previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State 12:01 am on December 31, 2016 (and later declared effective by FINRA on March 28, 2017) and resulted in a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Forward Stock Split would not change the number of shares of preferred stock issued and outstanding.

The Authorized Share Increase is intended to facilitate the Merger and the issuance of shares of Common Stock of the Company to the existing stockholders of OTE in connection with the Merger, as more fully set forth in the March Form 8-K.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on March 28, 2017 was $10.00 per share (following effectiveness of the Reverse Stock Split).

The par value of the Common Stock will remain unchanged at $0.001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock. Although at present we have no current plans, arrangements or understandings providing for the issuance of the additional shares that would be made available for issuance upon effectiveness of the Authorized Share Increase (aside from shares issuable pursuant to the Merger), such additional shares may be used by us for various purposes in the future without further stockholder approval. The additional shares will be issued by the Company to JPF, as necessary, in the event JPF elects to convert one or more of the Notes (as defined below) and/or Peter Wolfson elects to convert the October 2016 Note (as defined below). Other purposes may include, among other things:

•	the sale of shares to raise additional capital;
•	the issuance of equity incentives to our employees, officers or directors;
•	establishment of strategic relationships with other companies and suppliers; and
•	acquisition of other businesses or products.

Aside from the Merger, the Board of Directors is not implementing the Authorized Share Increase in anticipation of any future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Authorized Share Increase will not take place for this purpose.

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Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that once the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Link ATS.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase proposal, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

•	There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase proposal.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 400,000 shares of Common Stock, par value $.001, and 5,000,000 shares of preferred stock, par value $.001, authorized. As discussed above and as previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split which such Reverse Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 (and later declared effective by FINRA on March 28, 2017) and approved a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase, in connection with the Merger or otherwise, would result in dilution of our existing stockholders’ ownership interest in the Company, as discussed further below in “THE MERGER – Effects of the Merger. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares.

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Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Authorized Share Increase. As a result, on the effective date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company (aside from shares issuable pursuant to the Merger). Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Authorized Share Increase, and the Company has not independently provided its stockholders with any such right.

Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes and 7.87% ownership interest of OTE, and Peter Wolfson’s conversion rights under the October 2016 Note, none of our officers, directors or any of their respective associates or affiliates has any interest in the Authorized Share Increase.

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DESCRIPTION OF THE FORWARD STOCK SPLIT OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Forward Stock Split proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Forward Stock Split.

Background; Reasons for the Forward Stock Split

As of the Record Date, the Company had 400,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 246,616 shares of Common Stock were outstanding and no shares of preferred stock were outstanding. As previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State 12:01 am on December 31, 2016 (and later declared effective by FINRA on March 28, 2017) and resulted in a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. Subsequent to the effectiveness of the Reverse Stock Split with the State of Nevada, the Company commenced discussions related to the Merger and determined, in order to effectuate the Merger, it was necessary to effectuate the Forward Stock Split. In order to effect the Merger, the Board of Directors of the Company and the Consenting Stockholders approved the Forward Stock Split, which shall be effective upon filing of a Certificate of Amendment with, and acceptance by, the Secretary of State of the State of Nevada. As a result of the Forward Stock Split, the issued and outstanding shares of TetriDyn Solutions shall correspondingly increase from 246,616 shares of Common Stock to approximately 534,555 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Forward Stock Split would not change the number of shares of preferred stock issued and outstanding.

The Forward Stock Split is intended to facilitate the Merger and the issuance of shares of Common Stock of the Company to the existing stockholders of OTE in connection with the Merger, as more fully set forth in the March Form 8-K.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on March 28, 2017 was $10.00 per share (following the effectiveness of the Reverse Stock Split).

The par value of the Common Stock will remain unchanged at $0.001 per share and the Forward Stock Split will not change the number of authorized shares of Common Stock under the Articles of Incorporation. Accordingly, the Forward Stock Split will have the effect of decreasing the number of authorized and unreserved shares of our Common Stock.

Aside from the Merger, the Board of Directors is not implementing the Forward Stock Split in anticipation of any future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Forward Stock Split through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Forward Stock Split will not take place for this purpose.

Material Effects of the Forward Stock Split

The effect of the Forward Stock Split will be that the total number of shares of the Company's Common Stock held by each stockholder will automatically convert into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Forward Stock Split multiplied by approximately 2.1676, with an adjustment for any fractional shares (fractional shares will be rounded up into a whole share).

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Forward Stock Split will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Link ATS.

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Effect on Fractional Stockholders

The Board of Directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-Forward Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Forward Stock Split. Each Common Stock stockholder will hold the same percentage of the outstanding Common Stock immediately following the Forward Stock Split as that stockholder did immediately prior to the Forward Stock Split, except for minor adjustment due to the additional shares that will need to be issued as a result of the treatment of fractional shares.

Effect on Registered and Beneficial Stockholders

Upon effectuation of the Forward Stock Split, each common stockholder’s percentage ownership interest in the Company's Common Stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Forward Stock Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Forward Stock Split automatically on the effective date of the Forward Stock Split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Forward Stock Split), also will be appropriately adjusted for the Forward Stock Split.

Certain Risk Factors Associated with the Forward Stock Split

In evaluating the Forward Stock Split proposal, the Board of Directors also took into consideration negative factors associated with forward stock splits. These factors included the negative perception of forward stock splits by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of a forward stock split, including but not limited to the following:

•

As a result of the proposal to conduct a Forward Stock Split, the number of presently issued and outstanding shares of Common Stock will increase from 246,616 to 534,555. The market price of the Common Stock may fall proportionally to the increase in the number of shares outstanding as a result of the Forward Stock Split. There can be no assurances that the market price of the Common Stock will return to its pre-Forward Stock Split level.

•	As a result of the proposal to conduct a Forward Stock Split, the Company will have less authorized shares available for issuance than it currently has available. There is still a significant risk of stockholder value represented by the Common Stock being further diluted by additional share issuances. The proposed Forward Stock Split may create a risk that current stockholders of the Common Stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued. After the Forward Stock Split, if the Board of Directors of the Company would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing stockolders. The Board of Directors of the Company may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings or consummating the Merger.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Forward Stock Split and voted to approve the Forward Stock Split proposal.

Certain Federal Income Tax Consequences of the Forward Stock Split

We believe that the Forward Stock Split should not result in any taxable gain or loss to stockholders for U.S. federal income tax purposes. As a result of the Forward Stock Split, the U.S. tax basis of Common Stock received as a result of the Forward Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Forward Stock Split will be included in the holding period of the Common Stock received as a result of the Forward Stock Split.

STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE FORWARD STOCK SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Certain Regulatory Matters

The Forward Stock Split will require processing by the FINRA pursuant to Rule 10b-17 promulgated under the Securities Exchange Act in order for the Forward Stock Split to be recognized in the market for trading purposes. We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the effective date of the Forward Stock Split. If so, Common Stock will be quoted at its post-Forward Split price on the effective date.

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Potential Anti-Takeover Effect

We do not have any provisions in our Articles of Incorporation, Bylaws, or agreements to which we are party that have anti-takeover consequences. The Forward Stock Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company (aside from shares issuable pursuant to the Merger). Other than the Forward Stock Split (and Authorized Share Increase), the Board of Directors does not currently contemplate the adoption of any other amendments to the Company’s Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Forward Stock Split, and the Company has not independently provided its stockholders with any such right.

Exchange of Certificates

After the taking of any action to conduct or authorize the Forward Stock Split is filed, there is not a requirement that stockholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s Common Stock that is outstanding on the effective date of the Forward Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-Forward Stock Split Common Stock shares into which the existing shares have been converted as a result of the Forward Stock Split.

Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes and 7.87% ownership interest of OTE, and Peter Wolfson’s conversion rights under the October 2016 Note, none of our officers, directors or any of their respective associates or affiliates has any interest in the Forward Stock Split.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHANGES THAT WILL OCCUR IF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT.

THE MERGER

This section presents information on the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. You are not being asked to vote on or approve the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement. The information provided herein regarding the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement is for informational purposes only.

General

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the TetriDyn Merger Sub will merge with and into OTE, with OTE continuing as the surviving corporation and a wholly-owned subsidiary of TetriDyn Solutions. TetriDyn Solutions and the holders of OTE Stock will receive the consideration described below. The Closing is expected to occur on or around May 9, 2017, subject to the satisfaction or waiver of all of the conditions to closing specified in the Merger Agreement. The Merger will become effective as of the date and time specified in the Certificate of Merger to be filed by the parties with the Secretary of State of the State of Delaware or such other date and time the parties agree.

You are not being asked to vote on or approve the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement. The information provided herein regarding the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement is for informational purposes only.

The Parties to the Merger Agreement

TetriDyn Solutions, Inc.

TetriDyn Solutions currently is in the business of facilitating the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on March 28, 2017 was $10.00 per share (following effectiveness of the Reverse Stock Split). As of the Record Date, the TetriDyn had approximately 839 stockholders of record.

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For further information concerning the Company, reference is made to the reports and other information the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on April 4, 2017 and from which certain information is incorporated by reference into this Information Statement as specifically stated herein. Please see “AVAILABILITY OF ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE” below.

TetriDyn Solutions corporate headquarters are located at 800 South Queen Street. Lancaster, Pennsylvania 17603-5818 and its telephone phone number is (717) 299-1344.

TetriDyn Merger Sub

The TetriDyn Merger Sub, which has yet to be formed, will be a wholly-owned subsidiary of the Company and will be formed solely for the purpose of facilitating the Merger.

Ocean Thermal Energy Corporation

OTE designs Ocean Thermal Energy Conversion (“OTEC”) power plants, and Seawater Air Conditioning (“SWAC”) plants for large commercial properties, utilities and municipalities. These technologies provide practical solutions to mankind’s three oldest and most fundamental needs: clean drinking water, plentiful food, and sustainable, affordable energy without the use of fossil fuels. OTEC is a clean technology that continuously extracts energy from the temperature difference between warm surface ocean water and cold deep seawater. In addition to producing electricity, some of the seawater running through an OTEC plant can be efficiently desalinated using the power generated by the OTEC technology, producing thousands of cubic meters of fresh water every day for the communities served by its plants for use in agriculture and human consumption. This cold deep nutrient-rich water can also be used to cool buildings (SWAC) and for fish farming/ aquaculture. In short, it’s a technology with many benefits, and its versatility makes OTEC unique.

OTE corporate headquarters are located at 800 South Queen Street. Lancaster, Pennsylvania 17603-5818 and its telephone phone number is (717) 299-1344.

Merger Consideration

At the Closing, (i) each share of OTE Stock will be converted into the right to receive one fully-paid and non-assessable newly-issued share of New TetriDyn Stock, subject to certain restrictions on transfer as provided in the Merger Agreement and subject to the rights of certain holders of shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law (each, a “Dissenting OTE Stockholder”); (ii) each former holder of a warrant to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Warrant Holders”) shall be granted a new warrant to purchase shares of New TetriDyn Stock at the same applicable exercise price and terms of such holder’s warrant to purchase OTE Stock and each such warrant to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled; and (iii) each former holder of a convertible debenture exercisable to purchase OTE Stock that is outstanding immediately prior to the Closing (collectively, the “Former Convertible Debenture Holders”) shall be issued a new convertible debenture to purchase shares of New TetriDyn Stock at the same exercise price and terms of such holder’s convertible debenture to purchase OTE Stock and each such convertible debenture to purchase OTE Stock in effect as of immediately prior to the Closing shall be terminated and cancelled. Based on the foregoing, the Company will pay equity consideration in the Merger, subject to certain adjustments, consisting of 109,589,611 shares of New TetriDyn Stock to OTE in exchange for 109,589,611 shares of OTE Stock. The private placement of the New TetriDyn Stock and the OTE Stock will be made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

Background of the Merger

The following is a summary of the background of the negotiation of the terms of the Merger contemplated by the Merger Agreement.

TetriDyn Solutions has a pre-existing substantive relationship with OTE by virtue of the fact, among other things, (i) that the Chairman and Chief Executive Officer of TetriDyn Solutions, Jeremy P. Feakins, is also the Chairman and Chief Executive Officer of OTE, and (ii) that JPF, which is a stockholder of TetriDyn Solutions and a stockholder of OTE, and is primarily owned by Mr. Feakins, sold and transferred all of its assets, including but not limited to certain idiosyncratic intellectual property and other assets related to the EcoVillage business, to TetriDyn Solutions, as discussed above.

On March 12, 2015, the Company and OTE entered into an Agreement and Plan of Merger (the “2015 Agreement”) contemplating that the Company, through a subsidiary specially formed for the purpose of merging with OTE pursuant to the terms and conditions of the 2015 Agreement, would acquire OTE at that time. However, on December 7, 2015, the Company and OTE entered into an Agreement to Terminate Agreement and Plan of Merger (the “2015 Termination Agreement”), thereby terminating the 2015 Agreement. The Company and OTE entered into the 2015 Termination Agreement because the 2015 Agreement was not able to be completed timely, despite the parties’ best efforts, and the continued uncertainty was interrupting the efforts of the parties to advance their respective businesses at that time.

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On March 1, 2017, the Company and OTE executed the Merger Agreement. The Company expects to close the Merger on or around May 9, 2017.

The Company’s Reasons for Engaging in the Transaction

The Board unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby.

In evaluating the Merger Agreement and related transactions contemplated by the Merger Agreement, the Board consulted with the Company’s management and advisors and, in approving and reaching its determination that the Merger Agreement and such transactions are in the best interests of the Company and its stockholders, the Board considered the following factors that supported such determination:

•	the view that the transactions contemplated by the Merger Agreement meet the strategic objectives established by the Board and management of the Company with respect to obtaining certain technologies, specifically the OTEC and SWAC technologies, that are expected to supplement and add value to the Company’s existing business, diversify the Company’s product offerings and strengthen the Company’s financial position;

•	the fact that, following the transactions contemplated by the Merger Agreement, the Company’s stockholders will have the opportunity to participate in the significant value creation of the transactions contemplated by the Merger Agreement and benefit from any increases in the value of the Company;

•	the view that the transactions contemplated by the Merger Agreement should result in an improved potential total return to the Company’s stockholders;

•	the significant experience and tenure of existing employees of OTE; and

•	all of the terms and conditions of the Merger Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to the Closing, the form and structure of the consideration being paid and the termination rights.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material matters considered. In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Board did not quantify, rank or assign any relative or specific weight to the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented. Based upon the factors described above, the Company believes that the Merger Agreement provides a fair and reasonable opportunity for our stockholders to participate in OTE’s business and to realize potential appreciation in the value of their common stock following the Merger. In approving the Merger Agreement, the Board did not seek or obtain any fairness opinion in connection with the Merger. The Merger Agreement, and the Merger contemplated thereby, does not require the approval of our stockholders under Nevada law, and we will not seek stockholder approval of the Merger.

OTE’s Reasons for the Merger and Merger Negotiations

OTE’s principal reason for entering into the Merger Agreement was to facilitate raising needed capital to fund its product development activities and other business activities. The management of OTE believes that acquiring our status as a public company also may assist in attracting and retaining additional qualified executive officers and other professional personnel as OTE’s business and operations expand.

Effect of the Merger

Upon closing of the Merger, each share of OTE Stock will be exchanged for one (1) share of New TetriDyn Stock. The existing stockholders of OTE will own 99.5% of the issued and outstanding shares of the Company’s capital stock, with the current stockholders of TetriDyn owning the remaining 0.5%. On a fully-diluted basis (i.e., after taking into consideration the conversion and exercise of all equity-linked securities including convertible promissory notes and warrants), the existing stockholders of OTE will own 90% and the current stockholders and other equity-linked security holders of TetriDyn Solutions will own the remaining 10% of the outstanding capital stock of TetriDyn Solutions. OTE will become our wholly owned subsidiary after the Closing of the Merger. OTE will cease to exist after the Closing of the Merger. After the Closing of the Merger, we will succeed to all of OTE’s business, assets, liabilities and operations. We intend to continue to operate OTE’s business following the Merger substantially as OTE has operated it.

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Expenses Attributable to the Merger

We estimate that the aggregate expenses to be incurred in connection with the Merger will be approximately $52,500, consisting of approximately $25,000 in legal fees payable to our counsel and counsel to OTE, approximately $20,000 in accounting fees payable to our accountants and the accountants for OTE, $2,500 for the printing and mailing of this Information Statement and approximately $5,000 of miscellaneous expenses.

The Agreement and Plan of Merger

The full text of the Merger Agreement is attached to this Information Statement as Appendix B.

Restrictions on Sales of Shares by Affiliates

We will issue the shares of our New TetriDyn Stock in the Merger in a private transaction under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. As a result, the shares of our New TetriDyn Stock will constitute “restricted” shares within the meaning of Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including persons who may be deemed to be our “affiliates” after the merger, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares or the average weekly trading volume of our shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares for at least six months (or twelve months, depending on certain factors including the continued timely reporting of our reports with the SEC), would be entitled under Rule 144 to sell such shares without regard to any volume limitations under Rule 144 subject to the Company being current in its filings.

Representations and Warranties

We make customary representations and warranties to OTE in the Merger Agreement regarding such matters as our corporate power and authority, capitalization, business, assets, liabilities and other matters. OTE also makes similar representations and warranties to us in the Merger Agreement.

Closing Conditions

Consummation of the Merger is subject to various closing conditions, including, (i) the receipt of approval from the stockholders of each of OTE and TetriDyn Merger Sub; (ii) the filing and acceptance of the Amendment effectuating the Name Change, Authorized Share Increase and Forward Stock Split; (iii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger; (iv) the accuracy of the representations and warranties made by the Parties immediately prior to Closing; (v) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement; and (vi) the absence of any material adverse changes to the businesses and operations of any party.

Waiver of Conditions

We or OTE may, in our discretion, waive any condition to our respective obligations under the Merger Agreement and plan of reorganization.

Termination of the Merger Agreement

The Merger Agreement contains customary termination rights for the parties, including (i) by mutual consent of OTE and TetriDyn Solutions; (ii) by either party, upon a material breach of any representation, warranty, covenant, or agreement on the part of the other party, as set forth in the Merger Agreement; and (iii) by either party, if there is any decree, judgment, injunction, or other order of any governmental entity that is final and non-appealable and that restricts, prevents, or prohibits the consummation of the Merger.

Other Agreements

Other than as described in this Information Statement, there are no other agreements relating to the Merger Agreement or the Merger contemplated thereby.

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Director and Stockholder Approval

The Board approved the Merger Agreement, and the Merger contemplated thereby, on February 28, 2017. No further approvals by our directors or stockholders are required under Nevada law.

Federal Income Tax Consequences of the Merger; Accounting Matters

The following disclosure is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect as of the date of the Merger, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. We did not request or receive a ruling from the Internal Revenue Service with regard to the consequences of the Merger. Nevertheless, it is a condition to the completion of the Merger that we obtain an opinion from counsel that the Merger will qualify as a reorganization under Section 368(a) of the Code. Opinions of counsel are based on, among other things, current law and certain assumptions and representations as to factual matters, which if incorrect in certain material respects would jeopardize the conclusions reached by counsel in its opinion. Furthermore, there can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. Assuming the Merger qualifies as such a reorganization, no gain or loss will be recognized by the Company or OTE as a result of the Merger.

As a result of the controlling financial interest of the former stockholders of OTE, for financial statement reporting purposes, the Merger between TetriDyn Solutions and OTE will be treated as a reverse acquisition, with OTE deemed the accounting acquirer and TetriDyn Solutions deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the Fair Accounting Standards Board (“FASB”) Accounting Standards Codification. Accordingly, OTE’s assets, liabilities and results of operations will become the historical financial statements of TetriDyn Solutions. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. For unaudited pro forma financial information that gives effect to the Merger, see “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION”.

Dissenters’ Rights

Under Nevada law, there are no dissenters’ or appraisal rights available in connection with the Merger.

Legal and Regulatory Requirements

In connection with the Merger, except for the filing of Certificate of Merger with the Secretary of State of the State of Delaware, and the submission of the Proposals for the approval of FINRA pursuant to the exercise of its discretion under FINRA Rule 6490, no federal or state regulatory requirements or approvals are required to be complied with or obtained.

Nevada law governs the steps that the Company, which is a Nevada corporation, is required and/or permitted to take in issuing stock. Under Nevada law, TetriDyn Solutions’ stockholder approval was not required to approve the Merger Agreement and is not be required to consummate the Merger.

The Merger contemplated by the Merger Agreement is conditioned on the approval of the Proposals. On April 12, 2017, we received the approval, via a written consent in lieu of a meeting of stockholders, of the Consenting Stockholders holding a majority of our outstanding Common Stock, representing approximately 58.33% of the outstanding shares of our Common Stock on the Record Date, approving the Proposals.

The New TetriDyn Stock will be issued to the holders of OTE Stock in exchange for their shares of OTE Stock in a private placement of securities exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Company’s reliance on the exemption from the registration requirement afforded by Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder is based on the following:

•	OTE was advised prior to the Merger Agreement that, among other things, none of the shares of New TetriDyn Stock that would be issued pursuant to the Merger Agreement would be registered under the Securities Act and therefore none of the issued or issuable shares of New TetriDyn Stock would be transferable.

•	The holders of OTE Stock were provided access to the Company’s recent filings with the SEC.

•	All communications with the holders of OTE Stock were effected without any general solicitation or public advertising.

•	Pursuant to Section 5.01(a) of the Merger Agreement, OTE represented and warranted to the Company and the TetriDyn Merger Sub that OTE is acquiring the New TetriDyn Stock in accordance with the applicable provisions of Delaware Law and all applicable federal and state securities laws and in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996.

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Interests of Certain Persons in Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes and 7.87% ownership interest of OTE, and Peter Wolfson’s conversion rights under the October 2016 Note, none of our officers, directors or any of their respective associates or affiliates has any interest in the Merger.

OTHER CONSIDERATIONS

This section describes other considerations that are important to your understanding of the Merger and the other information in this Information Statement.

Cautionary Statement Concerning Forward-looking Statements

THIS INFORMATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ACTIONS AND EVENTS, AND ACTUAL ACTIONS AND EVENTS MAY DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS.

This Information Statement contains forward-looking statements regarding, among other things, the planned product development activities relating to OTE’s technologies and our other actions following completion of our Merger with OTE. Such statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect” or similar terms.

Although we believe that the assumptions underlying the forward-looking statements in this Information Statement are reasonable, any of the assumptions could prove to be inaccurate and, therefore, there cannot be any assurance that any of the results contemplated in the forward-looking statements will be realized. The inclusion of forward-looking information should not be regarded as a representation by us, OTE or any other person that the future actions, events or results contemplated by us or OTE will be achieved. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events.

Considerations Relating to the Merger

Our stockholders will experience substantial dilution as a result of the issuance of our shares in the merger.

Immediately after the Merger, the existing stockholders of OTE will own 99.5% of the issued and outstanding shares of the Company’s capital stock, with the current stockholders of TetriDyn owning the remaining 0.5%. On a fully-diluted basis (i.e., after taking into consideration the conversion and exercise of all equity-linked securities including convertible promissory notes and warrants), the existing stockholders of OTE will own 90% and the current stockholders and other equity-linked security holders of TetriDyn Solutions will own the remaining 10% of the outstanding capital stock of TetriDyn Solutions. OTE will become our wholly-owned subsidiary after the Closing of the Merger.

Following the Merger, our stockholders will be subject to the risks inherent in OTE’s business.

The Company will succeed to OTE’s business, operations, assets and liabilities as a result of the Merger, and our stockholders will be subject to the significant risks inherent in a development-stage business. The risks that we believe are the most important are discussed below. The use of we, us, our and similar language in the section below entitled “Considerations Related to OTE’s Business” is used to signify OTE.

Considerations Relating to OTE’s Business

Risks Related to OTE’s Financial Condition

The auditors’ report for the years ended December 31, 2016 and 2015, contains an explanatory paragraph about our ability to continue as a going concern.

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The report of our auditors on our consolidated financial statements for the years ended December 31, 2016 and 2015, as well as for prior years, contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern. We had a net loss of $6,108,117; used cash in operations of $2,057,879 for the year ended December 31, 2016, and had an accumulated deficit of $53,111,543 and a working capital deficit of $7,865,177 as of December 31, 2016. This raises substantial doubt about our ability to continue as a going concern. Unless we raise additional capital by December 31, 2017, we will be unable to continue as a going concern. Our ability to continue as a going concern beyond December 31, 2017, is dependent on our ability to raise additional capital through the sale of debt or equity securities or stockholder loans and to implement our business plan during the next 12 months. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding through implementing our strategic plans, broadly based marketing strategy, and sales incentives to expand operations will provide the opportunity for us to continue as a going concern.

We have no current project that will generate revenues in the near future.

None of our several projects is to the development stage at which it will generate revenues in the near future. Our project development cycles are relatively long, extending over several years as we identify a potential project site, complete negotiations with third parties, complete permitting, obtain financing, complete construction, and place a plant into service. We expect to receive a development fee of approximately 3% of the project cost from our projects, payable upon the close of project financing. Operating revenues from projects are expected to be received when the plant has been built and placed into operation. We are currently focusing on developing a U.S. Virgin Island project, but even if we develop it successfully, it will not generate revenues until several years in the future. Until we receive revenues from this or another project, we will be dependent on raising funds from external sources.

We will require substantial amounts of additional capital from external sources.

We do not have any current source of revenues or sufficient cash or other liquid resources to fund our planned activities until we receive development fees from new contracts. Accordingly, as in the past, we will need substantial amounts of capital from external sources to fund day-to-day operations and project development. We have no arrangements or commitment for such capital. We plan to continue our practice of seeking external capital through the sale of debt or equity, although we cannot assure that such efforts will be successful. Any new investments will dilute the interest of the current stockholders. Further, new investors may require preferential financial returns, security, voting rights, or other preferences that will be superior to the rights of the holders of common stock. Alternatively, as project development advances, we may be required to sell all or a portion of our interest in one or more projects, which could reduce our retained financial interest and potential return.

OTE’s Project Development Risks

Our efforts to develop OTEC and SWAC plants are subject to many financial, technical, managerial, and sales risks that may make us unsuccessful.

We incur substantial costs that we may not recover developing a new project that we may not build, operate, or sell. The identification of suitable locations, the investigation of the applicable regulatory and economic framework, the identification of potential purchasers, the completion of preliminary engineering and planning, and the funding of related administrative and support costs ordinarily require several years to complete before we determine to further develop or abandon a project. Each of these steps is fraught with risks and uncertainties, such as:

●	limited market due to low demand, existing competitive energy sources, low power costs, or the absence of a single or few large potential output purchasers;

●	a regulatory scheme suggesting that the development and operation of a plant would be subject to excessively stringent utility regulations, burdensome zoning or permitting practices and requirements, unusually stringent environmental requirements, or similar factors;

●	shortage of suitable onshore locations, lack of available cold water with near-shore accessibility, sea wave and current conditions, and exposure to hurricanes, typhoons, earthquakes, or similar extreme events;

●	the unavailability of favorable tax or other incentives or excessively stringent applicable incentive requirements;

●	the high cost and potential regulatory difficulties in integrating into new markets;

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●	the possibility that new markets may be limited or unstable or exposed to competition from other sources of existing or potentially new energy sources;

●	difficulties in negotiating power purchase agreements (PPAs) with potential customers, including in some instances, the necessity to assist in the formation of a power purchasing group; and

●	educating the market as well as investors regarding the reliability and economical and environmental benefits of ocean thermal technologies.

We cannot assure that we will be able to overcome these risks as we initiate the development of a project. We may incur substantial costs in advancing a project through the early stages, only to conclude eventually that the project is not economically or technically feasible, in which case we may be unable to recover the costs that we have then incurred. When we elect to proceed with a project, we may continue to incur substantial costs and be unable to complete the development, sell the project, or otherwise recover our investment. Even when a project is developed, constructed, and placed in operation, we cannot assure that we will be able to operate at a profit sufficient to recover our total investment.

We are dependent on the performance of counterparties to our agreements.

Our projects are and will be complex, with a number of agreements among several parties that purchase plant outputs; provide financing; complete design, construction, and other services; design and perform regulatory compliance; and fulfill other requirements. The failure of any participant in one of our projects due to its own management, financial, operating, or other deficiencies, all of which may be outside our control, can materially and adversely affect our operations and financial results. In circumstances in which we are not the prime developer of a large-scale project involving many large components in addition to our OTEC, SWAC, or other components, we would have little ability to address problems resulting from performance failures by others or implement project-wide remedial measures. The foregoing is illustrated in our Baha Mar project, which is now on hold because of contract performance and financing disputes by others and may never resume.

Ongoing world economic, currency-exchange, energy-price, and political circumstances adversely affect our project development activities.

Recent and ongoing world events outside of our control or influence adversely affect our development activities. Economic uncertainties have resulted in the unpredictable availability of credit, debt, and equity financing; volatile interest rates; currency exchange-rate fluctuations that add risk to international projects; restrictions on the availability of borrowing; concerns respecting inflation and deflation; economic turmoil resulting from unpredictable political events and tensions in international relations; substantial reductions in hydrocarbon energy prices and the impact of such declines on the cost of energy generally; shifts in the economic feasibility of competitive energy sources; and similar factors. These adverse factors frequently have a particularly intense effect on emerging markets and developing countries, which we believe provide the greatest opportunity for our development of our projects. The possibility that principal energy prices will continue at current or even higher levels, which could reduce the projected cost at which power could be generated by hydrocarbon-fueled power plants and could make our relatively higher cost plants less competitive. These emerging and developing markets are particularly vulnerable to the negative impacts of these adverse circumstances. The economic feasibility of alternative energy, including the process we develop and propose to operate, as compared to hydrocarbon energy is adversely affected as the prices for hydrocarbon fuels decline. Accordingly, possible continuing low hydrocarbon prices may retard the potential increase in the economic feasibility of alternative energy. The decline in crude oil prices from over $100 per barrel several years ago to approximately half that in mid-2016 has adversely affected alternative energy development. Our ability to develop and operate alternative energy plants and our ability to generate revenue will be adversely affected by continuing, relatively soft hydrocarbon energy prices. Further, alternative energy development may be adversely affected by uncertainty in hydrocarbon prices or public expectations that hydrocarbon prices may decline again.

We require substantial amounts of capital for all phases of our proposed activities.

We require substantial amounts of capital to fund efforts to identify, research, preliminarily engineer, permit, and design our projects and negotiate PPAs for them. These costs may not be recovered, because we may not elect to complete the development of the project or because the development and operation of the project are not successful. We will rely on external capital to fund all of our operations, and we cannot assure that such capital will be available. Our efforts to access capital markets will be limited, particularly at the outset, because we have not yet developed and placed into operation our first plant. Accordingly, we expect that we will have to provide the potential for a significant economic return for the initial capital we obtain, which will likely dilute the interests of our existing stockholders. We expect that each project that we are able to fully develop, construct, and place into operation will require several stages and levels of debt and equity financing. For example, we expect that a 17.2-megawatt (MW) OTEC plant may require total capital expenditures of approximately $445 million, consisting of $365 million in project debt financing and $80 million in equity. We cannot assure that we will be able to obtain such financing, and if obtained, such financing may be on terms that we will retain only a minority financial interest in the completed project and its operations. Our inability to obtain required financing for any activity or project could have a material adverse effect on our activities and operations.

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We are reliant on our key executives and personnel.

Our business, development, and prospects are highly dependent upon the continued services and performance of our directors and other key personnel, on whom we rely for experience, technical skills, and commercial relationships. We believe that the loss of services of any existing key executives, for any reason, or failure to attract and retain necessary personnel, could have a material adverse impact on our business, development, financial condition, results of operations, and prospects. Although we have entered into employment agreements with our key executives, we may not be able to retain such key executives. We do not maintain key-man life insurance on any of our executive employees.

Regulations and policies governing energy projects, power generation, desalinated water sales, and other aspects of our OTEC and SWAC plants may adversely affect our ability to develop projects, and any changes in the applicable regulatory schemes may adversely affect projects that we are constructing or have constructed and are operating.

In identifying possible plant locations and undertaking preliminary development, an important factor in the overall economic feasibility of a project will be the governing regulatory regime. Such regulation includes the way the local jurisdiction regulates the power, cooling energy, or water output from a plant. Any change in that regulatory scheme after we determine to develop a plant based on existing circumstances could have a material adverse effect on our proposed operations. Generally, we will seek to structure plant output sales agreements as privately negotiated contracts not subject to utility or similar regulation, but we cannot assure that we will be able to do so. Some PPAs that we may seek to enter into may be subject to public utility commission approval, which may not be obtained or may be delayed. In some jurisdictions, the sale of output from a plant may be subject to public service commission or regulation by a similar authority as a public utility, even though we attempt to negotiate a private purchaser agreement for that output. In these circumstances, we may encounter delays in obtaining any required approval, approval may be conditioned on specified prices or other operating conditions, or the existence of the regulatory framework may delay or limit our ability to seek price increases.

The financial model for our proposed projects has not been tested and may not be successful.

We are proposing a financial model for the development of individual projects that includes development financing provided by us, construction financing provided by equity investors in the specific projects, and project debt financing; the payment of a development fee to us at the time of construction; and continuing equity participation by us throughout the plant’s operation. We have not used this model in the financing or completion of any plant, and we cannot assure that the financial model and, therefore, the anticipated financial return to us will be acceptable to those that might provide the requisite external capital. We may need to revise extensively our financing structure for each project, and we cannot assure that any restructured proposal would not substantially reduce our financial return or increase our risk. The financial, investment, and credit community are generally unfamiliar with OTEC and SWAC projects, which will adversely affect our financing efforts. We have no existing relationships with potential sources of debt or equity capital, and any financing sources that we may develop may be inadequate to support the anticipated capital needs of our business. Our efforts to obtain financing may be adversely affected by the fact that our projects will likely be located in developing or emerging markets. Our inability to obtain financing may force us to abandon projects in which we have invested substantial costs, which we may be unable to recover. The process of identifying new sources of debt and equity financing and agreeing on all relevant business and legal terms could be lengthy and could require us to limit the rate at which we can develop projects or reduce our financial return.

We may be exposed to political and legal risks in the developing or emerging markets in which we propose to locate plants.

Many of the emerging and developing markets that may be suitable for a potential OTEC or SWAC plants are located in emerging or developing countries that may have developing and untested regulatory and legal environments for large-scale, international, commercial enterprises. Further, political instability, regime change, or other political factors may increase uncertainty and instability, which in turn may adversely affect our ability to secure necessary regulatory approvals and obtain required project financing, which increases related costs and reduces our financial return. Any changes in applicable laws and regulations, including any governmental incentives, environmental requirements or restrictions, safety requirements, and similar matters, may change, and the risk or likelihood of such a change could adversely affect the availability and cost of financing. Further, in some jurisdictions, applicable legal requirements may not have been fully tested and are still being developed in the face of modern international commercial transactions and environmental requirements, which may lead to changes in interpretation or application that may be adverse to us. Our expectations regarding the size of the potential OTEC and SWAC markets and the number of possible suitable locations may not be accurate.

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Our business plan and models are based on our identification of potential suitable locations for OTEC or SWAC plants based on a preliminary evaluation of public information respecting demographic data, current power-generation costs, and local seafloor contours and seawater temperatures, which may be inaccurate. Any material inaccuracy could substantially reduce the total market available to us for plant development.

We may be unable to arrange or complete future construction projects on time, within expected budgets, or without interruption due to materials availability and disruptions in supply, labor, or other factors. If any project reaches the point at which we undertake construction, such construction may be subject to actual prices higher than the amount budgeted, the limited or delayed availability of components or materials, shortages or interruptions of labor or materials, or similar circumstances. In the case we have insufficient budget flexibility to pay increased construction costs, corresponding delays could result to construction completion and the commencement of operations.

Emerging markets are often associated with high growth rates that may not be sustainable and may be accompanied by periods of high inflation. Rising inflation or related government monetary and economic policies in certain project jurisdictions may affect our ability to obtain external financing and reduce our ability to implement our expansion strategy. We can give no assurances that a local government will not implement general or project-specific measures to tighten external financing standards, or that if any such measure is implemented, it will not adversely affect our future operating results and profitability.

We are subject to changing attitudes about environmental risks.

Our projects may face opposition from environmental groups that may oppose our development, construction, or operation of OTEC or SWAC plants. Each project is expected to have different environmental issues, especially as many of our projects are based in different settings having a wide range of environmental standards. We intend to solicit input from environmental organizations and activists early in our design process in relation to our projects in an effort to consider appropriately these organizations’ recommendations in order to mitigate subsequent conflict or opposition, but we cannot assure that such outreach will be effective in all cases, and if it is not, opposition to our projects could increase our cost and adversely affect the results of our operations.

We may be unable to find land suitable for our projects.

Each project site requires land of differing characteristics to permit the cost-effective construction of OTEC or SWAC plants, and suitable land may not always be available. Even if available, such land may be difficult to obtain in a timely or cost-effective manner. For example, we would prefer to place OTEC power systems and facilities as close to the ocean as possible. We hope to mitigate this risk by using land owned by local governments, rather than private individuals or entities, as targeting local governments with favorable energy policies or mandates should reduce land rights risks. Our inability to secure appropriate land at a reasonable cost may render certain of our future projects economically unfeasible.

We have a limited number of suppliers for certain materials, which could increase our costs or delay completion of projects.

In our systems, the two most important components are heat exchangers and deep-water intake pipes. Although there are multiple providers of each of these components, the supply of the best components comes from just a few companies globally. Should these resources become unavailable for any reason or too costly, we would be required to seek alternative suppliers. The products from such suppliers could be of a lower quality or more costly, in any event requiring us to expend additional monies or time to complete our projects as planned. This could result in financial penalties or other costs to us.

There may be greater cost in building OTEC plants that generate over 10 MWs of electricity.

In order to successfully obtain debt financing for OTEC facilities, we must find engineering, procurement, and construction contractors willing to enter into fixed-price contracts at a pricing that is economically viable for us. Based on our preliminary discussions, we believe that engineering, procurement, and construction contractors may be willing to consider fixed-price arrangements for up to 10-MW OTEC facilities, but we have not yet discussed performance risk guarantees for OTEC plants greater than 10 MW. The cost of construction for larger OTEC power systems may vary considerably. Such variances could include increased costs for construction, design, and component procurement. As we gain more experience, we may improve upon efficiencies and accuracy in pricing. Failure to procure engineering, procurement, and construction contractors willing to perform fixed-price contracts on facilities that produce more than 10 MWs may have a material adverse effect on our operations.

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Technological advances may render our technologies, products, and services obsolete.

We operate in a fast-moving sector in which new forms of power generation and new energy sources are continuously being researched. New technologies may be able to provide power, coolant, desalinated seawater, or other outputs at a lower cost, including amortization of capital costs, or with less environmental impact. We will remain subject to these risks for the useful life of our projects, which could extend for 20 to 30 years or more. Any such technological improvements could render our projects obsolete.

We may not successfully manage growth.

We intend to continue to develop the projects in our project pipeline and to construct and operate plants as we deem warranted and as we are able to finance. This is an ambitious growth strategy. Our growth and future success will depend on the successful completion of the expansion strategies and the sufficiency of demand for our energy products. The execution of our expansion strategies may also place a strain on our managerial, operational, and financial reserves. Should we fail to effectively implement such expansion strategies or should there be insufficient demand for our products and services, our business operations, financial performance, and prospects would be adversely affected.

OTE’s Project Operation Risks

There will likely be a single or limited number of power purchasers from each plant, so we will be dependent on their economic viability and stability and continued operations.

We expect that any plant that we operate will provide power, cooling, desalinated water, or other products to a few or a limited number of key power purchasers that will use the power for specific commercial enterprises, such as resorts, manufacturing or processing plants, or similar large-scale operations. Accordingly, our ability to sell power and other outputs will be dependent on the economic viability of these purchasers. If one or more key purchasers were to fail, we would be required to obtain alternative purchasers for our power and other outputs, and there may be no or a limited number of such alternative purchasers in the merging and developing markets where we anticipate our plants may be located. Accordingly, a failure of an output purchaser may result in the failure of our power plant project. We do not anticipate that we will be able to obtain insurance to protect us against such a loss on acceptable terms. Further, our project output purchasers may not comply with contractual payment obligations or may otherwise fail to perform their contracts, and they may have greater economic bargaining power and negotiating leverage as we seek to enforce our contractual rights. To the extent that any of our project power purchasers are, or are controlled by, governmental entities, our projects may also be subject to legislative, administrative, or other political action or policies that impair their contractual performance. Any failure of any key power purchasers to meet their contractual obligations for any reason could have a material adverse effect on our business and operations.

Operational problems, natural events or catastrophes, casualty loss, or other events may impair the commercial operation of our projects.

Our ability to meet our delivery obligations under power-generation contracts, as well as our ability to meet economic projections, will depend on our ability to maintain the efficient working order of our plants. Severe weather, natural disasters, accidents, failure of significant equipment components, inability to obtain replacement parts, failure of power transmission facilities, or other catastrophes or occurrences could materially interrupt our activities and consequently reduce our economic return. Since all of our plants will be located on the shore within close proximity to deep ocean or lake water, our plants will be subject to extraordinary natural occurrences, such as wave surges from hurricanes or typhoons, tsunamis, earthquakes, and other events, over which we will have absolutely no control. We cannot assure that we can obtain sufficient insurance to protect us from all risks resulting from such catastrophes. Further, we cannot assure that any design features or operating policies that we may use will mitigate the risks to which our plants may be exposed. Any threatened or actual events could expose us to plant shutdowns, substantial repairs, interruptions of operations, damages to our power purchasers, and similar events that could require us to incur substantial costs and significantly impair our revenues and results of operations.

We may be adversely affected by climate change.

Climate change may result in changes in ocean currents and water temperatures that could have a material adverse effect on our results of operations. These changes may require additional capital costs or impair the efficiency of our operations. Because of the size and cost of major components of our power plants, we typically will not inventory spare components, so that any substantial damage may require that we await the custom manufacture and delivery of such items, which may involve substantial delays. Significant changes may render any plant inefficient and uneconomical.

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Our projects will be subject to substantial regulation.

Our projects likely will be significant commercial or industrial enterprises in each of their locations and, as such, will be subject to numerous environmental, health and safety, antidiscrimination, and similar laws and regulations in each of the jurisdictions governing our locations. These laws and regulations will require our projects to obtain and maintain permits and approvals; complete environmental impact assessments or statements prior to construction; and review processes and operations to implement environmental, health and safety, antidiscrimination, and other programs and procedures to control risks associated with our operations.

Our in-water facilities and operations may be deemed to threaten living coral, sea plants and animals, shoreline contours, and similar items. In some circumstances, we may encounter environmental problems that we may unable to overcome, which may force us to relocate our facilities, at considerable additional costs.

If our projects do not comply with applicable laws, regulations, or permit conditions, or if there are endangered or threatened species fatalities on our projects, we may be required to pay penalties or fines or curtail or cease operations of the affected projects. In addition, violations of environmental and other laws, including certain violations of laws protecting wetlands, shorelines and land, and sea plant and animal life, may result in civil fines, criminal sanctions, or injunctions.

Some environmental laws impose liability on current and previous owners and operators of real property for the cost of removal or remediation of hazardous substances, without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substance. In some jurisdictions, private plaintiffs may also bring claims arising from the presence of hazardous substances or their unlawful release or exposure. We will likely be unable to purchase insurance against these risks at all or on acceptable terms.

Environmental health and safety laws, regulations, and permit requirements applicable to any specific project at the time of construction may change or become more stringent during the life of the operation. Any such changes could require that our projects incur substantial additional costs, alter their operations, or limit or curtail their operations in order to comply, which would have a material adverse effect on our operations. We may not be able to pass on any additional costs that we incur to our power purchasers, particularly in those cases in which we sell power pursuant to a long-term, fixed-price agreement. The OTEC and SWAC industry may be subject to increased regulatory oversight.

As the OTEC and SWAC industries develop, new regulatory schemes may be adopted by one or more jurisdictions in which we develop or operate plants in order to address actual or perceived threats or problems. In addition to more stringent environmental, safety, and other regulations that may be applicable to us generally under the current regulatory scheme, whole new areas of regulation may be adopted, which could have a material adverse effect on our results of operations. New regulations may specifically regulate, for example, the price at which power that is generated from different seawater temperatures may be sold, even to private purchasers. We may have plants in various locations subject to different governing jurisdictions, so the complexity of this developing and expanding regulatory pattern may be particularly cumbersome and expensive.

Insurance to cover anticipated risks may become more expensive.

There are no known commercial OTEC and SWAC plants in operation, so the nature and cost of insurance is difficult to predict. Insurance costs may substantially exceed the costs forecast during the planning process or budgeted during actual operations. We cannot assure that adequate insurance coverage will be available to protect us against all risks or that any related costs will be economical. Accordingly, if we are unable or cannot afford to purchase insurance against specific risks, our projects may be fully exposed to those risks, which also could have a material adverse effect on the viability of any affected plant.

Risks of OTE’s International Operations

Certain risks of loss arise from our need to conduct transactions in foreign currencies.

Our business activities outside the United States and its territories may be conducted in foreign currencies. In the future, our capital costs and financial results may be affected by fluctuations in exchange rates between the applicable currency and the dollar. Other currencies used by us may not be convertible at satisfactory rates. In addition, the official conversion rates between a particular foreign currency and the U.S. dollar may not accurately reflect the relative value of goods and services available or required in other countries. Further, inflation may lead to the devaluation of such other currencies.

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Foreign governmental entities may have the authority to alter the terms of our rights or agreements if we do not comply with the terms and obligations indicated in such agreements.

Pursuant to the laws in some jurisdictions in which we may develop or operate plants, foreign governmental entities may have the authority to alter the terms of our contractual or financial rights or override the terms of privately negotiated agreements. In extreme circumstances, some foreign governments have taken the extreme step of confiscating private property on the assertion that such action is necessary in the public interest of such country. If this were to occur, we may not be compensated fairly or at all. We cannot assure that we have complied, and will comply, with all the terms and obligations imposed on us under all foreign laws to which one or more of our operations and assets may be subject.

Our operations will require our compliance with the Foreign Corrupt Practices Act.

We must conduct our activities in or related to foreign companies in compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and similar anti-bribery laws that generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Enforcement officials interpret the FCPA’s prohibition on improper payments to government officials to apply to officials of state-owned enterprises, including state-owned enterprises with which we may develop or operate projects or to which we may sell plant outputs. While our employees and agents are required to acknowledge and comply with these laws, we cannot assure that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. The occurrence or allegation of these types of risks may adversely affect our business, performance, prospects, value, financial condition, reputation, and results of operations.

Our competitors may not be subject to laws similar to the FCPA, which may give them an advantage in negotiating with underdeveloped countries and the government agencies.

Our competitors outside the United States may not be subject to anti-bribery or corruption laws as encompassing or stringent as the U.S. laws to which we are subject, which may place us at a competitive disadvantage.

We may encounter difficulties repatriating income from foreign jurisdictions.

As we develop and place plants into operation, we intend to enter into only revenue-generating agreements in which we are paid in U.S. dollars directly to our U.S. banks or through countries in which repatriation of the funds to our U.S. accounts is unrestricted. However, situations could arise in which we agree to accept payment in foreign jurisdictions and for which restrictions make it difficult or costly to transfer these funds to our U.S. accounts. In this event, we could incur costs and expenses from our U.S. assets for which we cannot recover income directly. This could require us to obtain additional working capital from other sources, which may not be readily available, resulting in increased costs and decreased profits, if any.

Risks Related to OTE’s Common Stock

The auditors’ report for the fiscal years ended December 31, 2016 and 2015, contains an explanatory paragraph about our ability to continue as a going concern.

The report of our auditors on our consolidated financial statements for the years ended December 31, 2016 and 2015, as well as for prior years, contains an explanatory paragraph raising substantial doubt about our ability to continue as a going concern.

Risks Relating to the Merger

Revenues generated by the acquired business may be less than anticipated, resulting in losses or a decline in profits, as well as potential impairment charges. We may fail to uncover all liabilities of acquisition targets through the due diligence process prior to an acquisition, exposing us to potentially large, unanticipated costs. Special non-recurring and integration costs associated with acquisitions could adversely affect our operating results in the periods following these acquisitions.

In connection with the Merger, we will incur costs of integrating the personnel and facilities of an acquired business with those of our existing operations, may adversely affect our operating results during the initial financial periods following an acquisition. In addition, the integration of newly acquired companies may lead to diversion of management attention from other ongoing business concerns.

Our facilities, personnel and financial and management systems may not be adequate to effectively manage the future expansion we believe necessary to increase our revenues and remain competitive.

We anticipate that future expansion will be necessary in order to increase our revenues. In order to effectively manage our expansion, we may need to attract and hire additional manufacturing, sales, administrative, operations and management personnel. We cannot assure you that our facilities, personnel and financial and management systems and controls will be adequate to support the expansion of our operations, and provide adequate levels of service to our customers. If we fail to effectively manage our growth, our business could be harmed.

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Considerations Related to TetriDyn’s Common Stock

There is no assurance that there will be a liquid public market for our stock.

Although we expect our common stock to continue to be eligible for quotation on the OTC Link ATS, there may not be an active trading market in such stock. In addition, there can be no assurance that a regular and established market will be developed and maintained. There can also be no assurance as to the level of liquidity of any market for our common stock or the prices at which our stockholders may be able to sell their shares.

Our stock may be subject to certain risks associated with low-priced stocks.

Following the Merger, our common stock is expected to continue to trade on the OTC Link ATS. Our Company is a development-stage company with no present revenues, so the trading price of our common stock may fall and/or remain below $5.00. So long as our common stock trades below $5.00 per share, the stock will be treated as a “penny stock.” Broker-dealers who sell penny stocks to their established customers must deliver a disclosure schedule explaining the penny stock market and the risks associated with investing in penny stocks prior to any transaction. Additional restrictions apply to broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided by the broker-dealer to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers may be discouraged from dealing with our common stock if they have to bear these additional burdens, which could severely limit the market liquidity of the common stock and the ability of our stockholders to sell their shares.

Our stock price is likely to be volatile.

The market prices for our common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in our operating results and other factors such as investor perceptions of the prospects for our products, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, our future financial condition and changes in our management.

There will be a substantial number of shares eligible for future sale following the merger.

We will issue a maximum of approximately 109,589,611 shares of our common stock in the Merger, all of which will constitute “restricted shares” within the meaning of Rule 144 under the Securities Act. Subject to the conditions of Rule 144, all of these shares will become eligible for resale under Rule 144 commencing on the six-month anniversary of the closing of the Merger; provided, however, that upon the occurrence of certain events set forth in Rule 144 the “holding period” under Rule 144 may extend to twelve months. The sale, or availability for sale, for the foregoing shares could adversely affect the market price of our common stock or impair our ability to raise capital through future sales of our common stock.

INFORMATION REGARDING OCEAN THERMAL ENERGY CORPORATION

General

Pursuant to the terms and conditions of the Merger Agreement, OTE has agreed to a Merger with TetriDyn Solutions. Upon completion of the Merger, OTE will become a wholly-owned subsidiary of TetriDyn Solutions and TetriDyn Solutions will succeed to OTE’s business, assets and liabilities.

TetriDyn Solutions intends to continue to operate OTE’s business following the Merger substantially as it has been operated by OTE, although the Company reserves the right to evaluate OTE’s post-Merger business operations and to make or engage in whatever changes that its Board of Directors and management determine are appropriate.

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Certain information is specifically incorporated by reference into this Information Statement from the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 as filed with the SEC on April 4, 2017. This report contains important business and financial information about us, and you are urged to read it in conjunction with this Information Statement. To learn how to obtain other information regarding the Company, see “AVAILABILITY OF ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE” below.

There are no recent material developments at TetriDyn Solutions that are not described in its Annual Report on Form 10-K, as amended, except as it pertains to the Merger.

OTE’s Corporate History

OCEES International Inc. (“OCEES”) was formed under the laws of Hawaii on January 21, 1998. Ocean Thermal Energy Corporation (“OTE Delaware”) was a Delaware corporation formed on October 18, 2010. In 2011, OCEES and OTE Delaware entered into a share exchange agreement. The transaction was treated as a merger of entities under common control as 100% of the stockholders of OCEES exchanged their shares for 100% of the outstanding shares of OTE Delaware.

OTE Delaware used its proprietary technology to develop, build, own, and operate renewable energy systems, primarily in the Eastern and Western Caribbean Islands.

On December 17, 2013, Broadband Network Affiliates, Inc. (“BBNA”), a Nevada Corporation, changed its state domicile and became a Delaware Corporation. On December 23, 2013, BBNA entered into a merger agreement with OTE Delaware, which was effective December 31, 2013. Upon completion of the merger, BBNA changed its name to Ocean Thermal Energy Corporation (“OTE”) and the former OTE Delaware ceased to exist. The transaction was treated as a reverse merger and recapitalization by OTE Delaware. For purposes of this report, “we,” “us,” and “our” refers to OTE, the surviving entity, after taking into effect the merger transaction, and its subsidiaries.

Business of OTE

OTE develops projects for renewable power generation, desalinated water production, and air conditioning using proprietary intellectual property designed and developed by its own experienced oceanographers, engineers, and marine scientists. Plants using its technologies are designed to extract energy from the temperature difference between warm surface ocean water and cold deep seawater at a depth of approximately 3,000 feet. We believe these technologies provide practical solutions to mankind’s fundamental needs for sustainable, affordable energy; desalinated water for domestic, agricultural, and aquaculture uses; and cooling, all without the use of fossil fuels.

•	Ocean Thermal Electrical Conversion, known in the industry as “OTEC”, power plants are designed to produce electricity. In addition, some of the seawater running through an OTEC plant can be desalinated efficiently, producing fresh water for agriculture and human consumption.

•	Seawater Air Conditioning, known in its industry as SWAC, plants are designed to use cold water from ocean depths to provide air conditioning for large commercial buildings or other facilities. This same technology can also use deep cold water from lakes, known as Lake Water Air Conditioning or LWAC.

Both OTEC and SWAC systems can be engineered to produce desalinated water for potable, agricultural, and fish farming/aquaculture.

Many applications of technologies based on ocean temperature differences between surface and deep seawater have been developed at the Natural Energy Laboratory of Hawaii Authority, or NELHA, test facility (http://nelha.hawaii.gov), including applications for desalinated seawater, fish-farming, and agriculture. We believe our proprietary advances to existing technologies developed by others in the industry enhance their commercialization for the plants we proposed to develop.

OTE has recruited a scientific and engineering team that includes oceanographers, engineers, and marine scientists who have worked for a variety of organizations since the 1970s on several systems based on extracting the energy from the temperature differences between surface and deep seawater, including projects by NELHA, the Argonne National Laboratory (http://www.anl.gov), and others. Note: All URL addresses in this Information Statement are inactive textual references only. OTE’s executive team members have complementary experience in leading engineering and technical companies and projects from start-up to commercialization.

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OTE’s Vision

OTE’s vision is to bring these technologies to tropical and subtropical regions of the world where about 3 billion people live. Our market includes 68 countries, 29 territories with suitable sea depth, shore configuration, and market need, OTE plans to be the first company in the world to design and build a commercial scale OTEC plant and, to that end, has several projects in the planning stages. Our initial markets and potential projects include several U.S. Department of Defense bases situated in the Asia Pacific and other regions where energy independence is crucial. Currently, we have projects in various planning and development stages in the Caribbean, the South Pacific, Asia, Zanzibar, Guam and other island locations.

OTE’s Technology

OTEC is a self-sustaining energy source, with no supplemental power required to generate continuous (24/7) electricity. It works by converting heat from the sun, which has warmed ocean surface water, into electric power, and then completing the process by cooling the plant with cold water from deep in the ocean. The cold water can also be used for very efficient air conditioning and desalinated to produce fresh water. OTEC has worked in test settings where there exists a natural temperature gradient of 20 degrees Celsius or greater in the ocean. We believe OTEC can deliver sustainable electricity in tropical and subtropical regions of the world at rates approximately 20-40% lower than typical costs for electricity produced by fossil fuels in those markets.

Further, we believe that a small, commercial OTEC plant could offer competitive returns even in a market where the cost of electricity is as low as $0.30 per kilowatt-hour, or kWh. For example, the Inter-American Development Bank, an international bank providing development financing in Latin America and the Caribbean, reports that energy prices for hydrocarbon-generated power during 2010-2012 for 15 Caribbean countries averaged $0.33 per kWh, with a high of $0.43 per kWh in Antigua and Barbados. For the U.S. Virgin Islands, Water and Power Authority of the Virgin Islands reported that as of February 1, 2017 the average price for electricity for commercial customers was nearly $0.40 per kWh. We believe that we have an opportunity to offer base-load energy (the amount of energy required to meet minimum requirements) pricing that is better than our customer’s next best alternative in the markets where electricity costs are $0.30 or more per kWh.

Technology advancements have significantly brought the capital costs of OTEC down to make it competitive compared to traditional energy sources in the OTEC markets. Technology improvements including larger diameter seawater pipes manufactured with improved materials, increased pumping capabilities from OTEC depths, better understanding of material requirements in deep ocean environment, more experience in deep water pipeline and cable installation techniques, and more accurate sea bottom mapping technology which is required for platform positioning and pipe installation. The cold water pipes at a demonstration site in Hawaii (picture below) have been in continuous operation for more than 20 years and the technology has improved significantly since the Hawaiian installation.

OTE estimates that a small OTEC plant that delivers 13 million watts (megawatts or MW) per hour for 30 years would currently cost approximately $350 million. This is the plant size that we typically propose for our initial target markets to meet 20% or more of their current demand for electricity and a large portion of their need for fresh drinking water and agricultural water. OTEC has been proven in test settings at NELHA, where a Department of Energy-sponsored OTEC plant operated successfully throughout the 1990s to produce continuous, affordable electricity from the sea without the use of fossil fuels. Spin-off technologies of desalination and seawater cooling, developed from the OTEC plant at NELHA, have also become economically and technical feasible.

Finally, OTE believes the decreasing supply and increasing cost of fossil-fuel-based energy has intensified the search for renewable alternatives. We further believe that renewable energy sources, although traditionally more expensive than comparable fossil-fuel plants, have many advantages, including increased national energy security, decreased carbon emissions, and compliance with renewable energy mandates and air quality regulations. We believe these market forces will continue and potentially increase. In remote islands where shipping costs and limited economies of scale substantially increase fossil-fuel-based energy, renewable energy sources may be attractive. Many islands contain strategic military bases with high-energy demands that we believe would greatly benefit from a less expensive, reliable source of energy that is produced locally, such as OTEC.

SWAC is a process that uses cold water from locations such as the ocean or deep lakes to provide the cooling capacity to replace traditional electrical chillers in an air conditioning system. SWAC applications can reduce the energy consumption of a traditional air-conditioning system by as much as 90%. Even when the capital cost amortization of building a typically sized SWAC system providing 9,800 tons of cooling ($140-$150 million) are taken into account, SWAC can save the customer approximately 25-40% when compared to conventional systems—we estimate savings can be as high as 50% in locations where air temperatures and electricity costs are high. Cooling systems using seawater or groundwater for large commercial structures are in use at numerous locations developed and operated by others worldwide, including Heathrow Airport, UK; Finland (Google Data Center); Cornell University, NY; Stockholm, Sweden; and the City of Toronto, Canada.

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Cooling systems using seawater or groundwater for large commercial structures are in use at numerous locations developed and operated by others worldwide, including Heathrow Airport, UK; Finland (Google Data Center); Cornell University, NY; Stockholm, Sweden; and the City of Toronto, Canada.

How OTE’s Technology Works

OTEC uses the natural temperature difference between cooler deep ocean water at a depth of approximately 3,000 feet and warmer shallow or surface water to create energy. An OTEC plant project involves installing about 6.0 feet diameter, deep-ocean intake pipes (which can readily be purchased), together with surface water pipes, to bring seawater onshore. OTEC uses a heat pump cycle to generate power. In this application, an array of heat exchangers transfer the energy from the warm ocean surface water as an energy source to vaporize a liquid in a closed loop, driving a turbine, which in turn drives a generator to produce electricity. The cold deep ocean water provides the required temperature to condense vapor back into a liquid, thus completing the thermodynamic cycle, which is constantly and continuously repeated. The working fluid is typically ammonia, as it has a low boiling point. Its high hydrogen density makes ammonia a very promising green energy storage and distribution media. Among practical fuels, ammonia has the highest hydrogen density, including hydrogen itself, in either its low temperature, or cryogenic, and compressed forms. Moreover, since the ammonia molecule is free of carbon atoms (unlike many other practical fuels), combustion of ammonia does not result in any carbon dioxide emissions. The fact that ammonia is already a widely produced and used commodity with well-established distribution and handling procedures allows for its use as an alternative fuel. This same general principle is used in steam turbines, internal combustion engines, and, in reverse, refrigerators. Rather than using heat energy from the burning of fossil fuels, OTEC power draws on temperature differences of the ocean caused by the sun’s warming of the ocean’s surface, providing an unlimited and free source of energy.

OTEC and SWAC infrastructure offers a modular design that facilitates adding components to satisfy customer requirements and access to a sufficient supply of cold water. These components include reverse-osmosis desalination plants to produce drinkable water, bottling plants to commercialize the drinkable water, and off-take solutions for aquaculture uses (such as fish farms), which benefit from the enhanced nutrient content of deep ocean water. A further advantage of a modular design is that, depending on the patterns of electricity demand and output of the OTEC plant, a desalination plant can be run using the excess electricity capacity.

Currently, OTEC requires a minimum temperature difference of approximately 20 degrees Celsius to operate, with each degree greater than this increasing output by approximately 10% to 15%. OTEC has potential applications in tropical and subtropical zones. OTEC is particularly well suited for tropical islands and coastal areas with proximate access to both deep water and warm surface water. These communities are typically subject to high and fluctuating energy costs ranging from $0.28-$0.75 per kWh, as they rely on importing fossil fuels for power generation. Data from the National Renewable Energy Laboratory of the U.S. Department of Energy website indicated that at least 68 countries and 29 territories around the globe appear to meet these criteria.

The world’s largest OTEC power plant to date is operational at the NELHA facility in Hawaii and is connected to the electrical grid. It provides base-load electricity produced by OTEC to about 150 homes. Around the world, a couple of other successful developmental and experimental plants have been built, and the U.S. National Oceanic and Atmospheric Administration, or NOAA, has stated that: “The qualitative analysis of the technical readiness of OTEC by experts at this workshop suggest that a <10 MWe floating, closed-cycle OTEC facility is technically feasible using current design, manufacturing, deployment techniques and materials.” We believe that we have sufficient skill and knowledge to now commercialize 5-MW to 30-MW land-based OTEC plants, using off-the-shelf components, including the cold-water piping.

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SWAC (or LWAC) is a significantly more cost-effective and environmentally friendly way to implement air-conditioning using cold water sourced from lakes or, analogous with OTEC, deep ocean water, rather than from an electric chiller. Comparing Federal Energy Management Program engineering efficiency requirements of approximately 0.94 kilowatts of electricity per ton of cooling capacity with OTE’s own engineering estimates of 0.09 kilowatts of electricity per ton of cooling capacity, as calculated by DCO Energy, OTE’s engineering, procurement, and construction partner, OTE estimates that SWAC systems can reduce electricity consumption by up to 80-90% when compared to conventional systems. Therefore, OTE believes such energy reductions may make SWAC systems well-suited for large structures, such as office complexes, medical centers, resorts, data centers, airports, and shopping malls. OTE believes that other SWAC plants we may develop will likely achieve similar efficiencies. There are examples of proven successful SWAC/LWAC systems in use, including a large 79,000-ton system used to cool buildings in the downtown area of the City of Toronto, Canada; Google’s data center in Finland operates a SWAC system that uses waters from the Baltic Sea to keep servers cool; and a system with more than 18,000 tons of cooling is in operation at Cornell University, Ithaca, New York.

OTEC Versus Other Energy Sources

The construction costs of power plants using any technology are much higher in remote locations, such as tropical islands, than on the mainland of the United States, principally due to the need to transport materials, components, and other construction materials, supplies, and labor not available locally. There are also considerations that make those other technologies less attractive in those areas. We believe the consistency of OTEC over its life provides clear advantages over other generation technology in the tropical and subtropical markets, because its base-load power (available at all times and not subject to fluctuations throughout the day) is an important asset to the small transmission grid, which is typical in these regions.

Combined-cycle natural gas plants typically need to be capable of generating several hundred MWs to attain the lower cost per kW installed values to make the plant economically feasible. Tropical locations do not have large enough grids and market demand to make that plant size reasonable. Further, tropical locations frequently do not have domestic fuel supplies, requiring fuel to be imported. In order to import natural gas, it must be liquefied for shipment and then vaporized at the location. There are initial cost and public safety concerns with such facilities. In addition, gas-fired plants emit undesirable nitrogen oxide, carbon dioxide, and volatile organic compounds.

Solar applications continue to increase as the cost and effectiveness of photovoltaic panels improve. However, we estimate that the cost to install solar panels in tropical regions remains high. Beyond the issues with shipping and labor costs that all construction must overcome, the design and building code requirements are tougher in storm-prone areas subject to potential wind damage from hurricanes, earthquakes, and typhoons than are typically encountered in mainland non-tropical installations. Support structures must be more substantial in order to hold the solar panels in place in case of hurricane-force winds. Solar power, like wind power, places substantial stress on an electrical grid. Since the input of both of these sources is subject to weather conditions, they cannot be considered a reliable supply of power, and back-up capacity is necessary. Further, instantaneous changes in output due to sporadic cloud cover create transient power flow to the grid, creating difficulties in maintaining proper voltages and stability. OTEC is a stabilizing source to the grid, providing constant and predictable power, and has no emissions. The ability of OTEC to provide constant, continuous power is a large benefit as compared to any of the other renewable options available.

Our estimated price of OTEC-generated power of approximately $0.30 per kWh under current economic conditions, which can be as low as $0.18 net per kWh with maximum efficiency and revenue from water production, is also constant both throughout the year and over a plant’s life. OTEC’s power price, determined almost entirely by the amortization of its initial cost, is a protection against inflation and rising interest rates, which greatly affect coal and oil. Customers in OTE’s target markets currently pay from $0.35 to as high as $0.60 per kWh for power from coal and oil-fueled power plants. However, imported fuels are subject to price volatility that has a direct impact on the cost of electricity and adds operating risk during the life of a plant. The fuel handling to allow for the shipping, storage, and local transport is expensive, a potential source of damaging fuel spills, and a basis for environmental concerns. Fossil-fuel plants create pollution, emit carbon dioxide, and are visually unappealing, which is of particular concern in tropical areas renowned for their clear, pristine air and beauty. We project OTEC can save these markets up to 40%, compared to their current electrical costs, and when revenues from fresh drinking water, aquaculture, and agriculture production are considered, the justification is even more compelling.

Overview of the Market and the Feasibility of OTEC in Current Market Conditions

OTE believes that OTEC is now an economically, technologically, and environmentally competitive power source, especially for developing or emerging countries in certain tropical and subtropical regions contiguous to oceans. OTE’s natural target markets are communities in countries around the Caribbean, Asia, and the Pacific. These locations are typically characterized by limited infrastructure, high-energy costs, mostly imported or expensively generated electricity, and frequently with significant fresh water and food shortages. These are serious limitations on economic development, which OTE believes its OTEC technology can address.

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Data presented to the Sustainable Use of Oceans in the Context of the Green Economy and the Eradication of Poverty workshop in Monaco in 2011 by Whitney Blanchard of the Office of Ocean and Coastal Resource Management, National Oceanic and Atmospheric Administration, show that at least 98 nations and territories using an estimated 5 terawatts of potential OTEC net power are candidates for OTEC-power systems. Blanchard specifically notes that Hawaii, Guam, Florida, Puerto Rico, and the U.S. Virgin Islands are suitable for OTEC.

Over the past decade, there have been substantial changes that we believe have now made the commercialization of OTEC economically, technologically, and environmentally feasible. First and foremost is the price of oil, which until early 2014 traded at prices ranging from approximately $75 to $120 per barrel, since dropping to $50 per barrel or lower. At February 21, 2017, oil traded at approximately $56.67 per barrel, as quoted at Brent, the leading global price benchmark for Atlantic basin crude oils. Even with current relatively low oil prices, developers of oil-fired power plants must model the economic performance of their plants over a useful life of 20 or more years, so they remain vulnerable to future oil price increases. The U.S. Energy Information Administration predicts increasing oil prices as a result of a combination of higher demand for liquid fuels and lower global crude oil supply in nations not included in Organisation for Economic Co-operation and Development. The U.S. Energy Information Administration predicts Brent crude oil prices will rise to between $76 and $252 per barrel (2013 dollars) in 2040 depending on demand and supply. It is generally accepted within the OTEC community that OTEC approaches competitive pricing when oil exceeds $40 per barrel. With OTEC power, customers can decouple the price of electricity from the price of oil.

The International Energy Agency’s 2015 World Energy Outlook expects liquid natural gas export capacity to grow rapidly in the short term, with major new sources of supply coming mostly from Australia and the United States.

Liquid natural gas prices have collapsed, in part because demand is turning out weaker than some previously anticipated. Additionally, many rules and regulations are in effect to mitigate the environmental issues associated with liquid natural gas extraction, transportation, and storage, adding significant costs.

According to the U.S. Environmental Protection Agency, the electric power sector accounted for 30% of total greenhouse gas emissions by the United States in 2014. Greenhouse gas emissions from electricity have increased by about 12% since 1990 as electricity demand has grown and fossil fuels have remained the dominant source for generations.

Fossil-fuel-fired power plants are a significant source of domestic carbon dioxide emissions, the primary cause of global warming. To generate electricity, fossil-fuel-fired power plants use natural gas, petroleum, coal, or any form of solid, liquid, or gaseous fuel derived from such materials.

The United States, along with many other countries including the United Kingdom and The Netherlands, have agreed or proposed either to shut down or to substantially reduce all of their coal-burning power plants over the next few years.

Scientific American, a respected U.S. scientific journal, recently reported that scientists have determined that both money and lives would be saved if rising fossil-fuel and biofuel emissions that are warming the planet are stopped and power generation is switched to an entirely renewable energy system.

Many countries today, including the United States, are concerned with environmental issues caused by fossil-fuel generated power. At the Sustainable Innovation Forum, a business-focused event held in Paris, France, in late 2015, cross-sector participants from business, government, finance, the United Nations, non-governmental organizations, and civil society met to create opportunities to bolster business innovation and bring scale to the emerging green economy.

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The international concern about the harmful effects of climate change led to the negotiation of the Paris Agreement in December 2015 as the culmination of the 2015 United Nations Climate Change Conference. On October 5, 2016, the threshold for entry into force of the Paris Agreement was achieved, when it was ratified by at least 55 countries that together represent 55% of the global greenhouse emissions. The agreement entered into force 30 days later on November 4, 2016. The agreement provides for members to reduce their carbon output as soon as possible and to do their best to keep global warming to no more than two degrees Celsius, or 3.6 degrees Fahrenheit. In order to achieve the desired results, there would have to be a worldwide reduction in emissions from fossil fuels and a shift to renewable resources.

We believe the ongoing concern about environmental issues and the price instability of fossil-fuel prices are motivation for increased commercial interest in OTEC, renewed activity in the commercial sector, and increased interest among communities and agencies that recognize the potential benefits of this technology, including the U.S. Department of Defense and U.S. Department of the Interior territories. In the last four years, several large companies have used their OTEC technology experience to introduce OTEC systems worldwide, supporting the argument that the technology is now at the point where it can be introduced at a commercial level:

•	In June 2014, the French companies, Akuo Energy and DCNS, were funded to construct and install a number of OTEC plants adding up to 16 MWs of power generation outside the coastline of Martinique in the Caribbean. This is by far the biggest OTEC project announced to date, and the European Union has allocated €72 million (about $82 million at current exchange rates) for this purpose. DCNS is a teaming partner for potential projects in the Caribbean.

•	Since early 2014, we have begun working with several industrialized and developing countries for investigating suitable OTEC sites, infrastructural solutions, and funding opportunities. These include the U.S. Virgin Islands, The Bahamas, Cayman Islands, and other countries.

•	Lockheed Martin has designed a 10-MW OTEC plant and has partnered with the China-based Reignwood Group, stated its intent to build the plant. According to a recent Lockheed Martin press release: “Just one 10-megawatt OTEC plant could provide reliable, clean energy for approximately 10,000 people; replace the burning of 50,000 barrels of oil; and eliminate the release of 80,000 tons of carbon dioxide per year into the atmosphere.”

•	Two non-governmental organizations promoting OTEC have been created in recent years: OTEC Foundation (based in The Netherlands) and OTEC Africa (based in Sweden).

•	In 2014, the world’s first international conference dedicated to OTEC was held in Borås, Sweden. A conference report was published.

•	New technological advances for larger and more robust deep seawater pipes and more efficient and cost-effective heat exchangers, pumps, and other components have, in OTE’s opinion, further improved the economics for OTEC.

•	Many countries, including a large number of Caribbean nations, now have renewable energy standards and are looking at ways to reduce their carbon footprint, decouple the price of electricity from the volatile price of oil, and increase energy security. Along with these countries, we are aware that Hawaii, U.S. territories, and the U.S. Department of Defense are looking at OTEC as a possible source of renewable energy and water for drinking, fish farming, and agriculture.

•	The NELHA demonstration OTEC plant in Hawaii is producing 100 kw of sustainable, continuous electricity annually and is powering a neighborhood of 120 homes. A potential next phase for OTEC development at NELHA is being considered by an international consortium under the recently signed Okinawa-Hawaii clean energy agreement.

•	BARDOT Group, a French SME specialised in subsea engineering and equipment manufacturing for offshore energy, has signed a contract for the first commercial OTEC system to be installed in an eco-resort in Maldives.

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Global acceptance of man’s influence on climate change may also contribute to a shift in the demand for OTEC. As evidenced by the Paris Agreement reached in December 2015 to combat climate change, 195 nations have expressly recognized that conventional fossil-fuel powered energy technologies affect global climate change and the need to embrace a sustainable future in energy and water. Low-lying coastal countries (sometimes referred to as small island developing states) that tend to share similar sustainable development challenges, including small but growing populations, limited resources, remoteness, susceptibility to natural disasters, vulnerability to external shocks, excessive dependence on international trade, and fragile environments, have embraced this recognition and are keenly aware that they are on the frontline of early impact of sea level rise and are aggressively trying to embrace sustainable-energy alternatives. This is a major driving force for OTEC in primary early markets.

Recent international political instability in fossil-fuel-producing regions and oil price volatility have exposed the criticality of energy security and independence for all countries. The need to have a tighter control of domestic energy requirements is a matter of increasing international concern. Continued reliance on other countries (particularly those in oil-producing regions) is not a favorable option any longer. We believe these considerations will continue to drive renewable research and commercialization efforts that benefit technologies with global potential to replace fossil-fuel-based energy systems and benefit from base-load capabilities like OTEC.

OTE’s current management team has led the development of the business since 2010 and has established a pipeline of potential projects which include one signed 20-year energy services agreement (‘‘ESA’’), one General Terms Agreement (“GTA”) and six signed memoranda of understanding (‘‘MoU’’). The projects under the ESA, GTA, and MoUs are to design, build, own and operate OTEC, SWAC, or a combination of both plants in The United States Virgin Islands, Bahamas, Cayman Islands and East Africa. The Public Services Commission (“PSC”) of the US Virgin Islands has approved OTE’s application to be a ‘Qualified Facility’ and build a 15MW OTEC plant on the island of St. Croix. In addition to the OTEC plant, OTE is negotiating two more contracts to supply potable water to the USVI Government.

OTE is also discussing OTEC and SWAC plants with the US Department of Defense (“DoD”) and the US Department of Agriculture (“USDA”). Currently, two projects are in the planning and discussion phase:

•	OTEC plant for a US Navy Base in Diego Garcia, British Indian Ocean Territories

•	OTEC and SWAC plant for Guam, Micronesia, in the Western Pacific

OTE has provided a detailed study and designs to the US Office of Naval Research for the Diego Garcia project, and a Feasibility Study has been presented to the USDA for a combined OTEC/SWAC plant for Guam.

Having successfully developed this pipeline of opportunities, the Company believes that it is now appropriate to seek additional funding to further progress and build up its engineering and technical teams, further develop its IP, file patents for several OTEC technical systems, and advance its pipeline of current opportunities to support its growth strategy.

OTE’s Competition

OTE competes in the development, construction, and operation of OTEC and SWAC plants with other operators that develop similar facilities powered by other energy sources, primarily oil, natural gas, nuclear energy, and solar power. These traditional energy sources have well-established infrastructures for production, delivery, and supply, with well-known commercial terms. In developing its OTEC and SWAC plants, OTE will need to satisfy its customers that these technologies are sound and economical, which may be a challenge until and unless it has an established successful operating history. The energy industry is dominated by an array of companies of all sizes that have proven technologies and well-established fuel sources from a number of suppliers.

OTE expects that it will encounter increasing competition for OTEC and SWAC plants. Other firms with greater financial and technical resources are focusing commercialization of these technologies. This includes, for example, Akuo Energy and DCNS, which were funded to construct and install a number of OTEC plants adding up to 16 MWs of power generation outside the coastline of Martinique in the Caribbean, and Lockheed Martin, which has recently designed a 10-MW OTEC plant and has partnered with China-based Reignwood Group, which intends to build the plant in Hainan, China.

OTE’s competitors may benefit from collaborative relationships with countries, including a large number of Caribbean nations that now have renewable energy standards, and are looking at ways to reduce their carbon footprint, decouple the price of electricity from the volatile price of oil, and increase energy security. Other competitors may have advantageous relationships with authorities such as Hawaii, U.S. territories, and the U.S. Department of Defense, which are looking at OTEC as a possible source of renewable energy and water for drinking, fish farming, and agriculture.

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OTE cannot assure that it will be able to compete effectively as this industry grows and becomes more established and as OTEC and SWAC plants become more accepted as viable and economic energy solutions.

OTE believes competition in this industry is and will be based on technical soundness and viability, the economics of plant outputs as compared to other energy sources, developmental reputation and expertise, financial capability, and ability to develop relationships with potential customers. All of these factors are outside its control.

OTE’s Operational Strategy and Economic Models

OTE has developed economic models of costs and potential revenue structures that it will seek to implement as it develops OTEC and SWAC projects.

OTEC Projects

The estimated construction costs for a 20-MW plant are approximately $445 million. The hard costs of approximately $301 million consist of the power system and platform construction and piping, which make up 68% of the total. The remaining 32% consists of other construction costs and the deployment of the cold water pipe. The soft costs of approximately $58 million consist of design, permits and licensing, environmental impact assessment, bathymetry, contractor fees, and insurance.

Once operational, the capacity factor, which is the projected percent of time that a power system will be fully operational, considering maintenance, inspections, and estimated unforeseen events, is expected to be 95% annually. This factor is used in OTE’s financial calculations, which means the plant will not be generating revenue for 5% of the year. Most fossil-fuel plants have capacity factors around 90%, as a result of the major maintenance for high-temperature boilers, fossil-fuel feed in systems, safety inspections, cleaning, etc. The normal maintenance cycle for the pumps, turbine, and generators used in the OTEC plant is typically every five years. This includes the cleaning of the heat exchangers and installation of new seals.

OTE anticipates that project returns will be comprised of two components: First, as the project developer, OTE will seek a lump-sum payment as a development fee at the time of closing the project financing for each project. These payments will be allocated toward reimbursement of development costs and perhaps a financial return at the early stage of each project. The development fee will vary, but initially OTE will seek a fee of approximately 3% of the project cost, payable upon closing project financing. Second, OTE will retain a percentage of equity in the project, with a goal to retain a minimum of 51% of the equity in any OTEC project in order to participate in operating revenues.

OTE will seek to generate revenue from OTEC plants from contract pricing charged on an energy-only price per kWh or on the basis of a generating capacity payment priced per kW per month and an energy usage price per kWh. In addition to revenue from power generation, in many of the countries of the world where OTE intends to build OTEC and SWAC plants, water is in short supply. In some locations, water is considered the more important commodity. Depending on the part of the world in which the plant is built, supplying water for drinking, fish farming, and agriculture would significantly increase plant revenue.

OTE cannot assure that it can maintain the revenue points noted above, that any fees received will offset development costs incurred to date, or that any operating plant will generate revenue.

SWAC Projects

The estimated construction costs are approximately $150 million. The hard costs of approximately $91 million consist of piping and installation, which make up 60% of the total. The remaining 40% consists of the pump house, central utility plant (CUP), mechanical and engineering equipment, design, and other contingency costs. The soft costs of approximately $30 million consist of the CUP license, permits, environmental impact assessment, bathymetry, and insurance.

Under OTE’s economic model, it will seek to generate revenue at two stages of the project. First, as the project developer, OTE will seek a lump-sum payment of a development fee equal to approximately 3% of the project cost at the time of closing the project financing for each project. Such payments would provide OTE with income at the early stage of each project. If it is able to negotiate a development fee, OTE estimates that it will vary but typically will be in the $2,500,000-$3,500,000 range. The second component of project returns is based upon the percentage of equity OTE will retain in the project.

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SWAC contract revenue will be based typically on three charges:

•	Fixed Price–this is based upon the capital costs of the project paid over the term of the debt and with the intention of covering the costs of debt.

•	Operation and Maintenance–this payment covers the cost of the labor and fixed overhead needed to run the SWAC system, as well as any traditional chiller plant operating to fulfill back-up or peak-load requirements.

•	Chilled Water Payment–this is a variable charge based on the actual chilled water use and chilled water generated both by the SWAC and conventional system at the agreed upon conversion factors of kW/ton and current electricity costs in U.S. dollars per kWh.

OTE will seek to structure project financing with the goal of retaining 100% of the equity in any SWAC project. OTE cannot assure that it will recover project development costs or realize a financial return over the life of the project.

OTE’s Project Timeline

OTE has not developed, designed, constructed, and placed into operation any OTEC or SWAC plants. However, based on its planning process and early development experience to date, OTE estimates that it will take approximately two to four years or more, depending on local conditions, including regulatory and permitting requirements, to take a project from a preliminary memorandum of understanding with a potential power or other product purchaser to completion and commencement of operation.

OTE’s Strategic Relationships

OTE has strategic relationships with each of the following parties for potential plant construction and the funding of projects.

•	DCO Energy, LLC, Mays Landing, New Jersey, is an American energy development company specializing in the development, engineering, construction, start-up, commissioning, operation, maintenance and management, as well as, ownership of central energy centers, renewable energy projects, and combined heat, chilling, and power-production facilities. DCO Energy was formed in 2000 and has independently developed and/or operated energy producing facilities of approximately 275 MW of electric, 400 MMBtu/hr of heat recovery, 1,500 MMBtu/hr of boiler capacity, and 130,000 tons of chilled water capacity, totaling over $1 billion of assets. DCO Energy provides financing, engineering and design, construction management, start-up and commissioning resources, and long-term operating and maintenance services for its own projects as well as third-party clients.

•	DCNS, Paris, France, is a French naval defense company and one of Europe’s largest ship builders. It employs 12,500 people and generates annual revenues of around $3.9 billion. In 2009, DCNS set up an incubator dedicated to marine renewable energies and has stated its intention to be a leader in this market, which includes marine turbines, floating wind turbines, OTEC, and tidal stream turbines.

•	Kongsberg Devotek AS, Kongsberg, Norway, is a product development and engineering company operating in the maritime, defense, automotive, oil and gas, and industrial sectors. Kongsberg Devotek has particular skills in the design and manufacture of offshore and subsea structures and infrastructure, which include development and installation of seabed piping. Further, Kongsberg Devotek has extensive experience in working with the maritime industry, including propulsion systems, deck machinery, loading and off-loading units, and control and guiding systems. OTE plans to continue discussions with Kongsberg Devotek in 2016.

OTE’s Construction and Components

Once OTE has designed the system, it will review the design with its engineering, procurement, and construction partner to maximize the chances that the project can be delivered according to plan and on budget. OTE expects its construction contracts to be at a fixed price and to include penalties if the construction timetable is missed. It may, but is not obligated to, engage DCO Energy to construct its plants.

In OTE’s systems, the two most important components are heat exchangers and deep-water intake pipes. Although there are multiple providers of each of these components, the supply of the best components comes from just a few companies globally. OTE expects to source its deep-water intake pipes from Pipelife of Norway, the only company it knows of that makes pipes of sufficient quality, strength, and diameter (2.5 meters) to support its planned OTEC plants. However, OTE expects that it could work around a lack of supply from Pipelife by using multiple smaller pipes that are widely available on the market, although this would increase its construction costs.

OTE will also need the highest quality, large heat exchangers for its systems; heat exchangers represent a large percentage of the projected costs of its OTEC and SWAC systems and also account for a significant portion of the design complexity inherent in commercial OTEC and SWAC designs. Its relationship with Alfa Laval for heat exchangers provides it with the size and quality heat exchangers that it expects to need, although OTE believes there are several other companies that could provide it with adequate supply of these devices meeting its specifications if OTE needed to source from them.

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Other major components, such as ammonia turbines, generators, and pumps, are manufactured by several multinational companies, including General Electric and Siemens.

OTE’s Operations

For OTEC electricity-generating facilities, OTE intends to enter into 20- to 30-year PPAs, pursuant to which the project would supply fixed-price, baseload electricity to satisfy the minimum demand of the purchaser’s customers. This PPA structure allows customers to plan and budget their energy costs over the life of the contract. For its SWAC systems, OTE intends to enter into 20-to 30-year ESAs to supply minimum quantities of chilled water for use in a customer’s air conditioning system.

OTE anticipates that operations of OTEC and SWAC plants will be subcontracted to third parties that will take responsibility for ensuring the efficient operation of the plants. These arrangements may reduce its exposure to operational risk, although they may reduce its financial return if actual operating costs are less than the subcontract payments. OTE cannot assure that any OTEC and SWAC plants will permit the PPAs and ESAs to yield minimum target internal rates of return. OTE’s first projects are likely to have lower returns than subsequent projects. Variances in internal rates of return may occur due to a range of factors, including availability and structure of project financing and localized issues such as taxes, some of which may be outside of its control.

OTE expects its OTEC contract pricing will either be charged on an energy-only price per kWh or on the basis of a capacity payment priced per kW per month and an energy usage price per kWh. OTE cannot assure that this pricing will enable it to recoup its funding costs and capital repayments and allow it to earn a profit.

Marketing Strategies

OTE’s marketing and sales efforts are managed and directed by its chairman and chief executive officer, Jeremy P. Feakins, who has 35 years’ experience of senior-level sales in both commercial and governmental markets. OTE’s marketing campaign has focused on explaining to potential customers the economic, environmental, and other benefits of OTEC and SWAC through personal contacts, industry interactions, and its website.

OTE’s target markets are comprised of large institutional customers that typically include governments, utilities, large resorts, hospitals, educational institutions, and municipalities. OTE markets to them directly through personal meetings and contact by its chief executive officer and other key members of its team. OTE also makes extensive use of centers of influence either to heighten awareness of its products in the minds of key customers’ decision-makers or to secure face-to-face meetings and preliminary agreements with its customers and its chief executive officer.

Sales cycles in OTE’s business are extremely long and complex and often involve multiple meetings with governmental, regulatory, electric utility, and corporate entities. Therefore, OTE cannot predict when or if any of the projects it currently has under development will progress to the signed contract or operational phase and generate revenue. OTE does not expect sales to be seasonal or cyclical.

Material Regulation

OTE’s business and products are subject to material regulation. However, because it contemplates offering its products and services in different countries, the specific nature of the regulation will be wholly dependent on the nation where the project will be located. The precise nature of the regulatory requirements for each project is wholly dependent on the specific location, and the national, state, and local regulations apply at that location.

In all cases, OTE expects the level of regulation will be material and will require significant permitting and ongoing compliance during the life of the project. The most significant regulations will likely be environmental and will include mitigating possible adverse effects during both the construction and operational phases of the project.

However, OTE believes that the limited plant site disturbance of both SWAC and OTEC projects, together with the significantly lower emissions that result from these projects as compared to fossil-fuel electrical generation, will make compliance with all such regulation manageable in the normal course.

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The second most significant regulations will likely involve coordination with existing infrastructure. OTE believes compliance with this type of regulation is a routine civil engineering coordination process that exists for all new buildings and infrastructure projects of all types. Again, OTE believes that the design of both SWAC and OTEC projects can readily be modified to avoid interference with existing infrastructure in most cases.

OTE’s Facilities

OTEs principal executive offices are located at 800 South Queen Street, Lancaster, Pennsylvania 17603. OTE’s telephone number at that address is (717) 299-1344.

OTE’s Intellectual Property

OTE uses, or intends to employ in the performance of its material contracts, intellectual property rights in relation to the design and development of OTEC plants. OTE’s intellectual property rights can be categorized broadly as proprietary know-how, technical databases and trade secrets, comprising concept designs, plant design, and economic models. Additionally, OTE has applied to register the trademark TOO DEEP® at the U.S. Patent and Trade Mark Office for the provision of desalinated deep ocean water for consumption. The trademark has been granted, subject to it using it in commerce.

OTE may apply for patents for components of its intellectual property for OTEC and SWAC systems, including novel or new methodologies for cold-water piping, heat exchanges, and computer-aided design programs. OTE cannot assure that any patents OTE seeks will be granted.

OTE’s intellectual property has been developed by its employees and is protected under employee agreements confirming that the rights in the inventions and developments made by the employees are its property. Confidential information is protected by nondisclosure agreements OTE entered into with prospective partners or other third parties with which OTE does business.

OTE has not received any notification from third parties that its processes or designs infringe any third-party rights, and it is not aware of any valid and enforceable third-party intellectual property rights that infringe its intellectual property rights. Currently, there is no patent for any company for the OTEC technology.

Employees

OTE currently has 10 employees, consisting of two officers, three engineers and technicians, two marketing, and three general and administrative employees. There are no collective-bargaining agreements with its employees, and it has not experienced work interruptions or strikes. OTE believes its relationship with employees is good and it provides health and life insurance for all employees.

OCEAN THERMAL ENERGY CORPORATION’S MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of the results of operations and financial condition of OTE for the years ended December 31, 2016, 2015 and 2014 should be read in conjunction with OTE’s financial statements, and the notes to those financial statements that are included elsewhere in this Information Statement.

The following discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as OTE’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Other Considerations, Cautionary Statement Concerning Forward-Looking Statements, and Business and other sections in this Information Statement.

Overview

OCEES International Inc. (“OCEES”) was formed under the laws of Hawaii on January 21, 1998. Ocean Thermal Energy Corporation (“OTE Delaware”) was a Delaware corporation formed on October 18, 2010. In 2011, OCEES and OTE Delaware entered into a share exchange agreement. The transaction was treated as a merger of entities under common control as 100% of the stockholders of OCEES exchanged their shares for 100% of the outstanding shares of OTE Delaware.

OTE Delaware used its proprietary technology to develop, build, own, and operate renewable energy systems, primarily in the Eastern and Western Caribbean Islands.

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On December 17, 2013, Broadband Network Affiliates, Inc. (“BBNA”), a Nevada Corporation, changed its state domicile and became a Delaware Corporation. On December 23, 2013, BBNA entered into a merger agreement with OTE Delaware, which was effective December 31, 2013. Upon completion of the merger, BBNA changed its name to Ocean Thermal Energy Corporation (“OTE”) and the former OTE Delaware ceased to exist. The transaction was treated as a reverse merger and recapitalization by OTE Delaware. For purposes of this report, “we,” “us,” and “our” refers to OTE, the surviving entity, after taking into effect the merger transaction, and its subsidiaries.

OTE develops projects for renewable power generation, desalinated water production, and air conditioning using proprietary intellectual property designed and developed by its own experienced oceanographers, engineers, and marine scientists. Plants using its technologies are designed to extract energy from the temperature difference between warm surface ocean water and cold deep seawater at a depth of approximately 3,000 feet. OTE believes these technologies provide practical solutions to mankind’s fundamental needs for sustainable, affordable energy; desalinated water for domestic, agricultural, and aquaculture uses; and cooling, all without the use of fossil fuels.

OTE’s management team has led the development of the business since 2010 and has established a pipeline of projects based on a signed energy services agreement, memoranda of understanding, and general terms agreements to design, build, own, and operate plants using its technologies, as well as a number of potential projects being analyzed preliminarily.

OTE’s project cycles are long, typically extending over several years as it identifies a potential plant site; preliminarily evaluates potential plant output market demand, available plant sites, regulatory factors, environmental impacts, financial models, financing considerations, and other factors. During this long cycle, OTE incurs substantial development costs. Initially, OTE expenses costs associated with the development of various projects until it determines that a specific project is feasible, after which it capitalizes related costs for environmental engineering, permitting, governmental approvals, site engineering, and similar items as well as direct interest costs associated with the project. Capitalized costs associated with a project that is subsequently abandoned are charged to expense.

OTE’s strategy is to use to advantage the trend, which it believes will continue to move from fossil-fuel-generated power and coal to alternative renewable energy sources. OTE cannot assure that environmental concerns will continue to drive this trend. OTE believes that sea water powered facilities like those it develops are particularly suited for migration from fossil fuels to renewable sources for selected locations in tropical and subtropical locations that have suitable sea depth, shore configuration, and market conditions. Long term, in OTE’s judgment, the leading fossil fuel cost factor in world energy markets is the price of crude oil. Pricing of other hydrocarbon fuels, such as coal, move somewhat parallel with crude oil prices based on their relative energy content. Declining prices for hydrocarbon fuels in the last few years has reversed moderately and has retarded, in OTE’s opinion, the expected increased economic feasibility of alternative energy. OTE’s development efforts will continue to be challenged by low fossil fuel prices, if the price decline continues, which may provide a low-cost alternative power source in some locations, even after considering fossil fuel transportation costs. Local authorities and customers may defer the capital costs associated with a new OTEC or SWAC plant while they continue to benefit from relatively low current prices for fossil fuels. OTE believes that notwithstanding current low fossil fuel energy prices, local authorities and customers analyzing and planning their energy needs, will discount the significant of current fossil fuel prices when considering the economics of a facility with a decades-long estimated useful life.

On March 1, 2017, OTE entered into the Merger Agreement with TetriDyn Solutions and TetriDyn Merger Sub, a wholly owned subsidiary of TetriDyn Solutions. Under the terms and conditions of the Merger Agreement Agreement, TetriDyn Solutions will pay equity consideration in the Merger, subject to certain adjustments, consisting of 109,589,611 shares of New TetriDyn Stock to OTE in exchange for 109,589,611 shares of OTE Stock.

As a result of the controlling financial interest of the former stockholders of OTE, for financial statement reporting purposes, the merger between TetriDyn Solutions and OTE will be treated as a reverse acquisition, with OTE deemed the accounting acquirer and TetriDyn Solutions deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. Accordingly, OTE’s assets, liabilities and results of operations will become the historical financial statements of the Company. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

Description of Expenses

Operating expenses consist primarily of salaries and related costs for accounting, administration, finance, human resources, and information systems. Professional fees expenses consist primarily of fees related to legal, outside accounting, auditing, and investor relations services. Impairment of assets under construction was due to uncertainty regarding the completion of a resort at Baha Mar.

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Results of Operations

The following is a summary of certain financial information of OTE for the years ending December 31, 2016, 2015 and 2014. It should be read in conjunction with OTE’s financial statements included elsewhere in this Information Statement.

Comparison of Years Ended December 31, 2016 and 2015

Revenues and Costs of Revenue

OTE’s revenue of $0 and $0 for 2016 and 2015, respectively, was not material.

Although the net changes and percent changes for OTE’s revenues and OTE’s cost of revenue for 2016 and 2015 are summarized above, these trends should not be viewed as a definitive indication of its future results.

Operating Expenses and Other Expenses

Salaries and wages expenses for OTE’s operations, including noncash compensation expense, were $1,237,438 and $4,156,763 for 2016 and 2015, respectively, representing a decrease of $2,919,325, or approximately 70%, in 2016. The decrease in OTE’s general and administrative expenses in 2016, as compared to 2015, reflects reduced costs related to the disassociation of certain employees of OTE.

Professional fees expenses for OTE’s operations, including noncash compensation expense, were $1,505,586 and $664,398 for 2016 and 2015, respectively, an increase of $814,188, or approximately 126%, in 2016. The increase in OTE’s professional fees expenses was a result of increased legal fees.

General and administrative expenses for OTE’s operations, including noncash compensation expense, were $442,394 and $608,384 for 2016 and 2015, respectively, representing a decrease of $165,990, or approximately 27%, in 2016. The decrease in OTE’s general and administrative expenses in 2016, as compared to 2015, reflects reduced costs related to corporate transactions, increased marketing efforts, and related matters.

Impairment of assets under construction expenses for OTE’s operations, including noncash compensation expense, were $244,284 and $6,978,457 for 2016 and 2015, respectively, representing a decrease of $6,734,173, or approximately 96%, in 2016. The decrease in OTE’s impairment of assets under construction expenses in 2016, as compared to 2015, reflects reduced costs related to the Baha Mar resort project.

Interest expense was $2,678,415 and $976,632 in 2016 and 2015, respectively, an increase of $1,701,783, or approximately 174%, in 2016. The change in interest expense for the year-end periods was due to an increase in amortization of debt discount.

Comparison of Years Ended December 31, 2015 and 2014

OTE had no revenue in 2015 and 2014.

OTE’s operating expenses consist principally of expenses associated with the development of OTE’s projects until it determines that a particular project is feasible. During 2015 and 2014, OTE had salaries and wages of $4.2 million and $1.2 million, respectively. Salaries and wages increased 244% in 2015 over 2014, which was mainly due to OTE’s issuance of common stock to employees based on their compensation agreements of $2.4 million. Included in this are 1,000,000 shares to Jeremy Feakins, OTE’s chief executive officer, and 1,000,000 shares to James Garner. The shares were recorded at $0.85 per share, the price at which shares were sold for cash to unrelated parties in contemporaneous transactions, and amounted to $1.7 million. The remaining difference of $0.6 million between the years can be attributed to wages paid to a chief financial officer, a vice-president of shareholder communications, and engineers and the discontinuation of the Baha Mar SWAC project.

During 2014, OTE was installing pipe for the land side of the Baha Mar project, so $0.2 million in salaries for those employees working directly on the Baha Mar project were capitalized rather than expensed. OTE stopped construction at the Baha Mar project and wrote off the $6.9 million in related costs previously capitalized due to the uncertainty of completion of the project created by the bankruptcy of the Baha Mar project developer in mid-2015.

Professional fees decreased in 2015, as compared to 2014, by approximately $0.66 million, or about 44%. The 2014 professional fees included consulting fees of $0.21 million paid to a financial group that assisted with OTE’s merger with BBNA, $0.12 million paid to an engineering consultant, and $0.15 million paid to James Greenberg, a director and chief sustainability officer, who died on April 11, 2015. No similar expenses were incurred in 2015.

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General and administrative expenses decreased to $0.6 million, or about 43% in 2015, as compared to $1.1 million in 2014, again reflecting the post Baha Mar project developer’s bankruptcy, so OTE did not receive the anticipated $6.0 million development fee and expense reimbursement. Accordingly, OTE decreased travel, marketing, and office expenses as OTE’s efforts were limited by capital constraints and uncertainty about the Baha Mar project. OTE’s general level of general and administrative expenses at a current level of slightly over $0.1 million per quarter increases from time to time as OTE’s activities increase because of increased developmental activities associated with particular projects, which vary from project to project and the development stage and requirements of each project, which in turn are dependent on future events, many of which are outside OTE’s control. For example, during the last half of 2016, OTE’s general and administrative expenses may increase as we accelerated development activities associated with OTE’s U.S. Virgin Island project.

OTE’s operating loss increased from $3.4 million in 2014 to $12.4 million in 2015, an increase of $9.0 million, or 264%. The major cause for the increase was due to the write-off of the $6.9 million in related costs previously capitalized for the Baha Mar project.

OTE’s interest expense of $1.0 million in 2015 was a 64% decrease over its $2.7 million interest expense for the previous year, as OTE’s efforts to obtain additional borrowings from external sources were impaired by the bankruptcy of the Baha Mar developer in mid-2015. Also included in the interest amount are the notes payable discounts of $0.5 million and $2.4 million for 2015 and 2014, respectively.

Liquidity and Capital Resources

At December 31, 2016, OTE’s principal source of liquidity for operations consisted of $7,495 of cash, as compared to $125,029 of cash at December 31, 2015. In addition, OTE’s stockholders’ deficit was $8,664,237 at December 31, 2016, as compared to $8,198,768 at December 31, 2015, an increase in the deficit of $465,469.

OTE’s operations used net cash of $2,057,879 during 2016, as compared to using $1,672,688 during 2015 and $3.2 million during 2014. The $358,365 increase in the net cash used in operating activities during 2016 primarily resulted from an increase in amortization of note discounts and decreases in accounts payable.

Investing activities used net cash of $119,722 and $147,706 net cash in 2016 and 2015, respectively. In contrast, during 2014 OTE invested $1.85 million in assets under construction related to the Baha Mar project.

Financing activities provided net cash of $2,060,067 and $1,664,715 during 2016 and 2015, respectively. The increase in cash from financing activities in 2016 results from decreases in the repayment of notes payable and increases in proceeds from the issuance of common stock. The approximately $1.7 million of net cash from financing activities in 2015 was a 70% decrease from the $5.4 million net cash that OTE’s financing activities provided for 2014. OTE’s efforts to obtain funding from external sources were significantly curtailed due to the uncertainty created by the bankruptcy of the Baha Mar project in mid-2015. This required OTE to rely on $1.0 million in advances from related parties, as compared to 2014, when $2.4 million in notes were issued to related parties. Further, OTE received only $0.7 million from the sale of common stock in 2015, as compared to $3.0 million from that source the previous year, again reflecting the bankruptcy of the Baha Mar developer.

OTE is focusing its efforts on developing projects for renewable power generation, desalinated water production, and air conditioning using its proprietary technologies designed to extract energy from the temperature differences between warm surface water and cold deep water before proceeding with large-scale commercialization, while OTE explores external funding alternatives as current cash is insufficient to fund planned operations for the next 12 months. OTE expects that additional funding support the development of other products and perhaps reduce indebtedness. OTE’s independent auditors have expressed substantial doubt about its ability to continue as a going concern. As in 2016, OTE will continue to rely on the sale of debt and equity securities to meet funding shortfalls, including issuances to affiliates. OTE expects that it will require additional investments and revenues from operations in order to become financially viable.

Management believes that OTE will be able to continue as a going concern through additional affiliate loans, implementation of its strategic operating plan, continuing a multi-focused plan to obtain external capital, and offering sales incentives to OTEC project development. OTE will allocate its limited funds among its several projects at its discretion. OTE may change the priority of its projects and the amount of funds and efforts it devotes to their development.

OTE has no significant contractual obligations or commercial commitments not reflected on its balance sheet as of this date.

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Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. Historically, there has been a diversity in practice in how certain cash receipts/payments are presented and classified in the statement of cash flows under Topic 230. The purpose of the Update is to reduce the existing diversity in practice by clarifying the presentation of certain types of transactions. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company notes that this guidance applies to its reporting requirements and will implement the new guidance accordingly.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

Critical Accounting Policies

OTE has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of its accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the notes to the December 31, 2016, condensed consolidated financial statements. Note that preparation of the condensed consolidated financial statements requires OTE to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. OTE cannot assure that actual results will not differ from those estimates.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuing equity investments and issuances, valuation of deferred tax assets, and depreciable lives of property and equipment.

Cash and Cash Equivalents

OTE considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016, 2015 and 2014, OTE had no cash equivalents.

Income Taxes

OTE accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10-25, “Income Taxes—Overall—Recognition.” Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Business Segments

OTE conducts operations in various foreign jurisdictions that use its technology. Its segments are based on the location of their operations. The U.S. territories segment consists of operations in the U.S. Virgin Islands and Guam; the Bahamas segment consists of operations specific to the Bahamas; and the other segment currently consists of operations in the Cayman Islands. Direct revenues and costs, depreciation, depletion, and amortization costs, general and administrative costs (“G&A”), and other income directly associated with their respective segments are detailed within the following discussion. Identifiable net property and equipment are reported by business segment for management reporting and reportable business segment disclosure purposes. Current assets, other assets, current liabilities, and long-term debt are not allocated to business segments for management reporting or business segment disclosure purposes.

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Property and Equipment

Furniture, vehicles, equipment, and software are recorded at cost and include major expenditures that increase productivity or substantially increase useful lives.

Maintenance, repairs, and minor replacements are charged to expenses when incurred. When furniture, vehicles, or equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of operations.

Assets under construction represent costs incurred for renewable energy systems currently in process. Generally, all costs incurred during the development stage of projects are capitalized and tracked on an individual project basis and are included in construction in progress until the project has been placed into service. If a project is abandoned, the associated costs that have been capitalized are charged to expense in the year of abandonment. Expenditures for repairs and maintenance are charged to expense as incurred. Interest costs incurred during the construction period of defined major projects from debt that is specifically incurred for those projects are capitalized.

Direct labor costs incurred for specific major projects expected to have long-term benefits are capitalized. Direct labor costs subject to capitalization include employee salaries, as well as related payroll taxes and benefits. With respect to the allocation of salaries to projects, salaries are allocated based on the percentage of hours that key managers, engineers, and scientists work on each project. These individuals track their time worked at each project. Major projects are generally defined as projects expected to exceed $500,000. Direct labor includes all of the time incurred by employees directly involved with construction and development activities. Time spent in general and indirect management and in evaluating the feasibility of potential projects is expensed when incurred.

OTE capitalizes costs incurred once the project has met the project feasibility stage. Costs include environmental engineering, permits, government approval, and site engineering costs. OTE currently has four projects in the development stage and one project in the construction phase. OTE capitalizes direct interest costs associated with the projects. As of December 31, 2016 and 2015, OTE has no interest costs capitalized.

The cost of furniture, vehicles, equipment, and software is depreciated over the estimated useful lives of the related assets.

Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for land, buildings, furniture, vehicles, equipment, and software are as follows:

Years
Computer Equipment	3
Software	5

Fair Value

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1–Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2–Pricing inputs are quoted for similar assets or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets or liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

•	Level 3–Pricing inputs are unobservable for the assets or liabilities; that is, the inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

41

Management believes the carrying amounts of the short-term financial instruments, including cash and cash equivalents, accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, notes payable, deferred compensation, and other liabilities reflected in the accompanying balance sheets approximate fair value at December 31, 2016 and 2015, due to the relatively short-term nature of these instruments.

Concentrations

Cash and cash equivalents and restricted cash are deposited with major financial institutions, and at times, such balances with any one financial institution may be in excess of FDIC-insured limits. As of December 31, 2016 and 2015, $0 and $0 were deposited in excess of FDIC-insured limits. Management believes the risk in these situations to be minimal.

Loss per Share

The basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares during the period. The diluted loss per share is calculated by dividing net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. OTE has 15,929,986 and 22,327,876 shares issuable upon the exercise of warrants and options and 205,667 and 205,667 shares issuable upon the conversion of the green energy bonds and notes that were not included in the computation of dilutive loss per share because their inclusion is antidilutive for the years ended December 31, 2016 and 2015, respectively.

Revenue Recognition

OTE will recognize revenue on arrangements in accordance with FASB ASC Topic 605, “Revenue Recognition.” In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

OCEAN THERMAL ENERGY CORPORATION’S MARKET PRICE OF AND DIVIDENDS ON ITS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTE’s stock is not publicly traded. It has never paid cash dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It estimates that as of March 31, 2017, it had approximately 474 holders of record of its common stock.

OTE does not have any equity compensation plans.

Jeremy P. Feakins, OTE’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board, owns 8,629,061 shares of OTE common stock. OTE’s remaining members of the Board of Directors, Frank DiCola and Ted Johnson, own 3,295,761 and 1,650,000 shares of OTE common stock, respectfully. There are no other officers, directors or holders of more than five percent (5%) of OTE’s common stock. Pursuant to the Merger, each one of the shares held by Messrs. Feakins, DiCola and Johnson will be exchanged for shares of New TetriDyn Stock. JPF Venture Group, Inc., a Delaware corporation (“JPFVG”), is an investment entity that is majority-owned by Mr. Feakins. JPFVG holds 265,502 shares of TetriDyn common stock, and promissory notes convertible at JPFVG’s discretion into an aggregate of 9,031,490 shares of TetriDyn common stock. Upon consummation of the Merger, JPFVG will hold 7.57% of the fully-diluted shares of TetriDyn. Mr. Feakins will own, beneficially and of record, approximately 14.5% of the fully-diluted shares of TetriDyn.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There is no information required by this item with respect to either TetriDyn Solutions or OTE. There have been no changes in and/or related disagreements with the accountants of either OTE or TetriDyn for each of the past two fiscal years.

SELECTED HISTORICAL FINANCIAL DATA OF OCEAN THERMAL ENERGY CORPORATION

The audited financial statements of OTE for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, are attached hereto as Appendix “C”.

42

SELECTED HISTORICAL FINANCIAL DATA OF TETRIDYN SOLUTIONS

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2016, was filed with the SEC on April 4, 2017. Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, as amended, contains the audited financial statements of TetriDyn for the years ended December 31, 2016 and December 31, 2015, which are incorporated by reference in this Information Statement by this reference.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The pro forma statements attached hereto as Appendix “D” were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of both TetriDyn Solutions and OTE for the applicable periods, which are included in this Information Statement and/or incorporate herein by reference. For additional information, see “AVAILABILITY OF ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE” beginning on page 47 of this Information Statement and “Unaudited Pro Forma Condensed Combined Financial Information” attached to this Information Statement as Appendix “D”. The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of the Company. Also, as explained in more detail in the accompanying notes to the pro forma statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the transactions.

TETRIDYN SOLUTIONS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2016 was filed with the SEC on April 4, 2017. Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, as amended, contains our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which discussion is incorporated by reference in this Information Statement by this reference.

TETRIDYN SOLUTIONS, INC.’S MANAGEMENT

The following table sets forth information concerning our executive officers and directors.

Name	Age	Position
Jeremy P. Feakins	63	Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary/Treasurer
Peter H. Wolfson	52	Director
Antoinette K. Hempstead	52	Director

Jeremy P. Feakins has served as our chief executive officer, chief financial officer, and secretary/treasurer since March 2015. Mr. Feakins is also the chairman, chief executive officer, and principal financial officer for Ocean Thermal Energy Corporation, a Nevada corporation that develops projects for renewable power generation, desalinated water production, and air conditioning using its proprietary technologies designed to extract energy from the temperature differences between warm surface water and cold deep water. Mr. Feakins has over 35 years of experience as an entrepreneur and investor, having founded two technology-based companies. Between 1990 and 2006, Mr. Feakins was the chairman and chief executive officer of Medical Technology & Innovations, Inc. (MTI), a developer and manufacturer of a microprocessor-based, vision-screening device and other medical devices located in Lancaster, PA. In 1996, he managed the public listing of MTI on the over-the-counter markets and subsequently structured the sale of the rights to MTI’s vision-screening product to a major international eyewear company. Between 1998 and 2006, he was a managing member of Growth Capital Resources LLC, a venture capital company located in Lancaster, PA, where he successfully managed the public listings for four small companies on the over-the-counter market. Between 2005 and 2008, he served as executive vice chairman and member of the board of directors of Caspian International Oil Corporation (OTC: COIC), an oil exploration and services company located in Houston, TX and Almaty, KZ, where he managed its public listing. Since 2008, Mr. Feakins has been the chairman and managing partner of the JPF Venture Fund 1, LP, an early-stage venture capital company located in Lancaster, PA, focused on companies involved with humanitarian and/or sustainability projects. Since 2014, Mr. Feakins has been chairman and chief executive officer of JPF Venture Group, Inc. JPF Venture Group, Inc., provides strategic and operational business assistance to start-up, early-stage, and middle-market high-growth businesses and is a principal stockholder of our stock. Mr. Feakins graduated from the Defence College of Logistics and Personnel Administration, Shrivenham, UK, and served seven years in the British Royal Navy. He is a member of the Institute of Directors in the United Kingdom and the British American Business Council in the United States. Based on his background in the technology industry and his financial and management background, the board has concluded that Mr. Feakins is qualified to serve as a member of our board.

43

Peter Wolfson has served as one of our directors since March 2015. Mr. Wolfson is also the founder, president, and chief executive officer of Hans Construction, a developer and builder of upscale homes located in Lancaster, PA. Mr. Wolfson is a qualified commercial pilot at a major U.S.-owned international airline company and has over 30 years’ experience in the aviation business. He also has 10 years’ experience as a financial consultant with a subsidiary of Mass Mutual, developing financial strategies and tax planning. Based on his financial background, the board has concluded that Mr. Wolfson is qualified to serve as a member of our board.

Antoinette Knapp Hempstead was appointed as a Director in February 2017. Prior to that, Ms. Hempstead served as our Chief Executive Officer and President from April 2013 until March 2015 and as our Deputy Chief Executive Officer and Vice President since August 2002. Ms. Hempstead has over 30 years’ experience in management, software management, software development, and finance. Ms. Hempstead has also served as adjunct faculty for University of Idaho where she taught Computer Science courses. Ms. Hempstead has a Master’s degree in Computer Science from the University of Idaho and a Bachelor’s of Science Degree in Applied Mathematics from the University of Idaho. Ms. Hempstead provides to our board of directors experience in software development and project management, as well as experience in financial statement preparation and regulatory reporting. Based on her technical background, the board has concluded that Ms. Hempstead is qualified to serve as a member of our board.

OCEAN THERMAL ENERGY CORPORATION’S MANAGEMENT

The following table sets forth information concerning OTE’s executive officers and directors.

Name	Age	Position
Jeremy P. Feakins	63	Chairman of the Board, Chief Executive Officer
Frank E. DiCola, PE	69	Director
Ted G. Johnson, PhD	73	Senior Vice President and Head of OTEC Programs

Jeremy P. Feakins has over 35 years of experience as an entrepreneur and investor, having founded two technology-based companies. Between 1990 and 2006, Mr. Feakins was the chairman and chief executive officer of Medical Technology & Innovations, Inc. (MTI), a developer and manufacturer of a microprocessor-based, vision-screening device and other medical devices located in Lancaster, PA. In 1996, he managed the public listing of MTI on the over-the-counter markets and subsequently structured the sale of the rights to MTI’s vision-screening product to a major international eyewear company. Between 1998 and 2006, he was a managing member of Growth Capital Resources LLC, a venture capital company located in Lancaster, PA, where he successfully managed the public listings for four small companies on the over-the-counter market. Between 2005 and 2008, he served as executive vice chairman and member of the board of directors of Caspian International Oil Corporation (OTC: COIC), an oil exploration and services company located in Houston, TX and Almaty, KZ, where he managed its public listing. Since 2008, Mr. Feakins has been the chairman and managing partner of the JPF Venture Fund 1, LP, an early-stage venture capital company located in Lancaster, PA, focused on companies involved with humanitarian and/or sustainability projects. JPF Venture Fund 1 is a principal stockholder of OTE. Mr. Feakins graduated from the Defence College of Logistics and Personnel Administration, Shrivenham, UK, and served seven years in the British Royal Navy. He is a member of the Institute of Directors in the United Kingdom and the British American Business Council in the United States.

44

Frank E. DiCola, PE has over 43 years of experience in the energy management field. He is a founder and, since 2000, has served as chairman, chief executive officer, and managing partner of DCO Energy LLC (DCO), an energy project development company and engineering, procurement, and construction contractor, located in Mays Landing, NJ. Under Mr. DiCola’s guidance, DCO Energy specializes in the development, construction, operations, and ownership of combined heat and power projects, renewable generation assets, and district energy systems and acts as third-party engineering, procurement, and contracting contractor and operation and maintenance provider to the power industry. At DCO Energy, Mr. DiCola oversees 200 employees and annual sales in excess of $250 million. Mr. DiCola is a registered U.S. Professional Engineer and a graduate of the University of Cincinnati in Cincinnati, OH, with a BS in mechanical engineering.

Ted G. Johnson, PhD has over 45 years of experience in the energy management field. From 1970 through 1988, Dr. Johnson held various technological and management positions at Honeywell, Inc. (NYSE: HON) at the Honeywell Corporate Research Centre headquartered in Morristown, NJ. From there, Dr. Johnson joined Lockheed Corporation (NYSE: LMT), headquartered in Washington, D.C., as managing director of the Oceans Systems Group and president of the Ocean Mining Company, a wholly owned subsidiary of Lockheed Corporation. From 1988 through 2007, Dr. Johnson held various directorships at the Lockheed Corporation, including Director of the International Oceans Business, Director of Homeland Security, Director of Adjacent Markets, and Director of Alternative Energy Development. During those 23 years, Dr. Johnson oversaw military and commercial contracts and development of technologies relating to ship building, ocean mining, fossil fuels, and renewable energy sources. Most notably, during his time with Lockheed, the Oceans Systems Group built and successfully tested the world’s first successful floating OTEC plant, Mini-OTEC, off the Hawaiian Islands. Dr. Johnson received a Doctor of Science Degree with High Honors from Northwestern University, located in Chicago, IL, where he also attended Northwestern University’s Kellogg Graduate School of Business. He is a member of the boards of directors of the Ocean Energy Council, Geothermal Research Council, and the National Hydrogen and Hydropower Councils.

SUMMARY

On February 28, 2017, our Board of Directors voted to approve and recommend the Proposals described above and, on April 12, 2017, the Consenting Stockholders holding approximately 58.33% of the then-outstanding shares of our Common Stock, and acting by written consent in lieu of a special meeting, approved and adopted the Proposals. This action by written consent eliminated the need for a special stockholder meeting to approve these matters. This also reduces the costs and management time involved in holding a special meeting and allows us to effect the filing of the Amendment to our Articles of Incorporation as quickly as possible.

The Amendment to our Articles of Incorporation relating to the Name Change, Authorized Share Increase and Forward Stock Split will be filed on or about May 8, 2017, with the Secretary of State of the State of Nevada, which is not less than 20 days from the date of mailing of the definitive Information Statement.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change, Forward Stock Split (and Merger) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. We will also request a new ticker symbol in connection with the Name Change. The change in the ticker symbol is expected to be effective in May 2017.

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OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock, as of March 31, 2017, by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse. The Company does not know of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Person or Group(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

JPF Venture Group, Inc. (2)	4,289,154	97.18%
Antoinette Hempstead (3)	53,116	21.53%
Sawtooth Meadows, LP (4)	48,909	19.83%
Jeremy P. Feakins (5)	4,297,154	97.36%
Peter H. Wolfson (6)	422,046	63.11%
Executive Officers and Directors as a Group (3 persons):	221,726	89.90%

______________

*Less than 1%

(1)	800 South Queen Street, Lancaster, PA 17603, is the address for all stockholders in the table. Applicable percentages are based on 246,616 shares of our common stock outstanding on March 31, 2017, and are calculated as required by rules promulgated by the SEC. As previously reported in December Form 8-K, the Board of Directors of the Company approved the Reverse Stock Split, which such Reverse Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 (and later declared effective by FINRA on March 28, 2017) and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,404,140 to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares).

(2)	JPF Venture Group, Inc.’s beneficial ownership is reported based on its ownership of (a) 122,489 shares owned of record, and (b) shares of common stock issuable on the conversion of a (i) $50,000 promissory note dated June 2015, convertible at $0.03 per share into 1,666,666 shares of common stock (the “June 2015 Note”); (ii) $50,000 promissory note dated November 2015, convertible at $0.03 per share into 1,666,666 shares of common stock (the “November 2015 Note”); and (iii) $25,000 promissory note dated December 2016, convertible at $0.03 per share into 833,333 shares of common stock (the “December 2016 Note” and together with the June 2015 Note and November 2015 Note, the “Notes”). All calculations in this footnote are based on conversion of the principal only.

(3)	Consists of 48,909 shares owned of record by Sawtooth Meadows, LP. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.

(4)	Consists of 4,207 shares owned of record by Antoinette K. Hempstead and 48,909 shares owned of record by Sawtooth Meadows, LP as set forth in footnote 3 above. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.

(5)	Consists of 8,000 shares owned of record by Jeremy Feakins and shares beneficially owned by JPF Venture Group, Inc. as set forth in footnote 2 above. JPF Venture Group, Inc. is an investment entity that is majority-owned by Jeremy P. Feakins. Jeremy Feakins also controls JPF Venture Group, Inc., and as such, is deemed to be the beneficial owner of shares owned of record by it.

(6)

Peter H. Wolfson’s beneficial ownership is reported based on its ownership of (a) 5,380 shares owned of record, and (b) shares of common stock issuable on the conversion of a $12,500 promissory note dated October 2016, convertible at $0.03 per share into 416,666 shares of common stock (the “October 2016 Note”). All calculations in this footnote are based on conversion of the principal only.

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EXPERTS

The financial statements and the related financial statement schedule of TetriDyn for the years ended December 31, 2016 and December 31, 2015, respectively, have been incorporated in this Information Statement by reference from our Annual Report on Form 10-K, which was filed with the SEC on April 4, 2017, and have been audited by Liggett & Webb P.A., certified public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

TETRIDYN SOLUTIONS, INC.

Attn: Chief Executive Officer

800 South Queen Street

Lancaster, Pennsylvania, 17603

(717) 715-0238

AVAILABILITY OF ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The SEC allows us to “incorporate by reference” into this Information Statement certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. As specifically stated herein, this Information Statement incorporates by reference certain information from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we have previously filed with the SEC on April 4, 2017. The document contains important information about the Company and its financial condition.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of information statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request to TetriDyn Solutions, Inc., 800 South Queen Street, Lancaster, PA 17603, telephone: (717) 715-0238, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/S/ Jeremy P. Feakins
Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Lancaster, Pennsylvania

April 13, 2017

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TETRIDYN SOLUTIONS, INC.

A-1

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

TetriDyn Solutions, Inc.

2. The articles have been amended as follows:

Article I is amended to read in its entirety as follows: “The name of the Corporation is Ocean Thermal Energy Corporation.”

Article IV is amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 58.33%

4. Effective date and time of filing:      Date:                          Time:

5. Signature:

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15

A-2

EXHIBIT A

Article IV
Authorized Shares

The Corporation is authorized to issue Two Hundred and Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be common stock, par value $0.001 per share (“Common Stock”), and Five Million (5,000,000) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series, as may be determined by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)                designate, in whole or in part, the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class;

(b)                create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or in part the voting powers, designations, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c)                alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the Board of Directors of the Corporation. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

Upon the effectiveness of this Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be converted, without any action on the part of the holder thereof, into 2.1675587292170 shares of fully paid and non-assessable Common Stock of the Corporation (the “Forward Stock Split”). Fractional shares, if any, will be rounded up to the next whole share. The Forward Stock Split shall occur whether or not the certificates representing shares of Old Common Stock are surrendered to the Corporation or its transfer agent. The Forward Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Forward Stock Split and held by a single record holder shall be aggregated. The par value of each share of Common Stock shall not be adjusted in connection with the Forward Stock Split, and the number of shares of Common Stock the Corporation is authorized to issue, as set forth in this Article IV, shall not be affected by the Forward Stock Split.

A-3

APPENDIX B

MERGER AGREEMENT

BY AND BETWEEN

TETRIDYN SOLUTIONS, INC.

AND

OCEAN THERMAL ENERGY CORPORATION

B-1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as March 1, 2017, is entered into by and between TETRIDYN SOLUTIONS, INC., a Nevada corporation (“TetriDyn”), and OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (“OTE”). TetriDyn and OTE are sometimes hereinafter together referred to as the “Parties.”

RECITALS

A. OTE is developing deep-water hydrothermal technologies to provide renewable energy and drinkable water. OTE’s Sea Water Air Conditioning (“SWAC”) technology takes advantage of the difference between cold deep water and warmer surface water to produce hydrothermal energy without requiring fossil fuels. OTE is interested in the synergies to be obtained by combining its business with the TetriDyn’s business of the development of a sustainable living community by creating an ecologically sustainable “EcoVillage” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (“EcoVillage”). Further, OTE recognizes that TetriDyn’s status as a company subject to the periodic reporting requirements pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may enhance access to the capital markets to fund future projects.

B. After the continued efforts of TetriDyn’s directors and others to sustain its business after the unexpected death, on April 26, 2013, of David Hempstead, its co-founder and chief executive officer, on December 8, 2016, TetriDyn acquired assets related to EcoVillage, and from and after that time shifted its business focus to EcoVillage. TetriDyn believes that its efforts will be substantially expedited by combining with the business operations of OTE, and believes that merging with OTE will significantly expand its prospects by allowing TetriDyn to commercialize the technology utilized in EcoVillage for other, similar communities in the future.

C. The Parties desire to combine as set forth in this Agreement in order to achieve the business goals of each.

D. In order to effect the combination of the Parties, TetriDyn shall organize a new, wholly owned subsidiary (“MergerCo”) under the laws of the state of Delaware that, upon the terms and subject to the conditions of this Agreement and in accordance with the laws governing corporations under the Delaware General Corporation Law (“Delaware Law”), shall merge with and into OTE (the “Merger”) for the purpose of making OTE a wholly owned subsidiary of TetriDyn (the “Surviving Corporation”).

E. In order to effect the Merger, at the Closing TetriDyn shall effect a recapitalization that consists of a 2.1676 forward split (the “Forward Split”) of its 246,616 shares of issued and outstanding stock (“TetriDyn Post-Split Stock”). On December 15, 2016, TetriDyn effectuated a reverse stock split on a 1-for-250 basis and increased its authorized common stock to 200,000,000 shares, par value $0.001 per share.

F. Pursuant to the terms of the Merger, each share of common stock of OTE issued and outstanding or existing immediately prior to the Effective Time (as defined herein) of the Merger (the “OTE Stock”) will be converted at the Effective Time into the right to receive one newly issued share of TetriDyn Post-Split Stock (the “New TetriDyn Stock”), subject to certain restrictions on transfer as hereinafter provided and subject to the rights of the holders of certain of such shares of OTE Stock to exercise their rights as dissenters to seek an appraisal of the fair value thereof as provided under Delaware Law (each, a “Dissenting OTE Stockholder”). The number of shares of New TetriDyn Stock issued to the stockholders OTE, including shares that would have been issuable to Dissenting OTE Stockholders (as defined) had they not dissented, together with the number of shares issuable on the exercise of outstanding warrants and the conversion of outstanding bonds of OTE shall constitute, on a fully diluted basis, 90% of the number of shares of common stock of TetriDyn to on a fully-diluted basis after giving effect only to the Merger. The shares of common stock of TetriDyn, par value $0.001 per share (“TetriDyn Stock”), issued and outstanding immediately prior to the Effective Time will remain issued and outstanding. No shares of preferred stock of TetriDyn are issued and outstanding, and TetriDyn has no existing convertible securities or stock equivalent securities convertible or exercisable for shares of TetriDyn preferred Stock.

E. The board of directors of each of the Parties has determined that the Merger is consistent with and in furtherance of the long-term business strategies of each of them and is fair to, and in the best interests of, each of them and each of their respective stockholders; has approved and adopted this Agreement, the issuance of New TetriDyn Stock, and the other transactions contemplated hereby; and has recommended approval of this Agreement and the contemplated transactions by the appropriate Party’s stockholders when such approval is required by law.

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F. For federal income tax purposes, it is understood that the Merger has been structured to qualify as a so-called “tax-free reorganization” under the provisions of Sections 368(a)1(A) and 368(a)(2)(E) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and that each Party will take all actions reasonably necessary to so qualify the Merger, although neither Party has obtained or will be required to obtain or provide an opinion of counsel to the foregoing effect.

H. Certain terms used in this Agreement are defined in section 8.03 hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties, covenants, and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.01 The Merger

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time, MergerCo shall be merged with and into OTE, the separate corporate existence of MergerCo shall cease, OTE shall continue as the Surviving Corporation of the Merger, and the OTE Stock issued and outstanding or existing immediately prior to the Effective Time of the Merger shall be converted at the Effective Time into the right to receive shares of New TetriDyn Stock as herein provided.

Section 1.02 Restrictions on New TetriDyn Stock

Transfer of the shares of New TetriDyn Stock issuable in the Merger in accordance with this Agreement will be subject to certain restrictions: (a) under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, as more particularly set forth in Section 506; and (b) under certain applicable state securities laws.

Section 1.03 Closing; Closing Date; Effective Time

Unless this Agreement shall have been terminated pursuant to section 7.01, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents electronically, by facsimile, or by overnight courier by a recognized national courier service as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, or at such other date, time, and place as TetriDyn and OTE may agree. The date on which the Closing takes place is referred to herein as the “Closing Date.” As promptly as practicable following the Closing Date, the Parties shall cause the Merger to be consummated by filing the Certificate of Merger, in the form of Exhibit A attached hereto, with the Delaware Secretary of State (the date and time of the filing, or such later date or time agreed upon by TetriDyn and OTE and set forth therein, being the “Effective Time”).

Section 1.04 Effect of the Merger

At the Effective Time, to the full extent provided under Delaware Law, OTE, as the Surviving Corporation of the Merger with MergerCo, shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the merged entities. All rights, privileges, powers, and franchises of each of the merged entities, and all property (real, personal, and mixed) and all debts due to either of the merged entities on whatever account, as well as stock subscriptions and all other things in action belonging to each of the merged entities, shall be vested in OTE, as the Surviving Corporation. All property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the respective corporation, and the title to any real estate vested by deed or otherwise, in either constituent entity, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either constituent entity shall be preserved unimpaired, and all debts, liabilities, and duties of the constituent entities shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

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Section 1.05 Change of TetriDyn Name

In connection with the consummation of the Merger and upon the consent of the holders of a majority of the outstanding common of TetriDyn as provided in this Agreement, immediately following the Closing, TetriDyn shall file with the Nevada Secretary of State an amendment to its articles of incorporation changing its name to “Ocean Thermal Energy Corporation” or such other name as may be available and acceptable to the Parties and effecting the Recapitalization.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Merger Consideration; Conversion and Cancellation of Securities

At the Effective Time, by virtue of the Merger and without any action on the part of TetriDyn, OTE, or MergerCo or their respective stockholders:

(a) Subject to the other provisions of this Article II, each share of OTE Stock issued and outstanding immediately prior to the Effective Time (excluding any OTE Stock described in section 2.01(d) of this Agreement and shares held by Dissenting OTE Stockholders) shall be converted into the right to receive one (1) (the “Exchange Ratio”) share of New TetriDyn Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of TetriDyn Stock or OTE Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination, exchange of shares, or sale of additional shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination, exchange, or sale of shares.

(b) Subject to the other provisions of this Article II, the former holders of warrants to purchase OTE Stock, at the Effective Time, shall be granted warrants to purchase the number of shares of New TetriDyn Stock at the exercise prices and during the warrant terms in effect at the Effective Time, appropriately adjusted to give effect to the Exchange Ratio or adjusted Exchange Ratio, as applicable. Such new warrants containing substantially identical terms as the existing warrants shall be delivered to the holders of existing warrants as quickly as practicable after the Effective Time against delivery to TetriDyn of the existing warrants for cancellation. Pending the issuance of the new warrants, the existing warrants outstanding at the Effective Time shall thereafter represent the right to purchase that whole number of shares of New TetriDyn Stock at an exercise price determined in accordance with the provisions of Section 2.01(a) hereof.

(c) Subject to the other provisions of this Article II, the former holders of convertible debentures exercisable to purchase OTE Stock, at the Effective Time, shall be issued convertible debentures to purchase the number of shares of New TetriDyn Stock at the exercise prices and during the terms at the Effective Time, which shall be pursuant to the Exchange Ratio. Such new debentures containing substantially identical terms as the existing debentures shall be delivered to the holders of existing debenturesas quickly as practicable after the Effective Time against delivery to TetriDyn of the existing debentures for cancellation. Pending the issuance of the new debentures, the existing debentures outstanding at the Effective Time shall thereafter represent the right to purchase that whole number of shares of New TetriDyn Stock at an exercise price determined in accordance with the provisions of Section 2.01(a) hereof.

(d) Notwithstanding any provision of this Agreement to the contrary, each share of OTE Stock held in the treasury of OTE and each share of OTE Stock owned by OTE or any direct or indirect wholly owned subsidiary of OTE immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

(e) Subject to the provisions of this Article II, each certificate evidencing OTE Stock at the Effective Time (the “Converted Shares” or “Converted Share Certificates”) shall thereafter represent the right to receive, subject to section 2.02(f) of this Agreement, that whole number of shares of New TetriDyn Stock determined pursuant to Section 2.01(a) hereof. The holders of Converted Share Certificates shall cease to have any rights respecting such Converted Shares except as otherwise provided herein or by law. Converted Share Certificates shall be exchanged for certificates evidencing whole shares of New TetriDyn Stock upon the surrender of such Converted Share Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of New TetriDyn Stock shall be issued in connection with the Merger and, in lieu thereof, the number of shares issuable to any registered stockholder of record of OTE shall be rounded upward to the nearest whole share.

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(f) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of OTE Stock held by a Dissenting OTE Stockholder who has not voted in favor of nor consented to the Merger and who complies with all the provisions of Delaware Law concerning the right of holders of such stock to dissent from the Merger and require appraisal of his shares, shall not be converted as described in this section 2.01 but shall become, at the Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting OTE Stockholder in accordance with Delaware Law; provided, however, that shares of OTE Stock outstanding immediately prior to the Effective Time and held by a Dissenting OTE Stockholder, who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to Delaware Law, shall be deemed to be converted as of the Effective Time into the right to receive New TetriDyn Stock.

Section 2.02 Exchange and Surrender of Certificates

(a) As of the Effective Time, TetriDyn shall deposit, or shall cause to be deposited with Interwest Transfer Company, Inc., 1981 Murray Holiday Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117 (the “Exchange Agent”), for the benefit of the holders of shares of OTE Stock for exchange in accordance with this Article II, the certificates representing shares of New TetriDyn Stock issuable in the Merger.

(b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of OTE Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Converted Share Certificates shall pass, only upon delivery of the Converted Share Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as TetriDyn may reasonably specify) and instructions for use in effecting the surrender of the Converted Share Certificates in exchange for certificates representing shares of New TetriDyn Stock issuable pursuant to Section 2.01. Upon surrender of a Converted Share Certificate to the Exchange Agent, together with the duly executed letter of transmittal, the holder of a Converted Share Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New TetriDyn Stock that such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of OTE Stock that is not registered in OTE’s transfer records, a certificate representing the proper number of shares of New TetriDyn Stock may be issued to a transferee if the Converted Share Certificate representing such OTE Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this section 2.02, each Converted Share Certificate shall be deemed at any time after the Effective Time to represent only the New TetriDyn Stock into which the Converted Shares represented by such Converted Share Certificate would be converted as provided in this Article II.

(c) After the Effective Time, there shall be no further registration of transfers of OTE Stock. If, after the Effective Time, certificates representing shares of OTE Stock are presented to TetriDyn or the Exchange Agent, they shall be exchanged for the New TetriDyn Stock provided for in this Agreement in accordance with the procedures set forth herein.

(d) Any portion of the New TetriDyn Stock made available to the Exchange Agent pursuant to this Section 2.02 that remains unclaimed by the holders of shares of OTE Stock one year after the Effective Time shall be returned to TetriDyn, upon demand, and any holder who has not exchanged his Converted Shares of OTE Stock in accordance with this section 2.02 prior to that time shall thereafter look only to TetriDyn for exchange of the New TetriDyn Stock for his shares of OTE Stock. Notwithstanding the foregoing, TetriDyn shall not be liable to any owner of OTE Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws (as defined herein).

(e) No dividends, interest, or other distributions respecting shares of New TetriDyn Stock shall be paid to the holder of any unsurrendered Converted Share Certificates unless and until such Converted Share Certificates are surrendered as provided in this section 2.02. Upon surrender, TetriDyn shall pay or cause the Exchange Agent to pay, without interest, all dividends and other distributions payable for such shares of New TetriDyn Stock on a date, and for a record date, after the Effective Time.

(f) No certificates evidencing fractional shares of New TetriDyn Stock shall be issued upon the surrender for exchange of Converted Share Certificates. In lieu of any fractional interests, TetriDyn shall issue to each holder of record of a Converted Share Certificate, upon surrender of such certificate for exchange pursuant to this Article II, a whole share of New TetriDyn Stock.

(g) TetriDyn shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of OTE Stock all amounts TetriDyn (or any affiliate thereof) is required to deduct and withhold respecting the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by TetriDyn, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the OTE Stock for which such deduction and withholding was made. In the event the amount withheld is insufficient to satisfy the withholding obligations of TetriDyn, (or any affiliate thereof), such former stockholder shall reimburse TetriDyn (or such affiliate), at its request, the amount of any such insufficiency.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OTE

OTE hereby represents, covenants, and warrants to TetriDyn, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date, to survive the Closing, and to continue in accordance with the terms hereof (except as otherwise expressly set forth in section 8.01), as set forth in this Article III and as limited, qualified by, or except as otherwise set forth in the written disclosure schedules to this Agreement supplementally provided by OTE to TetriDyn (the “OTE Schedules”).

Section 3.01 Organization and Qualifications

OTE and each of its subsidiaries: (a) is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of its state of organization; (b) has all requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted; and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an OTE Material Adverse Effect. The term “OTE Material Adverse Effect,” as used in this Agreement, shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of OTE. When used herein, the term OTE includes each of its subsidiaries.

Section 3.02 Charter Documents

OTE has made available to TetriDyn complete and correct copies of OTE’s certificate of incorporation and bylaws, as presently in effect. OTE is not in violation of any of the provisions of its certificate of incorporation or its bylaws.

Section 3.03 Capitalization

(a) The authorized capital stock of OTE consists of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 109,589,611 shares of common stock are issued and outstanding, 684,151 shares of common stock are reserved for issuance on the exercise of outstanding warrants, 139,000 shares of common stock are reserved for issuance on the conversion of outstanding bonds, 66,667 shares of common stock are reserved for issuance on the conversion of outstanding promissory notes, for a total of 110,479,429 shares of common stock issued and outstanding and reserved for issuance on a fully diluted basis. No other shares of capital stock are reserved for issuance on the exercise of any other call, commitment, right, or other contractual arrangements to which OTE is a party or by which it is bound. Each of the outstanding shares of capital stock of OTE is duly authorized, validly issued, and fully paid and nonassessable and has not been issued in violation of (nor are any of the authorized shares of capital stock of OTE subject to) any preemptive or similar rights created by statute, the certificate of incorporation or bylaws of OTE, or any agreement to which OTE is a party or bound, and such outstanding shares owned by OTE are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on OTE’s voting rights, charges, or other encumbrances of any nature whatsoever.

(b) Except as set forth in subsection (a):

(i) There are no options, warrants, or other rights (including registration rights), agreements, arrangements, or commitments of any character to which OTE is a party relating to the issued or unissued capital stock of OTE or obligating OTE to grant, issue, or sell any shares of the capital stock of OTE.

(ii) There are no obligations, contingent or otherwise, of OTE to: (1) repurchase, redeem, or otherwise acquire any shares of OTE Stock or other capital stock of OTE; or (2) provide material funds to, make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee respecting the obligations of any other person.

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(iii) OTE: (1) does not directly or indirectly own; (2) has not agreed to purchase or otherwise acquire; or (3) does not hold any interest convertible into or exchangeable or exercisable for 5% or more of the capital stock of any corporation, partnership, joint venture, or other business association or entity.

(iv) There are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of OTE.

(v) There are no voting trusts, proxies, or other agreements or understandings to which OTE is a party or by which OTE is bound respecting the voting of any shares of capital stock of OTE.

Section 3.04 Authority

OTE has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby (subject to, respecting the Merger, the adoption of this Agreement by the stockholders of OTE as described in section 3.12 hereof). The execution and delivery of this Agreement by OTE and the consummation by OTE of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of OTE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, respecting the Merger, the approval thereof by the stockholders of OTE as described in section 3.12). This Agreement has been duly executed and delivered by OTE and, assuming the due authorization, execution, and delivery thereof by TetriDyn, constitutes the legal, valid, and binding obligation of OTE, enforceable against OTE in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar Laws, now or hereafter in effect affecting creditors’ rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.05 No Conflict: Required Filings and Consents

(a) The execution and delivery of this Agreement by OTE does not, and the consummation of the transaction contemplated hereby will not: (i) conflict with or violate OTE’s certificate of incorporation or bylaws, in each case as amended or restated; (ii) conflict with or violate any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree (collectively, “Laws”) applicable to OTE or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of OTE pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which OTE is a party or by which OTE or any of its properties is bound or subject; except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations, or liens or encumbrances described in clause (iii) that would not have an OTE Material Adverse Effect.

(b) The execution and delivery of this Agreement by OTE does not, and consummation of the transactions contemplated hereby will not, require OTE to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, “Governmental Entities”), except for filing appropriate merger documents as required by applicable state Laws and when the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with OTE’s performance of its obligations under this Agreement and would not have an OTE Material Adverse Effect.

Section 3.06 Permits; Compliance

Each of OTE and each subsidiary, to OTE’s knowledge, any third-party operator of any of OTE’s or any subsidiary’s properties, is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business in all material respects as it is now being conducted or as presently foreseeable (collectively, the “OTE Permits”), and there is no action, proceeding, or investigation pending or, to OTE’s knowledge, threatened regarding suspension or cancellation of any of the OTE Permits, except when the failure to possess, or the suspension or cancellation of, such OTE Permits would not have an OTE Material Adverse Effect. OTE has not received from any Governmental Entity any written notification respecting possible conflicts, defaults, or violations of Laws, except for written notices relating to possible conflicts, defaults, or violations that would not have an OTE Material Adverse Effect.

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Section 3.07 Financial Statements

OTE has delivered to TetriDyn its unaudited consolidated balance sheets as of December 31, 2016 (“OTE’s Current Balance Sheet”), and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the nine months ended September 30, 2016, including the notes thereto. Such schedule also includes OTE’s audited consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2015 and 2014, including the notes thereto and the report thereon of Liggett, Vogt & Webb, P.A. Certified Public Accountants. OTE’s Current Balance Sheet and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the nine months ended September 30, 2016, together with the notes thereto, contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly OTE’s results of operations and financial position for the periods and as of the dates indicated. All such audited and unaudited financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except: (a) to the extent required by changes in generally accepted accounting principles; and (b) as may be indicated in the notes thereto) and fairly present OTE’s financial position as of the respective dates thereof and the result of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

Section 3.08 Absence of Certain Changes or Events

Except as contemplated by this Agreement, since the date of OTE’s Current Balance Sheet, OTE has conducted its business in the ordinary course of business consistent with past practice. Since the date of OTE’s Current Balance Sheet, there has not been: (a) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent, or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, an OTE Material Adverse Effect; (b) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) respecting the equity interests of OTE or any redemption, purchase, or other acquisition by OTE of any of OTE’s capital stock; (c) any revaluation by OTE of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (d) any change by OTE in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles; (e) a fundamental change in the nature of OTE’s business; (f) any arrangement for the disposition of any material property or assets of OTE; (g) any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (h) any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; or (i) an OTE Material Adverse Effect.

Section 3.09 Absence of Litigation

There is no claim, suit, litigation, proceeding, arbitration, or, to OTE’s knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against OTE or any of its properties (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that would not have an OTE Material Adverse Effect), and OTE is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or to OTE’s knowledge, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including cease-and-desist or other orders, except for matters that would not have an OTE Material Adverse Effect.

Section 3.10 Tax Matters

Neither OTE nor, to OTE’s knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code, all as more particularly set forth in a separate letter of representation in form and substance reasonably acceptable to TetriDyn to be delivered by OTE to TetriDyn at the Closing and which is incorporated herein by reference.

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Section 3.11 Taxes

(a) OTE has made available to TetriDyn complete copies of: (i) all returns and information statements respecting any Taxes of OTE (“OTE Returns”) for all periods since the formation of OTE open under the statute of limitations for assessments; and (ii) examination reports and statements of deficiencies assessed by OTE. OTE does not do business or derive income from any state, local, territorial, or foreign taxing jurisdiction so as to be subject to Taxes or return filing requirements other than those OTE Returns described in the preceding sentence. Except to the extent that the applicable statute of limitations has expired, all OTE Returns required to be filed by or on behalf of OTE have been duly filed on a timely basis with the appropriate governmental authorities and are true, correct, and complete, and all Taxes for all periods covered by such OTE Returns, or respecting any period prior to the Effective Time, have been duly paid in full or a provision for the payment thereof has been made in accordance with generally accepted accounting principles and is reflected on OTE’s Current Balance Sheet. All OTE Returns are accurate and correct in all material respects. OTE has no liabilities respecting the payment of any Taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of OTE’s Current Balance Sheet, except as reflected therein, and all such dates and years and periods prior thereto and for which OTE may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. OTE has not elected at any time pursuant to the Code to be treated as an S corporation pursuant to Section 1362(a) of the Code or a collapsed corporation pursuant to Section 341(f) of the Code, nor has OTE made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an OTE Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any OTE Return.

(b) OTE has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including any estimated Taxes and the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over all amounts withheld under applicable Laws, except when noncompliance would not have an OTE Material Adverse Effect. There are no liens on any of OTE’s assets respecting Taxes other than for Taxes not yet due and payable. There is no material dispute or claim concerning any liabilities for Taxes of OTE either raised or reasonably expected to be raised by any taxing authority.

(c) (i) there is no audit of any OTE Returns by a governmental or taxing authority in process, pending, or threatened (formally or informally), and OTE has no knowledge of any potential audit; (ii) except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted respecting Taxes of OTE, and no notice (either formally or informally) has been received by OTE that it has not filed an OTE Return or paid Taxes required to be filed or paid by it; (iii  OTE is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has an action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved; (iv) no waiver or extension of any statute of limitations is in effect respecting Taxes of OTE or OTE Returns; (v) no action has been taken that would have the effect of deferring any liability for Taxes for OTE from any period prior to the Effective Time to any period after the Effective Time; (vi) there are no requests for rulings, subpoenas, or requests for information pending respecting the Taxes of OTE; (vii) no power of attorney has been granted by OTE respecting any matter relating to Taxes; (viii) OTE has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code; (ix) OTE is not (nor has it ever been) a party to any tax-sharing agreement between affiliated corporations; and (x) the amount of liability for unpaid Taxes of OTE for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on OTE’s Current Balance Sheet.

Section 3.12 Vote Required

The only vote of the holders of any class or series of OTE capital stock necessary to approve the Merger is the affirmative vote of the holders of a majority of the OTE Stock outstanding.

Section 3.13 Brokers

No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OTE. Prior to the date of this Agreement, OTE has made available to TetriDyn complete and correct copies of all agreements pursuant to which any such firm will be entitled to any payment related to the transactions contemplated by this Agreement.

Section 3.14 Employee Benefit Plans; Labor Matters

(a) OTE is not bound by or subject to (and none of its operations is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to OTE’s knowledge, has sought to represent any of OTE’s employees, representatives, or agents. There is no strike or other labor dispute involving OTE pending or, to OTE’s knowledge, threatened that could have an OTE Material Adverse Effect, nor is OTE aware of any labor organization activity involving its employees. OTE is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with OTE, nor does OTE have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of OTE, to the best of OTE’s knowledge, is terminable at OTE’s will.

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(b) OTE does not maintain, and has not contributed during the past five years to, any employee benefit plan (as such term is defined in The Employee Retirement Income Security Act of 1974 (“ERISA”), Section 3(s), or for which OTE or any member of its ERISA group would incur liability under Sections 4065, 4069, 4212(c), or 4204 of ERISA, and any other retirement, pension, stock option, stock application rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the “OTE Benefit Plans”). As of the date of this Agreement, except as would not have an OTE Material Adverse Effect, the material OTE Benefit Plans maintained by OTE or any member of its ERISA Group, or respecting which OTE has or may have a liability, are in substantial compliance with applicable Laws, including ERISA and the Code. With respect to the OTE Benefit Plans, no event has occurred, and to OTE’s knowledge, there exists no condition or set of circumstances, in connection with which OTE or any member of its ERISA group could be subject to any liability under the terms of the OTE Benefit Plans, ERISA, the Code, or any other applicable Law that would have an OTE Material Adverse Effect.

(c) Neither OTE nor any member of its ERISA group contributes or has an obligation to contribute to, has not within five years prior to the date of this Agreement contributed or had an obligation to contribute to, or has any secondary liability under ERISA Section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

(d) Neither OTE nor any member of its ERISA group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by OTE. There is no pending or threatened labor dispute, strike, or work stoppage against OTE or any of its subsidiaries that may interfere with OTE’s business activities. None of OTE or any of its representatives or employees has committed any unfair labor practices in connection with the operation of OTE’s business, and there is no pending or threatened charge or complaint against OTE by the National Labor Relations Board or any comparable state agency.

(e) With respect to each OTE Benefit Plan that is a “group health plan” within the meaning of Section 5000(b) of the Code, each such OTE Benefit Plan complies, and has complied, with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, except when the failure to so comply would not have an OTE Material Adverse Effect.

Section 3.15 Employee Relations

OTE has complied in all material respects with all applicable Laws that relate to prices, wages, hours, harassment, disabled access, discrimination employment, and collective bargaining and to the operation of its business, and OTE is not liable for any arrears of wages or taxes or penalties for failure to comply with any of the foregoing. OTE believes that its relations with its employees are satisfactory.

Section 3.16 Certain Business Practices

Neither OTE nor any of its directors, officers, agents, or employees on OTE’s behalf has used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any other unlawful payment.

Section 3.17 Environmental Matters

(a) during the period of OTE’s ownership, use, or other occupancy of the properties of OTE, OTE has not used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental Laws; and (b) OTE has no knowledge of, or reason to believe that there has been: (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental Laws; or (ii) any actual or threatened litigation or claims of any kind against OTE or any other person for whose conduct it is or may be liable by any person relating to such matters.

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Section 3.18 Insurance

OTE is currently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies similarly situated would, in accordance with good business practice, customarily be insured.

Section 3.19 Properties

Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of OTE’s Current Balance Sheet, OTE has good and marketable title free and clear of all liens, the existence of which would have an OTE Material Adverse Effect, to all material properties and assets, whether tangible or intangible, real, personal, or mixed, reflected in OTE’s Current Balance Sheet as being owned by OTE as of the date thereof or purported to be owned on the date hereof. All buildings, fixtures, equipment, and other property and assets that are material to its business held under leases by OTE are held under valid instruments enforceable by OTE in accordance with their respective terms. Substantially all of OTE’s equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

Section 3.20 Futures Trading and Fixed Price Exposure

OTE is not presently engaged in any futures or options trading nor is it a party to any price, interest rate, or currency swaps, hedges, futures, or other derivative instruments.

Section 3.21 Intellectual Property

(a) OTE has good and marketable title to is registered patents, trademarks, service marks, copyrights, trade names, and applications for any of the foregoing and has good and marketable title to, or valid licenses or rights to use, all patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software (collectively, “OTE Intellectual Property”) used in the operation of its business as presently conducted, free from any liens and free from any requirement of any past, present, or future royalty payments, license fees, charges, or other payments or conditions or restrictions, whatsoever. Immediately after the Effective Time, the Surviving Corporation will own or will have the right to use all OTE Intellectual Property free from liens and on the same terms and conditions as in effect prior to the Effective Time.

(b) To the best of its knowledge, OTE has not infringed and is not infringing upon, and for the past three years has not engaged and is not engaging in, any unauthorized use or misappropriation of any patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software owned by or belonging to any other person. There are no claims or proceedings pending or, to OTE’s knowledge, threatened against OTE asserting that OTE is infringing or engaging in the unauthorized use or misappropriation of any intellectual property of any other person.

(c) OTE is not aware of prior art respecting any of the patents owned or licensed by it that was not disclosed to the U.S. Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with applications for such patents. OTE is not aware of any fact or event making any one or more claims of any of such patents invalid or unenforceable, and OTE has not engaged in any conduct, or omitted to perform any necessary act, the result of which would be to invalidate any of such patents or adversely affect any of their enforceability.

Section 3.22 Compliance with Securities Laws

All of the securities offered and sold by OTE or any predecessor within three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act and applicable state securities Laws.

Section 3.23 Disclosure Controls

OTE maintains systems of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken respecting any differences.

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Section 3.24 Off Balance Sheet Arrangements

There are no transactions, arrangements, and other relationships between and/or among OTE or, to OTE’s knowledge, any of its affiliates and any unconsolidated entity, including any structural finance, special purpose, or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially OTE’s liquidity or the availability of, or requirements for, its capital resources.

Section 3.25 No Improper Practices

(a) neither OTE nor, to OTE’s knowledge, any director, officer, agent, employee, or other person associated with or acting on behalf of OTE has, in the past three years: made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law); made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required; (b) following the Closing, TetriDyn will not be required by the Exchange Act to disclose any contributions or payments in any periodic report (“Periodic Report”) required to be filed pursuant to Section 13 or 15(d) thereunder; (c) no relationship, direct or indirect, exists between or among OTE or, to OTE’s knowledge any affiliate, on the one hand, and the directors, officers, and stockholders of OTE, on the other hand, that TetriDyn is required, or will be required, by the Exchange Act to describe in any Periodic Report following the Closing; and (d) there are no material outstanding loans or advances or material guarantees of indebtedness by OTE to, or for the benefit of, any of its officers or directors or any of the members of the families of any of them that TetriDyn is required, or will be required, by the Exchange Act to describe in any Periodic Report following the Closing.

Section 3.26 OFAC

Neither OTE nor, to OTE’s knowledge, any director, officer, agent, employee, or other affiliate of OTE or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Section 3.27 Minute Book

OTE’s minute book contains, and will contain at the Closing Date, a materially complete record of all meetings, consents, or other actions of its board of directors and shareholders for the period from inception through the date hereof and accurately reflects the substance of all transactions referred to in such minutes in all material respects.

ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TETRIDYN

TetriDyn hereby represents, covenants, and warrants to OTE, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date and to survive the Closing and continue in accordance with the terms hereof (except as otherwise expressly set forth in section 8.01), as set forth in this Article IV and as limited or qualified by the related disclosure schedules (the “TetriDyn Schedules”) supplementally provided by TetriDyn to OTE.

Section 4.01 Organization and Qualifications

Each of TetriDyn and its subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation; has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a TetriDyn Material Adverse Effect. The term “TetriDyn Material Adverse Effect” as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of TetriDyn. When used herein, the term TetriDyn includes any subsidiary. TetriDyn does not own an equity interest in any other corporation, partnership, joint venture arrangement, or other business entity that is material to the assets, liabilities, financial condition, results of operations, or current or future business of TetriDyn. Except as set forth in its Periodic Reports, TetriDyn does not have any predecessor, as that term is defined under generally accepted accounting principles.

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Section 4.02 Articles and Bylaws

TetriDyn has made available to OTE complete and correct copies of TetriDyn’s articles of incorporation and bylaws, as presently in effect. TetriDyn is not in violation of any of the provisions of its articles of incorporation or bylaws.

Section 4.03 Capitalization

(a) The authorized capital stock of TetriDyn consists of, after taking into account the TetriDyn Stock Split: (i) 200,000,000 shares of TetriDyn Common Stock, par value $0.001 per share, of which 534,555 shares are issued and outstanding, 11,740,937 are reserved for future issuance on the conversion of existing promissory notes, for a total of 12,275,492 shares issued and issuable on a fully diluted basis. Except as described in this section 4.03 no shares of capital stock of TetriDyn are reserved for any purpose. All of the outstanding shares of capital stock of TetriDyn are duly authorized, validly issued, and fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of TetriDyn subject to) any preemptive or similar rights created by statute, TetriDyn’s articles of incorporation or bylaws, or any agreement to which TetriDyn is a party or bound, and such outstanding shares owned by TetriDyn are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on TetriDyn’s voting rights, charges, or other encumbrances of any nature whatsoever.

(b) Except as set forth in subsection (a):

(i) There are no options, warrants, or other rights (including registration rights), agreements, arrangements, or commitments of any character to which TetriDyn is a party relating to the issued or unissued capital stock of TetriDyn or obligating TetriDyn to grant, issue, or sell any shares of the capital stock of TetriDyn;

(ii) There are no obligations, contingent or otherwise, of TetriDyn to: (1) repurchase, redeem, or otherwise acquire any shares of TetriDyn Stock or other capital stock of TetriDyn; or (2) provide material funds to, make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee respecting the obligations of any other person;

(iii) TetriDyn does not directly or indirectly own, has not agreed to purchase or otherwise acquire, or does not hold any interest convertible into, or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture, or other business association or entity;

(iv) There are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on TetriDyn’s revenues or earnings or calculated in accordance therewith.

(v) There are no voting trusts, proxies, or other agreements or understandings to which TetriDyn is a party or by which TetriDyn is bound respecting the voting of any shares of capital stock of TetriDyn.

(c) TetriDyn has made available to OTE complete and correct copies of: (i) each stock option, stock award, or other benefit plans (collectively, the “TetriDyn Option Plans”) and the forms of options issued pursuant to any TetriDyn Option Plan, including all amendments thereto; and (ii) all options and warrants that are not in the form specified under clause (i) above. TetriDyn has delivered to OTE a complete and correct list of all outstanding warrants and options, restricted stock, or any other stock awards (the “TetriDyn Stock Awards”) granted under the TetriDyn Option Plans or otherwise, setting forth as of the date hereof: (x) the number and type of TetriDyn Stock Awards; (xi) the exercise price of each outstanding stock option or warrant; and (xii) the number of stock options and warrants presently exercisable.

(d) The shares of New TetriDyn Stock to be issued pursuant to this Agreement have been duly authorized, and upon issuance in accordance with the terms of this Agreement will be, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights created by statute, TetriDyn’s articles of incorporation and bylaws, or any agreement to which TetriDyn is a party or bound.

Section 4.04 Authority

TetriDyn has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TetriDyn and the consummation by TetriDyn of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of TetriDyn are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TetriDyn and, assuming the due authorization, execution and delivery thereof by OTE, constitutes the legal, valid, and binding obligation of TetriDyn, enforceable against TetriDyn in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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Section 4.05 No Conflict; Required Filings and Consents

(a) The execution and delivery of this Agreement by TetriDyn does not, and the consummation of the transaction contemplated hereby will not: (i) conflict with or violate TetriDyn’s articles of incorporation or bylaws, in each case as amended or restated; (ii) conflict with or violate any Laws applicable to TetriDyn or by which any of its properties is bound or subject; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of TetriDyn pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which TetriDyn is a party or by which TetriDyn or any of its properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations, or liens or encumbrances described in clause (iii) that would not have a TetriDyn Material Adverse Effect.

(b) The execution and delivery of this Agreement by TetriDyn does not, and consummation of the transactions contemplated hereby will not, require TetriDyn to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except for: (i) complying with certain federal and state securities Laws as provided in Article V hereof; and (ii) filing appropriate merger documents as required by applicable state Laws and when the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations, or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with TetriDyn’s performance of its obligations under this Agreement and would not have a TetriDyn Material Adverse Effect.

Section 4.06 Permits; Compliance

TetriDyn and, to TetriDyn’s knowledge, each third-party operator of any of TetriDyn’s properties is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business in all material respects as it is now being conducted or as presently foreseeable (collectively, the “TetriDyn Permits”), and there is no action, proceeding, or investigation pending or, to TetriDyn’s knowledge, threatened regarding suspension or cancellation of any of the TetriDyn Permits, except when the failure to possess or the suspension or cancellation of such TetriDyn Permits would not have a TetriDyn Material Adverse Effect. TetriDyn has not received from any Governmental Entity any written notification respecting possible conflicts, defaults, or violations of Laws, except for written notices relating to possible conflicts, defaults, or violations that would not have a TetriDyn Material Adverse Effect.

Section 4.07 Reports

(a) TetriDyn has filed all forms, reports, statements, and other documents required to be filed with the SEC, including all quarterly reports on Form 10-Q, all annual reports on Form 10-K, all current reports on Form 8-K, and all other reports, schedules, registration statements, or other documents (collectively referred to as the “TetriDyn SEC Reports”), except when the failure to file any such forms, reports, statements, or other documents would not have a TetriDyn Material Adverse Effect. The TetriDyn SEC Reports were prepared in accordance with the requirements of applicable law (including the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TetriDyn SEC Reports) and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. TetriDyn is subject to the periodic reporting requirements of Section 15(d) of the Exchange Act and has no class of equity securities registered under Section 12 of the Exchange Act.

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Section 4.08 Absence of Certain Changes or Events

Since the date of TetriDyn’s Current Balance Sheet, TetriDyn has conducted its business in the ordinary course of business consistent with past practice. Since the date of TetriDyn’s Current Balance Sheet, there has not been: (a) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or that would be reasonably likely to have, individually or in the aggregate, a TetriDyn Material Adverse Effect; (b) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) respecting the equity interests of TetriDyn or any redemption, purchase, or other acquisition by TetriDyn of any of TetriDyn’s capital stock; (c) any revaluation by TetriDyn of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (d) any change by TetriDyn in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles; (e) a fundamental change in the nature of TetriDyn’s business; (f) any arrangement for the disposition of any material property or assets of TetriDyn; (g) any accrual, arrangement for, or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (h) any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, or employees; or (i) a TetriDyn Material Adverse Effect.

Section 4.09 Absence of Litigation

There is no claim, suit, litigation, proceeding, arbitration, or to TetriDyn’s knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against TetriDyn or any of its properties (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that would not have a TetriDyn Material Adverse Effect), and TetriDyn is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or to TetriDyn’s knowledge, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity or arbitrator, including cease-and-desist or other orders, except for matters that would not have a TetriDyn Material Adverse Effect.

Section 4.10 Tax Matters

Neither TetriDyn nor, to TetriDyn’s knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code, all as more particularly set forth in a separate letter of representation in form and substance reasonably satisfactory to OTE to be delivered by TetriDyn to OTE at the Closing and which is incorporated herein by reference.

Section 4.11 Taxes

(a) TetriDyn has made available to OTE complete copies of: (i) all returns and information statements respecting any Taxes of TetriDyn (“TetriDyn Returns”) for all periods since the formation of TetriDyn open under the statute of limitations for assessments; and (ii) examination reports and statements of deficiencies assessed by TetriDyn. TetriDyn does not do business or derive income from any state, local, territorial, or foreign taxing jurisdiction so as to be subject to Taxes or return filing requirements, other than those TetriDyn Returns described in the preceding sentence. Except to the extent that the applicable statute of limitations has expired, all TetriDyn Returns required to be filed by or on behalf of TetriDyn have been duly filed on a timely basis with the appropriate governmental authorities and are true, correct, and complete, and all Taxes for all periods covered by such TetriDyn Returns or respecting any period prior to the Effective Time, have been duly paid in full or a provision for the payment thereof has been made in accordance with generally accepted accounting principles and is reflected on TetriDyn’s Current Balance Sheet. All TetriDyn Returns are accurate and correct in all material respects. TetriDyn has no liabilities respecting the payment of any Taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of TetriDyn’s Current Balance Sheet, except as reflected therein, and all such dates and years and periods prior thereto and for which TetriDyn may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. TetriDyn has not elected at any time pursuant to the Code to be treated as an S corporation pursuant to Section 1362(a) of the Code or a collapsed corporation pursuant to Section 341(f) of the Code, nor has TetriDyn made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a TetriDyn Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any TetriDyn Return.

(b) TetriDyn has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including any estimated Taxes and the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over all amounts withheld under applicable Laws. There are no liens on any of the assets of TetriDyn respecting Taxes other than for Taxes not yet due and payable. There is no material dispute or claim concerning any liabilities for Taxes of TetriDyn either raised or reasonably expected to be raised by any taxing authority.

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(c) (i) there is no audit of any TetriDyn Returns by a governmental or taxing authority in process, pending, or threatened (formally or informally), and TetriDyn has no knowledge of any such potential audit; (ii) except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted respecting Taxes of TetriDyn, and no notice (either formally or informally) has been received by TetriDyn that it has not filed a TetriDyn Return or paid Taxes required to be filed or paid by it; (iii) TetriDyn is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such an action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved; (iv) no waiver or extension of any statute of limitations is in effect respecting Taxes of TetriDyn or TetriDyn Returns; (v) no action has been taken that would have the effect of deferring any liability for Taxes for TetriDyn from any period prior to the Effective Time to any period after the Effective Time; (vi) there are no requests for rulings, subpoenas, or requests for information pending respecting the Taxes of TetriDyn; (vii) no power of attorney has been granted by TetriDyn respecting any matter relating to Taxes; (viii) TetriDyn has never been included in an affiliated group of corporations within the meaning of Section 1504 of the Code; (ix) TetriDyn is not (nor has it ever been) a party to any tax-sharing agreement between affiliated corporations; and (x) the amount of liability for unpaid Taxes of TetriDyn for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on TetriDyn’s Current Balance Sheet.

Section 4.12 No Vote Required

No vote of the holders of any class or series of TetriDyn capital stock is necessary to approve the Merger by MergerCo.

Section 4.13 Brokers

No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TetriDyn.

Section 4.14 Information Supplied

Without limiting any of the representations and warranties contained herein, no representation or warranty of TetriDyn and no statement by TetriDyn, as of the date of such representation, warranty, statement, or document, contains or contained any untrue statement of material fact or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

Section 4.15 Employee Relations

TetriDyn has complied in all material respects with all applicable Laws that relate to prices, wages, hours, harassment, disabled access, discrimination employment, and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. TetriDyn believes that its relations with its employees are satisfactory.

Section 4.16 Certain Business Practices

Neither TetriDyn nor any of its TetriDyn’s directors, officers, agents, or employees on its behalf has used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any other unlawful payment.

Section 4.17 Environmental Matters

(a) during the period of TetriDyn’s ownership, use, or other occupancy of the properties of TetriDyn, it has not used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental Laws; and (b) TetriDyn has no knowledge of, or reason to believe that there has been: (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental Laws; or (ii) any actual or threatened litigation or claims of any kind against TetriDyn or any other person for whose conduct it is or may be liable by any person relating to such matters.

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Section 4.18 Properties

Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of TetriDyn’s Current Balance Sheet, TetriDyn has good and marketable title free and clear of all liens, the existence of which would have a TetriDyn Material Adverse Effect, to all material properties and assets, whether tangible or intangible, real, personal, or mixed, reflected in TetriDyn’s Current Balance Sheet as being owned by TetriDyn as of the date thereof or purported to be owned on the date hereof. All buildings, fixtures, equipment, and other property and assets that are material to its business held under leases by TetriDyn are held under valid instruments enforceable by TetriDyn in accordance with their respective terms. Substantially all of TetriDyn’s equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

Section 4.19 Compliance with Securities Laws

All of the securities offered and sold by TetriDyn within three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act and applicable state securities Laws.

Section 4.20 Disclosure Controls

TetriDyn maintains systems of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken respecting any differences.

Section 4.21 Off Balance Sheet Arrangements

There are no off balance sheet transactions that would reasonably be expected to affect materially TetriDyn’s liquidity or the availability of or requirements for its capital resources.

Section 4.22 OFAC

Neither TetriDyn nor, to TetriDyn’s knowledge, any director, officer, agent, employee or other affiliate of TetriDyn or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC.

Section 4.23 Minute Book

TetriDyn’s minute book contains, and will contain at the Closing Date, a complete record of all meetings, consents, or other actions of its board of directors and shareholders for the period from inception through the date hereof and accurately reflects the substance of all transactions referred to in such minutes in all material respects.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01 Approvals of Stockholders

(a) As soon as practicable following the execution and delivery of this Agreement, but in any event within 30 days following such date, OTE shall submit to its stockholders for approval by majority written consent the proposal to approve the Merger, this Agreement, and the transactions contemplated by this Agreement in accordance with the applicable provisions of Delaware Law and all applicable federal and state securities Laws. OTE shall solicit such majority written consents in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state Laws under the National Securities Markets Improvement Act of 1996, it being understood between OTE and TetriDyn that TetriDyn has a pre-existing substantive relationship with the stockholders of OTE by virtue of the fact, among other things, (i) that the Chairman and Chief Executive Officer of TetriDyn, Jeremy P. Feakins, is also the Chairman and Chief Executive Officer of OTE, and (ii) that JPF Venture Group, Inc., which is a shareholder of TetriDyn and a stockholder of OTE, and is primarily owned by Mr. Feakins, sold and transferred all of the assets of EcoVillage to TetriDyn.

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(b) As soon as practicable following the execution and delivery of this Agreement, but in any event within 30 days following such date, TetriDyn shall submit to its stockholders for approval by majority written consent the proposal to approve the recapitalization and the change of the name of TetriDyn as contemplated by this Agreement, and the transactions contemplated hereby in accordance with the applicable provisions of the Laws of the jurisdiction under which it is incorporated and all applicable federal and state securities Laws.

Section 5.02 Access and Information

(a) TetriDyn shall: (i) afford OTE and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the “OTE Representatives”) reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, agents, properties, offices, and other facilities of TetriDyn and to the books and records thereof; and (ii) furnish promptly to OTE and the OTE Representatives such information concerning the business, properties, contracts, records, and personnel of TetriDyn (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by OTE and the OTE Representatives.

(b) OTE shall: (i) afford to TetriDyn and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the “TetriDyn Representatives”), reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, accountants, agents, properties, offices, and other facilities of OTE (including any subsidiary) and to the books and records thereof; and (ii) furnish promptly to TetriDyn and the TetriDyn Representatives such information concerning the business, properties, contracts, records, and personnel of OTE (including any subsidiary) (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by TetriDyn and the TetriDyn Representatives.

(c) Notwithstanding the foregoing provisions of this section, no Party shall be required to grant access or furnish information to the other Party to the extent that such access to or the furnishing of such information is prohibited by Law. No investigation by the Parties made heretofore or hereafter shall affect the representations and warranties of the Parties that are herein contained, and each such representation and warranty shall survive such investigation.

(d) The information received pursuant to this section shall be deemed to be “Confidential Information.” Each Party agrees that it will treat in confidence all documents, materials, and other Confidential Information that it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents. Such documents, materials, and other Confidential Information shall not be communicated to any third person (other than to such Party’s respective counsel, accountants, financial advisers, or lenders) and shall not be used for any purpose to the detriment of the other Party. No Party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating a possible business relationship with the other Party. No Party and no OTE Representative or TetriDyn Representative will, during the term of this Agreement or at any time during the two years thereafter, irrespective of the time, manner, or cause of termination of this Agreement, use, disclose, copy, or assist any other person in the use, disclosure, or copying of any documents, materials, or other Confidential Information of the other Party.

Section 5.03 Other State Securities Laws

(a) TetriDyn shall prepare and file such other notices or applications as TetriDyn may deem appropriate under applicable state securities Laws in connection with the transactions contemplated by this Agreement. OTE and TetriDyn shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of New TetriDyn Stock in the Merger. OTE shall furnish to TetriDyn all information concerning OTE and the holders of its capital stock as TetriDyn may reasonably request in connection with such actions. All documents that TetriDyn is responsible for filing with the SEC or any state authority in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and state securities Laws and applicable state Laws.

(b) The information supplied by TetriDyn for inclusion in the notices or other filings in accordance with this section shall not, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to TetriDyn or any of its affiliates, or its or their respective officers or directors, is discovered by TetriDyn that should be set forth in a supplement or amendment to any notices or other filings in accordance with section 5.04(a), TetriDyn shall promptly inform OTE thereof in writing.

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(c) The information supplied by OTE for inclusion in the notices or other filings in accordance with section 5.04(a) shall not, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to OTE or any of its affiliates, or to its respective officers, directors, partners, or managers is discovered by OTE that should be set forth in a supplement or amendment to the notices or other filings in accordance with section 5.04(a), OTE shall promptly inform TetriDyn thereof in writing.

Section 5.04 Appropriate Action; Consents; Filings

(a) OTE and TetriDyn shall use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by OTE or TetriDyn or any subsidiary in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; (iii) make all necessary filings, and thereafter make any other required submissions, respecting this Agreement and the Merger required under: (1) the Securities Act and the Exchange Act, and the rules and regulations thereunder, and any other applicable federal or state securities Laws; and (2) any other applicable Law; provided that, OTE and TetriDyn shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the other Party and its advisers prior to such filings and, if requested, shall accept all reasonable additions, deletions, or changes suggested in connection therewith. OTE and TetriDyn shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

(b) OTE and TetriDyn agree to cooperate respecting, to cause each of their respective subsidiaries to cooperate respecting, and to use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative, or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary, or permanent) (an “Order”) of any Governmental Entity that is in effect and that restricts, prevents, or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and legislative action. OTE and TetriDyn also agree to take all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate, or reverse any legislative or judicial action that would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall OTE be required to take any action that would or could reasonably be expected to have an OTE Material Adverse Effect, and TetriDyn shall not be required to take any action that would or could reasonably be expected to have a TetriDyn Material Adverse Effect.

(c)

(i) OTE and TetriDyn shall give any notices to third parties, and use and cause their respective subsidiaries to use all reasonable efforts to obtain any third-party consents: (1) necessary, proper, or advisable to consummate the transactions contemplated by this Agreement; (2) otherwise required under any contracts, licenses, leases, or other agreements in connection with the consummation of the transactions contemplated hereby; or (3) required to prevent a material adverse effect affecting either of their respective business and operations from occurring prior to the Effective Time or a TetriDyn Material Adverse Effect from occurring after the Effective Time.

(ii) OTE and TetriDyn shall use and cause their respective subsidiaries to use all reasonable efforts to obtain release of any guarantees by any owner of TetriDyn of any third-party indebtedness or obligation that will not be paid, discharged, or otherwise satisfied at the Effective Time, excluding the obligations to SICOG and EIDC as set forth in subsection 5.12(c).

(iii) In the event that any Party shall fail to obtain any third-party consent described in subsection (c)(ii) above, such Party shall use all reasonable efforts, and shall take any such actions reasonably requested by any other Party, to limit the adverse effect upon OTE and TetriDyn, and their respective subsidiaries and their respective businesses, resulting or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

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(d) OTE and TetriDyn shall promptly notify the other of: (i) any material change in its current or future business, assets, liabilities, financial condition, or results of operations; (ii) any complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities respecting its business or the transactions contemplated hereby; (iii) the institution or the threat of material litigation involving it or any of its subsidiaries; or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants, or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, “material litigation” means any case, arbitration, or adversary proceeding or other matter that is material to the business and operations of the subject entity, if in existence on the date hereof, or for which the legal fees and other costs to TetriDyn might reasonably be expected to exceed $10,000 over the life of the matter or to OTE (or any subsidiary) might reasonably be expected to exceed $10,000 over the life of the matter.

Section 5.05 Acquisition of New TetriDyn Stock

The consummation of this Agreement and the transactions contemplated herein, including the issuance of the New TetriDyn Stock to the stockholders of OTE as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state securities Laws.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the approval of the Merger and this Agreement by the stockholders of OTE, and the acceptance and receipt of the New TetriDyn Stock, in tendering their OTE securities for exchange into New OTE Stock pursuant to the Merger, each OTE Stockholder will be required to acknowledge and represent in writing his acceptance of, and concurrence in, each stockholder of OTE shall make the following representations and warranties:

(i) Each acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the New TetriDyn Stock, and that the transactions contemplated herein involve certain risks.

(ii) Each has received and read this Agreement and has had access to the related schedules and exhibits and understands the risks related to the consummation of the transactions herein contemplated.

(iii) Each has such knowledge and experience in business and financial matters that such stockholder is capable of evaluating the Merger and TetriDyn and its proposed business operations.

(iv) Each has been provided with a copy of this Agreement, plus all materials and information requested by his or her representative, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and each has been provided the opportunity for direct communication with TetriDyn and the TetriDyn Representatives regarding the transactions contemplated hereby.

(v) All information that each has provided to TetriDyn or the TetriDyn Representatives concerning such stockholder’s suitability to hold shares in TetriDyn following the transactions contemplated hereby is complete, accurate, and correct.

(vi) Each has not offered or sold any interest in this Agreement and has no present intention of dividing the New TetriDyn Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii) Each is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the New TetriDyn Stock to be received for an indefinite period.

(viii) Each understands that the New TetriDyn Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state securities Laws for the issuance of securities in exchange for one or more bona fide outstanding securities, claims, or property interests when the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by a duly authorized governmental authority, as well as corresponding provisions of the securities Laws of other states.

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(b) Each Party acknowledges that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.06 Limitations on Resale of New TetriDyn Stock Following Possible Public Offering

In order to facilitate the possibility of a public offering of TetriDyn Stock, the New TetriDyn Stock issuable in accordance with this Agreement shall be subject to the restrictions set forth in this section.

(a) The New TetriDyn Stock issuable in accordance with this Agreement cannot be resold: (i) until at least 180 days after the Effective Time; and (ii) during a period commencing on the date of filing by TetriDyn of a registration statement under the Securities Act for a firm commitment underwritten public offering for cash by TetriDyn of TetriDyn Stock or securities convertible into or exercisable or exchangeable for TetriDyn Stock and continuing until the earlier of abandonment of the proposed public offering or 180 days following the date of the last closing in the public offering (the “Restricted Period”). Holders of such New TetriDyn Stock will cooperate with TetriDyn in providing reasonable written assurances respecting the foregoing to the underwriter of any such public offering.

(b) During the Restricted Period, holders of New TetriDyn Stock may not directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) shares of New TetriDyn Stock received in connection with this Agreement at any time during such period except securities included in such registration.

(c) In order to enforce the covenant set forth in this section 5.06, TetriDyn shall have the right to impose stop-transfer instructions respecting such shares of New TetriDyn Stock, which shall be binding on any holder or assignee (and the shares or securities of every other person subject to the foregoing restriction), until the end of such Restricted Period.

Section 5.07 No Representation or Opinions Regarding Certain Legal Matters

(a) Except for the representations and warranties set forth in section 3.10 and section 4.10, no representation or warranty is being made or legal opinion given by any Party to any other regarding the treatment of this transaction for federal or state income taxation. Although this transaction has been structured in an effort to qualify for treatment under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each Party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other Party or such other Party’s legal, accounting, or other advisers.

(b) Notwithstanding the covenants respecting reliance on an exemption from registration under the Securities Act and limited preemption under applicable state Laws set forth in this Article V, each Party acknowledges that it has relied exclusively on its own legal advisers regarding the availability of such exemption and preemption and on no representation, warranty, or assurance from any other Party or such other Party’s legal advisers. Inasmuch as the basis for relying on exemptions is factual, depending on the conduct of the Parties and their representatives in connection with the Merger and soliciting stockholder consents, the Parties will not receive a legal opinion to the effect that this Merger and the issuance of New TetriDyn Stock are exempt or preempted from registration under any federal or state law. Instead, the Parties will rely on the operative facts as documented by them as their basis for such exemptions.

Section 5.08 Public Announcements

Neither Party shall issue any press release or otherwise make any public statements respecting the Merger without the approval of the other Party. The press release announcing the execution and delivery of this Agreement shall be a joint press release of OTE and TetriDyn.

Section 5.09 Post-Closing Matters

The covenants and agreements set forth in this section 5.09 shall survive the Closing, notwithstanding any other contrary provision of this Agreement:

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(a)                 TetriDyn shall file with the Nevada Secretary of State of Nevada an amendment to its articles of incorporation changing its name in accordance with the terms of this Agreement.

(b)                 TetriDyn shall file with the Nevada Secretary of State of Nevada an amendment to its articles of incorporation to effectuate the TetriDyn Stock Split.

ARTICLE VI
CLOSING CONDITIONS

Section 6.01 Third-Party Conditions to Obligations of the Parties under this Agreement

The respective obligations of the Parties to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Parties hereto, in whole or in part, to the extent permitted by applicable Law:

(a) As required under applicable Delaware Law, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of OTE and MergerCo.

(b) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

Section 6.02 Additional Conditions to Obligations of the Parties

The obligations of each Party to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the other Party, in whole or in part, to the extent permitted by applicable Law:

(a) OTE shall have received written consents of the holders of a majority of its issued and outstanding OTE Stock in accordance with section 5.01(a) of this Agreement.

(b) The holders of less than 3% of the issued and outstanding OTE Stock shall have perfected their rights as Dissenting OTE Stockholders in accordance with Delaware Law and section 2.01(e) of this Agreement.

(c) Each of the representations and warranties of the other Party contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Each Party shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

(d) Each Party shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Each Party shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

(e) Since the date of this Agreement, there shall have been no change, occurrence, or circumstance in the current or future business, assets, liabilities, financial condition, or results of operations of the other Party having or reasonably likely to have, individually or in the aggregate, a TetriDyn Material Adverse Effect or OTE Adverse Effect, as the case may be. Each Party shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

(f) There shall not have been any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of either Party, to the continuing operation of the current or future business of TetriDyn or that imposes any condition or restriction upon the other Party, its business or operations that, in the reasonable business judgment of such Party, would be materially burdensome in the context of the transactions contemplated by this Agreement.

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(g) The number of shares of OTE Stock for which valid notices of intention to demand payment pursuant to the applicable provisions of Delaware Law have been provided and remain outstanding immediately prior to the effectiveness of the Merger does not exceed that number of shares that, if converted in accordance with the terms of this Agreement, would constitute more than 2% of the total number of shares of New TetriDyn Stock issuable at the Effective Time.

Section 6.03 TetriDyn Stock Split

In order to effect the Merger, preceding the Closing TetriDyn shall have the Forward Split effective with FINRA and shall effect the TetriDyn Stock Split filed for approval in accordance with Section 5.09(b).

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of OTE in such case where approval is required:

(a) by mutual consent of OTE and TetriDyn;

(b) by either Party, upon a material breach of any representation, warranty, covenant, or agreement on the part of the other Party set forth in this Agreement such that the conditions set forth in section 6.02(a) or section 6.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by July 31, 2017 (or as otherwise extended as described in subsection (d) of this section 7.01); provided that, in any case, a willful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes of this section 7.01(b); or

(c) by either Party, if there shall be any Order that is final and nonappealable preventing the consummation of the Merger, except if the Party relying on such Order to terminate this Agreement has not complied with its obligations under section 5.05(b) of this Agreement.

The right of the Parties to terminate this Agreement pursuant to this section 7.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either Party, any person controlling such Party, or any of its officers, directors, managers, partners, representatives, or agents, whether prior to or after the execution of this Agreement.

Section 7.02 Effect of Termination

Except as provided in section 7.05 or section 8.01 of this Agreement, in the event of the termination of this Agreement pursuant to section 7.01, this Agreement shall forthwith become void, there shall be no liability on the part of one Party to the other Party to consummate the transaction contemplated by this Agreement, and all rights and obligations of either Party shall cease, except that nothing herein shall relieve any Party of any liability for any breach of such Party’s covenants or agreements contained in this Agreement or any willful breach of such Party’s representations or warranties contained in this Agreement.

Section 7.03 Amendment

This Agreement may be amended by the Parties by action taken by or on behalf of their respective boards of directors, general partner(s), manager(s), or other governing body at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of a Party, no amendment that under applicable Law may not be made without the approval of the stockholders of such Party may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by both Parties.

Section 7.04 Waiver

At any time prior to the Effective Time, either Party may extend the time for the performance of any of the obligations or other acts of the other Party, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and waive compliance by the other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parties.

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Section 7.05 Fees, Expenses, and Other Payments

(a) In the event the Merger is not consummated, all Expenses (as defined in subsection 7.05(b)) incurred by the Parties shall be borne solely and entirely by the Party that has incurred such Expenses.

(b) “Expenses” as used in this section 7.05 shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts, and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement, the preparation, printing, filing, and mailing of communications to stockholders, the solicitation of approvals of stockholders, and all other matters related to the consummation of the transactions contemplated hereby.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01 Effectiveness of Representations, Warranties, and Agreements; Survival

Prior to the execution of this Agreement, each Party has made available to the other Party the opportunity to review any disclosures made pursuant to this Agreement and other information available in accordance with the provisions of section 5.02. Each Party has been afforded the opportunity to engage its own attorneys, accountants, and other advisers to assist in the review of such schedules and other information and has made its own decision respecting the extent to which such Party has engaged such attorneys, accountants, and other advisers. The representations, warranties, and agreements of each Party shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other Party, any person controlling such Party, or any of its officers, directors, managers, partners, representatives, attorneys, accountants, or agents, whether prior to or after the execution of this Agreement.

Section 8.02 Notices

Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

(a)	If to OTE, to:	Ocean Thermal Energy Corporation
800 South Queen Street
Lancaster, Pennsylvania 17603
Attn: Jeremy P. Feakins
Email: Jeremy.Feakins@otecorporation.com

	with a copy to:	Law Offices of Michael L. Corrigan
550 Corporate Center
550 West C Street, Suite 2040
San Diego, CA 92101-3565
Attn: Michael Corrigan
Email: mike@corriganlaw.net

(b)	If to TetriDyn, to:	TetriDyn Solutions, Inc.
800 South Queen Street
Lancaster, Pennsylvania 17603
Attn: Jeremy P. Feakins
Email: jeremy.feakins@jpfventures.com

	with a copy to:	Procopio Cory Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 300
San Diego, California 92130
Attn: John P. Cleary
Email: john.cleary@procopio.com

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Notwithstanding the foregoing, service of legal process or other similar communications shall not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means. Each Party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

Section 8.03 Certain Definitions

For the purposes of this Agreement:

(a) the term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) a person shall be deemed a “beneficial owner” of or to have “beneficial ownership” of TetriDyn Stock or OTE Stock, as the case may be, in accordance with the interpretation of the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that, a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, TetriDyn Stock or OTE Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

(c) the term “day” means any calendar day, and the term “business day” means any day other than a day on which banks in the state of Delaware are authorized or obligated to be closed;

(d) the term “control” (including the terms “controlled,” “controlled by,” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement, or otherwise;

(e) the terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Agreement, shall have the same meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, Pub. L. no. 99-499, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or federal Laws, rules, or regulations adopted pursuant to any of the foregoing.

(f) the terms “knowledge” or “known” shall mean, respecting any matter in question, if an executive officer or equivalent person of TetriDyn or OTE, as the case may be, has actual knowledge of such matter or should have known such matter after reasonable investigation;

(g) the term “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group (as defined in Section 13(d) of the Exchange Act);

(h) the terms “subsidiary” or “subsidiaries” of TetriDyn or OTE, means any corporation, partnership, limited liability company, joint venture, or other legal entity of which TetriDyn or OTE, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, currently or in the past, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

(i) the term “Taxes” shall mean all taxes, however, denominated, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision of any such government, including, without limiting the generality of the foregoing, all income or profit taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld, or collected.

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Section 8.04 Interpretation

The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Party. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except when the context clearly requires to the contrary: (a) all references in this Agreement to designated “sections” are to the designated sections and other subdivisions of this Agreement; (b) instances of gender or entity-specific usage (e.g., “his,” “her,” “its,” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual of any gender or entity; (c) the word “or” shall not be applied in its exclusive sense, unless the context otherwise requires; (d) ”including” shall mean that the items listed are illustrative, without any implication that all or even most of the components are mentioned; (e) references to Laws, regulations, and other governmental rules (collectively, “rules”), as well as to contracts, agreements, and other instruments (collectively, “instruments”), shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date) and shall include all successor rules and instruments thereto; (f) references to “$,” “cash,” or “dollars” shall mean the lawful currency of the United States; (g) unless otherwise indicated, periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; (h) references to “federal” shall be to Laws, agencies, or other attributes of the United States (and not to any state or locality thereof); (i) the meaning of the terms “domestic” and “foreign” shall be determined by reference to the United States; (j) if any day specified in this Agreement for any notice, action, or event is not a business day, then the due date for such notice, action, or event shall be extended to the next succeeding business day; (k) references to “days” shall mean calendar days; references to “business days” shall mean all days other than Saturdays, Sundays, and days that are legal holidays in the state of Delaware; (l) references to monthly or annual anniversaries shall be to the actual calendar months or years at issue (without taking into account the actual number of days in any such month or year); (m) days, business days, and times of day shall be determined by reference to local time in Delaware; (n) the English language version of this Agreement and all documents or instruments delivered by any Party hereto to the other shall govern all questions of interpretation relating to this Agreement, notwithstanding that this Agreement may have been translated into, and executed in, other languages; (o) whenever in this Agreement a person or group is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, such person or group shall be entitled to consider only such interests and factors as it deems appropriate, in the exercise of reasonable discretion, exercised in good faith; and (p) whenever in this Agreement a person or group is permitted or required to make a decision in its “good faith” or under another express standard, the person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

Section 8.05 Entire Agreement

This Agreement (together with any Exhibits) constitutes the entire agreement of the Parties and supersedes all prior negotiations, courses of dealing, agreements, undertakings, and understandings, both written and oral, between the Parties respecting the subject matter hereof.

Section 8.06 Assignment

This Agreement shall not be assigned by agreement, operation of law, or otherwise.

Section 8.07 Parties in Interest

This Agreement shall be binding upon and inure solely to the benefit of the Parties, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.09 Governing Law

This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the United States of America and, respecting matters of state law, with the Laws of:

B-26

(a) the state of Delaware as applicable to OTE and MergerCo. respecting matters governing corporations organized under the Laws of such state;

(b) the state of Nevada as applicable to TetriDyn respecting matters governing corporations organized under the Laws of such state; and

(c) otherwise, the Laws of the state of Delaware.

In each case without giving effect to any choice or conflict of Law provision or rule (whether of the state of the particular state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state specified.

Section 8.10 Counterparts

This Agreement may be executed in multiple counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers, thereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

By	/s/ Jeremy P. Feakins
Jeremy P. Feakins
President

By	/s/ Antoinette Hempstead
Antoinette Hempstead,
On Behalf of the Board

OCEAN THERMAL ENERGY CORPORATION

By	/s/ Jeremy P. Feakins
Jeremy P. Feakins
President

B-28

APPENDIX C

AUDITED FINANCIAL INFORMATION

OF

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

FOR THE YEARS ENDING DECEMBER 31, 2016 AND 2015

432 Park Ave South, 10th Floor New York, NY 10016 / (212 481-3490 1901 South Congress Avenue, Suite 110 Boynton Beach, FL 33426 - (561) 752-1721

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Ocean Thermal Energy Corporation

We have audited the accompanying consolidated balance sheets of Ocean Thermal Energy Corporation and Subsidiaries (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Ocean Thermal Energy Corporation and Subsidiaries as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $6,108,117, a working capital deficiency of $7,865,177, cash used in operations of $2,057,879 and an accumulated deficit of $53,111,543 at December 31, 2016. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LIGGETT & WEBB, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 31, 2017

C-1

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND DECEMBER 31, 2015

	2016	2015

ASSETS
Current Assets
Cash	$7,495	$125,029
Prepaid expenses	30,549	9,223
Other current assets	–	24,542
Total Current Assets	38,044	158,794

Property and Equipment
Property and equipment, net	2,366	6,573
Assets under construction	846,285	970,847
Property and Equipment, net	848,651	977,420

Total Assets	$886,695	$1,136,214

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payables and accrued expense	$5,631,270	$5,079,984
Current portion - capital lease obligation	–	2,530
Due to related party	36,822	–
Notes payable - related party, net	1,886,000	507,082
Notes payable, net	300,000	300,000
Convertible note payable, net	49,129	–
Total Current Liabilities	7,903,221	5,889,596

Notes payable - related party, net	1,045,644	2,806,014
Notes payable, net	602,067	594,432
Convertible note payable, net	–	44,940
Total Liabilities	9,550,932	9,334,982

Commitments and contingencies (Note 8)	–	–

Stockholders' deficiency
Preferred Stock, $0.0001 par value; 20,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	–	–
Common stock, $0.0001 par value; 200,000,000 shares authorized, 94,343,776 and 82,623,066 shares issued and outstanding, respectively	9,435	8,262
Additional paid-in capital	44,437,871	38,796,396
Accumulated deficit	(53,111,543)	(47,003,426)
Total Stockholders' Deficiency	(8,664,237)	(8,198,768)

Total Liabilities and Stockholders' Deficiency	$886,695	$1,136,214

The accompanying notes are an integral part of these consolidated financial statements.

C-2

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
Operating Expenses
Salaries and wages	$1,237,438	$4,156,763
Professional fees	1,505,586	664,398
General and administrative	442,394	608,384
Impairment of assets under construction	244,284	6,978,457
Total Operating Expenses	3,429,702	12,408,002

Loss from Operations	(3,429,702)	(12,408,002)

Other Expenses
Interest Expense	(2,678,415)	(976,632)
Total Other expense	(2,678,415)	(976,632)

Loss Before Income Taxes	(6,108,117)	(13,384,634)

Provision for Income Taxes	–	–

Net Loss	$(6,108,117)	$(13,384,634)

Net Loss per Common Share Basic and Diluted	$(0.07)	$(0.17)

Weighted Average Number of Common Shares Outstanding Basic and Diluted	83,236,245	79,783,925

The accompanying notes are an integral part of these consolidated financial statements.

C-3

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND DECEMBER 31, 2015

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficiency
Balance, December 31, 2014	–	$–	78,463,782	$7,845	$34,503,113	$(33,618,792)	$892,166

Stock issued for $0.75 warrants			537,989	54	403,438		403,492

Stock issued for $0.50 warrants			620,000	62	309,938		310,000

Stock issued for services for $0.85 per share			157,295	16	133,685		133,701

Stock issued to employees			2,844,000	285	2,417,115		2,417,400

Fair Value of warrants issued with Notes Payable					1,000,000		1,000,000

Beneficial Conversion feature					6,667		6,667

Fair value of options issued for service					22,440		22,440

Net Loss						(13,384,634)	(13,384,634)

Balance, December 31, 2015	–	$–	82,623,066	$8,262	$38,796,396	$(47,003,426)	$(8,198,768)

Stock issued for $0.50 warrants			1,380,000	138	689,862	–	690,000

Stock issued for $0.75 warrants			455,666	46	341,704		341,750

Stock issued for $0.25 warrants			8,000,000	800	1,999,200		2,000,000

Stock issued for services			1,197,753	120	1,017,970	–	1,018,090

Stock issued for accrued interest			687,291	69	584,129		584,198

Debt discount on the JPF VF note			–	–	1,008,610	–	1,008,610

Net Loss			–	–		(6,108,117)	(6,108,117)

Balance, December 31, 2016	–	$–	94,343,776	$9,435	$44,437,871	$(53,111,543)	$(8,664,237)

The accompanying notes are an integral part of these consolidated financial statements.

C-4

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015
Cash Flows From Operating Activities:
Net loss	$(6,108,117)	$(13,384,634)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,207	7,219
Impairment of assets under construction	244,284	6,978,457
Stock issued for services	1,018,090	133,701
Options issued for services	–	22,440
Stock issued for interest	412,374	–
Stock Issued for compensation	–	2,417,400
Amortization of note payable discounts	1,644,957	535,914
Changes in assets and liabilities:
Other current assets	24,542	(5,156)
Prepaid expenses	(21,326)	14,778
Accounts payable	(213,902)	748,083
Accrued expenses	937,012	859,110
Net Cash Used In Operating Activities	(2,057,879)	(1,672,688)

Cash Flow From Investing Activities:
Assets under construction	(119,722)	(147,706)
Net Cash Used In Investing Activities	(119,722)	(147,706)

Cash Flows From Financing Activities:
Repayment of notes payable - related party	(5,000)	(95,000)
Proceeds from notes payable - related party	999,025	1,000,975
Proceeds from convertible note payable	–	50,000
Proceeds from issuance of common stock	1,031,750	713,492
Proceeds from due to related party	36,822	–
Repayment of capital lease	(2,530)	(4,752)
Net Cash Provided by Financing Activities	2,060,067	1,664,715

Net decrease in cash and cash equivalents	(117,534)	(155,679)
Cash and cash equivalents at beginning of year	125,029	280,708
Cash and Cash Equivalents at End of Period	$7,495	$125,029

Supplemental disclosure of cash flow information
Cash paid for interest expense	$45,849	$20,541
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Accrued interest on related party note converted to common stock	$171,824	$–
Exercise of warrant in lieu of repayment of related-party note payable	$2,000,000	$–
Debt discount on related-party note payable and extension of warrants	$1,008,610	$1,000,000
Debt discount on $50,000 convertible note payable	$–	$6,667

The accompanying notes are an integral part of these consolidated financial statements.

C-5

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)       Nature of Operations

OCEES International Inc. (“OCEES”) was formed under the laws of Hawaii on January 21, 1998. Ocean Thermal Energy Corporation (“OTE Delaware”) was a Delaware corporation formed on October 18, 2010. In 2011, OCEES and OTE Delaware entered into a share exchange agreement. The transaction was treated as a merger of entities under common control as 100% of the stockholders of OCEES exchanged their shares for 100% of the outstanding shares of OTE Delaware.

OTE Delaware used its proprietary technology to develop, build, own, and operate renewable energy systems, primarily in the Eastern and Western Caribbean Islands.

On December 17, 2013, Broadband Network Affiliates, Inc. (“BBNA”), a Nevada Corporation, changed its state domicile and became a Delaware Corporation. On December 23, 2013, BBNA entered into a merger agreement with OTE Delaware, which was effective December 31, 2013. Upon completion of the merger, BBNA changed its name to Ocean Thermal Energy Corporation (“OTE”) and the former OTE Delaware ceased to exist. The transaction was treated as a reverse merger and recapitalization by OTE Delaware. For purposes of this report, “we,” “us,” and “our” refers to OTE, the surviving entity, after taking into effect the merger transaction, and its subsidiaries.

We develop projects for renewable power generation, desalinated water production, and air conditioning using our proprietary technologies designed to extract energy from the temperature differences between warm surface water and cold deep water.

(B)       Principal Subsidiary Undertakings

Our consolidated financial statements for the years ended December 31, 2016 and 2015, include the following subsidiaries:

Name	Place of Incorporation / Establishment	Principal Activities	Date Formed
Ocean Thermal Energy Bahamas Ltd.	Bahamas	Intermediate holding company of OTE BM Ltd. and OTE Bahamas O&M Ltd.	07/04/2011

OTE BM Ltd.	Bahamas	OTEC/SDC development in the Bahamas	09/07/2011

OCEES International Inc.	Hawaii, USA	Research and development for the Pacific Rim	01/21/1998

Ocean Thermal Energy UK Limited	England and Wales	Dormant	07/22/2010

OTEC Innovation Group Inc.	Delaware, USA	Dormant	06/02/2011

C-6

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Name	Place of Incorporation / Establishment	Principal Activities	Date Formed

OTE-BM Energy Partners LLC	Delaware, USA	Dormant	06/02/2011

OTE Bahamas O&M Ltd.	Bahamas	Dormant	09/07/2011

Ocean Thermal Energy Holdings Ltd.	Bahamas	Dormant	03/05/2012

Ocean Thermal Energy Cayman Ltd.	Caymans	Dormant	03/26/2013

OTE HC Ltd.	Caymans	Dormant	03/26/2013
Ocean Thermal Energy USVI, Inc.	Virgin Islands	Dormant	07/12/2016

We have an effective interest of 100% in each of our subsidiaries.

(C)       Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuing equity investments and issuances, valuation of deferred tax assets, and depreciable lives of property and equipment.

(D)       Cash and Cash Equivalents

We consider all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016 and 2015, we had no cash equivalents.

(E)       Income Taxes

We account for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10-25, “Income Taxes—Overall—Recognition.” Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Our 2011 to 2016 tax years remain open to audit by the Internal Revenue Service and state tax authorities.

C-7

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

(F)       Business Segments

We conduct operations in various foreign jurisdictions that use our technology. Our segments are based on the location of their operations. The U.S. territories segment consists of operations in the U.S. Virgin Islands and Guam; the Bahamas segment consists of operations specific to the Bahamas; and the other segment currently consists of operations in the Cayman Islands. Direct revenues and costs, depreciation, depletion, and amortization costs, general and administrative costs (“G&A”), and other income directly associated with their respective segments are detailed within the following discussion. Identifiable net property and equipment are reported by business segment for management reporting and reportable business segment disclosure purposes. Current assets, other assets, current liabilities, and long-term debt are not allocated to business segments for management reporting or business segment disclosure purposes.

Reportable business segment information for the years ended December 31, 2016, and December 31, 2015, is as follows:

December 31, 2016
	Headquarters	US Territories	Bahamas	Other	Total
Revenue	$–	$–	$–	$–	$–
Assets	40,410	797,287	–	48,998	886,695
Net Loss	(5,837,007)	–	(271,110)	–	(6,108,117)
Property and equipment	2,366	–	–	–	2,366
Capitalized construction in process		797,287	–	48,998	846,285
Depreciation	4,207	–	–	–	4,207
Additions to Property and equipment	–	119,722	–	–	119,722

December 31, 2015
	Headquarters	US Territories	Bahamas	Other	Total
Revenue	$–	$–	$–	$–	$–
Assets	165,367	677,564	244,285	48,998	1,136,214
Net Loss	(6,406,177)	–	(6,978,457)	–	(13,384,634)
Property and equipment	6,573	–	–	–	6,573
Capitalized construction in process	–	677,564	244,285	48,998	970,847
Depreciation	7,219	–	–	–	7,219
Additions to Property and equipment	–	134,471	13,235	–	147,706

For the year ended December 31, 2016, the U.S. territories are comprised of U.S. Virgin Islands project (approx. $632,000) and Guam project (approx. $165,000). Other territories are comprised of Cayman Islands project (approx. $49,000).

For the year ended December 31, 2015, the U.S. territories are comprised of U.S. Virgin Islands project (approx. $513,000) and Guam project (approx. $165,000). The Bahamas territories are comprised of Bahamas Electricity Corporation project (approx. $244,000). Other territories are comprised of Cayman Islands project (approx. $49,000).

C-8

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

(G)       Property and Equipment

Furniture, vehicles, equipment, and software are recorded at cost and include major expenditures that increase productivity or substantially increase useful lives.

Maintenance, repairs, and minor replacements are charged to expenses when incurred. When furniture, vehicles, or equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of operations.

Assets under construction represent costs incurred by us for our renewable energy systems currently in process. Generally, all costs incurred during the development stage of our projects are capitalized and tracked on an individual project basis and are included in construction in progress until the project has been placed into service. If a project is abandoned, the associated costs that have been capitalized are charged to expense in the year of abandonment. Expenditures for repairs and maintenance are charged to expense as incurred. Interest costs incurred during the construction period of defined major projects from debt that is specifically incurred for those projects are capitalized.

Direct labor costs incurred for specific major projects expected to have long-term benefits are capitalized. Direct labor costs subject to capitalization include employee salaries, as well as related payroll taxes and benefits. With respect to the allocation of salaries to projects, salaries are allocated based on the percentage of hours that our key managers, engineers, and scientists work on each project. These individuals track their time worked at each project. Major projects are generally defined as projects expected to exceed $500,000. Direct labor includes all of the time incurred by employees directly involved with construction and development activities. Time spent in general and indirect management and in evaluating the feasibility of potential projects is expensed when incurred.

We capitalize costs incurred once the project has met the project feasibility stage. Costs include environmental engineering, permits, government approval, and site engineering costs. We currently have four projects in the development stage and one project in the construction phase. We capitalize direct interest costs associated with the projects. As of December 31, 2016 and 2015, we have no interest costs capitalized.

The cost of furniture, vehicles, equipment, and software is depreciated over the estimated useful lives of the related assets.

Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for land, buildings, furniture, vehicles, equipment, and software are as follows:

Years
Computer Equipment	3
Software	5

C-9

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

(H)       Fair Value

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1–Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2–Pricing inputs are quoted for similar assets or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets or liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

•	Level 3–Pricing inputs are unobservable for the assets or liabilities; that is, the inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

Management believes the carrying amounts of the short-term financial instruments, including cash and cash equivalents, accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, notes payable, deferred compensation, and other liabilities reflected in the accompanying balance sheets approximate fair value at December 31, 2016 and 2015, due to the relatively short-term nature of these instruments.

(I)       Concentrations

Cash and cash equivalents and restricted cash are deposited with major financial institutions, and at times, such balances with any one financial institution may be in excess of FDIC-insured limits. As of December 31, 2016 and 2015, $0 and $0 were deposited in excess of FDIC-insured limits. Management believes the risk in these situations to be minimal.

(J)       Loss per Share

The basic loss per share is calculated by dividing our net loss available to common shareholders by the weighted average number of common shares during the period. The diluted loss per share is calculated by dividing our net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. We have 16,012,210 and 22,327,876 shares issuable upon the exercise of warrants and options and 205,667 and 205,667 shares issuable upon the conversion of the green energy bonds and notes that were not included in the computation of dilutive loss per share because their inclusion is antidilutive for the years ended December 31, 2016 and 2015, respectively.

C-10

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

(K)       Revenue Recognition

We will recognize revenue on arrangements in accordance with FASB ASC Topic 605, “Revenue Recognition.” In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

(L)       Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. Historically, there has been a diversity in practice in how certain cash receipts/payments are presented and classified in the statement of cash flows under Topic 230. The purpose of the Update is to reduce the existing diversity in practice by clarifying the presentation of certain types of transactions. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company notes that this guidance applies to its reporting requirements and will implement the new guidance accordingly.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

NOTE 2—GOING CONCERN

We had a net loss of $6,108,117 and used cash in operations of $2,057,879 for the year ended December 31, 2016, and had an accumulated deficit of $53,111,543 and a working capital deficiency of $7,865,177 as of December 31, 2016. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital through the sale of debt or equity securities or stockholder loans and to implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that we will be able to continue as a going concern through additional affiliate loans, implementation of our strategic operating plan, continuing a multi-focused plan to obtain external capital, and offering sales incentives to accelerate ocean thermal energy conversion (“OTEC”) project development.

NOTE 3--PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2016

				Estimated
		Accumulated	Net Book	Useful Life
	Cost	Depreciation	Value	Life
Computer & Office Equipment	$13,751	11,385	$2,366	3 Years
Software (Video System)	19,061	19,061	–	5 Years
Construction in Process	846,285		846,285
	$879,097	30,446	$848,651

C-11

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Property and equipment consist of the following at December 31, 2015:

				Estimated
		Accumulated	Net Book	Useful
	Cost	Depreciation	Value	Life
Computer & Office Equipment	$13,751	9,085	$4,666	3 Years
Software (Video System)	19,061	17,154	1,907	5 Years
Construction in Process	970,847		970,847
	$1,003,659	26,239	$977,420

Depreciation expense for the years ended December 31, 2016 and 2015 was $4,207 and $7,219, respectively. The Baha Mar assets under construction were deemed to be impaired due to the uncertainty regarding completion of the resort. Consequently, $6,978,457 of impairment of assets under construction was recorded for the year ended December 31, 2015. During 2016, $244,284 of Clifton Pier assets under construction were considered to be impaired due to the uncertainty of the project.

NOTE 4—CAPITAL LEASE PAYABLE

On June 22, 2011, we entered into a five-year capital lease agreement with a company. The lease has a purchase option of $1. We have classified this agreement as a capital lease. Payments in 2016, under the lease, amounted to $2,530; consequently, the lease was satisfied prior to December 31, 2016.

NOTE 5—NOTES PAYABLE

During 2012, we issued a note payable for $1,000,000 and three-year warrants to purchase 3,295,761 shares of common stock with an exercise price of $0.50 per share. The note had an interest rate of 10% per annum, was secured by a first lien in all of our assets and was due on February 3, 2015. We determined the warrants had a fair value of $378,500 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and was being amortized over the life of the note. We repriced the warrants during 2013 and took an additional charge to earnings of $1,269,380 related to the repricing. The warrants were exercised upon the repricing (see Note 6). For the years ended December 31, 2016 and 2015, we amortized $ 0 and $10,514 of debt discount, respectively. On February 16, 2017, the note holder agreed to amend the note to extend the due date of the note to February 3, 2018.

Series B 10% Units

During 2013, we issued Series B units. Each unit is comprised of a note agreement, a $50,000 promissory note that matures on September 30, 2023, and bears interest at 10% per annum payable annually in arrears, a security agreement, and a warrant to purchase 10,000 shares of common stock at an exercise price to be determined pursuant to a specified formula. During 2013, we issued $525,000 of 10% promissory notes and warrants to purchase 105,000 shares of common stock (see Note 6). The warrants have an expiration date of September 30, 2023. We determined the warrants had a fair value of $60,068 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and was being amortized over the life of the note. For the years ended December 31, 2016 and 2015, we amortized $8,265 and $4,958 of debt discount, respectively. Accrued interest on the notes was $168,934 and $116,104 at December 31, 2016 and 2015, respectively. During 2015, one of the original note holders transferred its ownership of the note in the amount of $50,000 to the JPF Venture Fund 1, LP, which is disclosed as a related-party transaction (see Note 9).

C-12

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Unsecured Debentures

During 2013, we paid cash of $10,000 and issued a note payable for $290,000 in connection with the reverse merger transaction (see Note 9). We repurchased and retired 7,546,464 shares of common stock simultaneously with the closing of the merger. The note is unsecured and due the earlier of December 31, 2015, or upon our receiving $50,000 of proceeds from the exercise of the Class A warrants, $50,000 from the exercise of the Class B warrants, $60,000 from the exercise of the Class C warrants, $60,000 from the exercise of Class D warrants, and $70,000 from the exercise of the Class E warrants. During 2014, we paid $100,000 and during 2015, we paid $60,000, leaving a balance of $130,000. Accrued interest totaled $29,769 and $20,759 at December 31, 2016 and 2015, respectively. We have determined that no further payment of principal or interest on this note should be made because the note holder failed to perform his underlying obligations giving rise to this note. As such, we are confident that if the note holder were to seek legal redress, a court would decide in our favor by either voiding the note or awarding damages sufficient to offset the note value.

During 2014, we issued a note payable for $2,265,000 and warrants to purchase 12,912,500 shares of common stock, with an exercise price equal to the greater of a 50% discount of the stock price when our shares are listed on a public exchange or $0.425 per share, to an entity owned by our chief executive officer, together our principal stockholders. The warrants expire one year after our shares are listed on a recognized public exchange. The unsecured note has an interest rate of 10% per annum and the balance was due on January 31, 2015. We determined the warrants had a fair value of $2,265,000 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and is being amortized over the life of the note. For the years ended December 31, 2016 and 2015, we amortized $ 0 and $57,424 of debt discount, respectively. As of December 31, 2015, principal of $152,500 has been repaid and principal of $351,500 has been converted into 468,667 shares of common stock, leaving a note balance of $1,761,000. During 2016, a principal payment of $5,000 was made leaving a note balance of $1,756,000 at December 31, 2016. Accrued interest totaled $453,093 and $270,428 as of December 31, 2016, and December 31, 2015, respectively. On February 16, 2017, the note holder agreed to extend the due date for the repayment of the loan and interest to the earlier of December 31, 2017, or the date of the financial closings of its Baha Mar Project (or any other project of $25 million or more), whichever occurs first. We did not modify the terms of the warrants (see Notes 6 and 9).

During 2014, we issued Secured Convertible Promissory Notes (Bonds) totaling $166,800 through September 30, 2014. The bonds carry an interest rate ranging from 7.86% to 9.86% and mature on April 30, 2019 and December 31, 2019. In addition, the bondholders are entitled to convert each $1,200 bond into 1,000 shares of common stock at a price of $1.20 per share. Should our shares trade for 10 consecutive days at $1.80 per share or higher, the bonds are automatically called and converted to shares at $1.20 per share. There was no beneficial conversion on the date of grant. Accrued interest totaled $41,398 and $21,664 as of December 31, 2016 and 2015, respectively.

C-13

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

During 2014, we issued a note payable of $100,000 to a related party and $200,000 to a third party, for a total of $300,000, and warrants to purchase 300,000 shares of common stock with an exercise price of $1.00 per share. The warrants expire during December 2018. These unsecured notes have an interest rate of 12% per annum. The $100,000 note with a related party is due the earlier of December 26, 2015; the completion by us of an equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or the financial close of the Baha Mar project and release of funds by the bank (see Note 9). The balance on the $200,000 note is due the earlier of March 31, 2015; the completion by us of an equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or the financial close of the Baha Mar project and release of project financing funds by the bank. We determined the warrants had a fair value of $85,304 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the notes payable and is being amortized over the life of the note. For the years ended December 31, 2016 and 2015, we amortized $5,796 and $78,637 of debt discount, respectively. Accrued interest totaled $113,119 and $36,000 as of December 31, 2016 and 2015, respectively. As of December 31, 2016, the notes are in default. Due to the delay in opening of the Baha Mar Resort, our Baha Mar SWAC Project’s financial closing was delayed causing us to default on the notes. We have accrued the interest at a default rate of 22%. We intend to repay the notes and accrued interest upon the project’s financial closing (see Note 6).

During 2015, a private venture fund, in which our chief executive officer is an officer and director, agreed to provide up to $1,000,000 in working capital and a warrant to purchase up to 4,480,000 shares of common stock at $0.25 per share. During the twelve months ended December 31, 2016, the note holder agreed to amend the note to increase the working capital loan to up to $2,000,000, and we agreed to issue an additional 3,520,000 warrants for a total of 8,000,000 shares of common stock. During the year ended December 31, 2016, additional loans were made to us by the private venture fund, resulting in a principal balance of $2,000,000 and $171,823 in accrued interest. On August 31, 2016, the note holder exercised a warrant to purchase 8,000,000 shares of common stock with an exercise price of $0.25 in lieu of repayment of $2,000,000 of the note payable. The note holder also converted $171,824 of accrued interest into 687,291 shares of common stock with a fair value of $584,198 ($0.85 per share). The total conversion was 8,687,291 shares for $2,584,198. We recorded an additional $1,000,000 of debt discount for the $1,000,000 received and $8,610 for the extension of warrant. The debt discount has been fully amortized on the exercise of the warrant (see Note 9).

On April 7, 2015, we issued an unsecured convertible promissory note in the principal amount of $50,000 to an unrelated party. The note bears interest of 10% and is due on April 17, 2017. The note can be converted into our common stock at a conversion rate of $0.75 per share at any time prior to the repayment. We recorded a debt discount of $6,667 for the fair value of the beneficial conversion feature. For the years ended December 31, 2016 and 2015, we amortized $4,189 and $1,607 of debt discount, respectively. Accrued interest totaled $12,668 and $6,000 as of December 31, 2016 and 2015, respectively.

C-14

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

The following convertible notes and notes payable were outstanding at December 31, 2016:

							Related Party		Non Related Party
Date of Issuance	Maturity Date	Interest Rate	Original Principal	Principal at December 31, 2016	Discount at December 31, 2016	Carrying Amount at December 31, 2016	Current	Long-Term	Current	Long-Term
02/03/12	02/03/18	10.00%	$1,000,000	$1,000,000	$–	$1,000,000		$1,000,000		$–
08/15/13	10/31/23	10.00%	525,000	525,000	44,089	480,911	–	45,644	–	435,267
12/31/13	12/31/15	8.00%	290,000	130,000	–	130,000	130,000	–	–	–
04/16/14	04/30/19	9.86%	6,000	6,000	–	6,000	–	–	–	6,000
05/09/14	04/30/19	9.86%	50,400	50,400	–	50,400	–	–	–	50,400
05/28/14	04/30/19	9.86%	25,200	25,200	–	25,200	–	–	–	25,200
04/01/14	12/31/17	10.00%	2,265,000	1,756,000	–	1,756,000	1,756,000	–	–	–
07/21/14	12/31/19	9.86%	78,000	78,000	–	78,000	–	–	–	78,000
08/18/14	12/31/19	7.86%	7,200	7,200	–	7,200	–	–	–	7,200
12/22/14	03/31/15	12.00%	200,000	200,000	–	200,000	–	–	200,000	–
12/26/14	12/26/15	12.00%	100,000	100,000		100,000		–	100,000	–
04/09/15	04/09/17	10.00%	50,000	50,000	871	49,129	–	–	49,129
Total			$4,596,800	$3,927,800	$44,960	$3,882,840	$1,886,000	$1,045,644	$349,129	$602,067

The following convertible notes and notes payable were outstanding at December 31, 2015:

							Related Party		Non Related Party
Date of Issuance	Maturity Date	Interest Rate	Original Principal	Principal at December 31, 2015	Discount at December 31, 2015	Carrying Amount at December 31, 2015	Current	Long-Term	Current	Long-Term
02/03/12	02/03/17	10.00%	$1,000,000	$1,000,000	$–	$1,000,000	$–	$1,000,000	$–	$–
08/15/13	10/31/23	10.00%	525,000	525,000	52,354	472,646	–	45,014	–	427,632
12/31/13	12/31/15	8.00%	290,000	130,000	–	130,000	130,000	–	–	–
04/16/14	04/30/19	9.86%	6,000	6,000	–	6,000	–	–	–	6,000
05/09/14	04/30/19	9.86%	50,400	50,400	–	50,400	–	–	–	50,400
05/28/14	04/30/19	9.86%	25,200	25,200	–	25,200	–	–	–	25,200
04/01/14	01/31/17	10.00%	2,265,000	1,761,000	–	1,761,000	–	1,761,000	–	–
07/21/14	12/31/19	9.86%	78,000	78,000	–	78,000	–	–	–	78,000
08/18/14	12/31/19	7.86%	7,200	7,200	–	7,200	–	–	–	7,200
12/22/14	03/31/15	12.00%	200,000	200,000	–	200,000	–	–	200,000	–
12/26/14	12/26/15	12.00%	100,000	100,000		100,000	–	–	100,000	–
04/09/15	04/09/17	10.00%	50,000	50,000	5,060	44,940	–	–	–	44,940
07/28/15	*	12.00%	1,130,427	1,000,000	623,893	376,107	376,107	–	–	–
**	*	12.00%	–	975	–	975	975	–	–	–
Total			$5,727,227	$4,933,775	$681,307	$4,252,468	$507,082	$2,806,014	$300,000	$639,372

*	Repayment earlier of: (i) the first anniversary of the date of issuance; (ii) the completion by us of equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or (iii) the financial closing of the Baha Mar project.
**	Additional funding received related to the promissory note issued on July 28, 2015, to a private venture fund in which our chief executive officer is an officer and director, in consideration of a working capital loan of up to $1,000,000. On March 15, 2016, the note was amended to increase the working capital loan to up to $2,000,000.

Maturities of Long-Term Obligations for Five Years and Beyond

The minimum principal payments of notes payable and capital lease obligations at December 31, 2016:

2017	$2,236,000
2018	1,000,000
2019	166,800
2020 and thereafter	525,000
Total	$3,927,800

C-15

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

On December 29, 2016, the Company received a $36,822 non-interest bearing advance from Jeremy P. Feakins & Associates, an investment entity that is majority owned by Jeremy Feakins, the Company’s director, chief executive officer, and chief financial officer.

NOTE 6—STOCKHOLDERS’ EQUITY

(A)       Common Stock

During 2015, individuals exercised warrants to purchase 537,989 shares of common stock at a price of $0.75 per share for cash totaling $403,492. These warrants were related to the Series C and E warrants associated with the BBNA merger.

During 2015, individuals exercised warrants to purchase 620,000 shares of common stock at a price of $0.50 per share for cash totaling $310,000. These warrants were related to the Series D warrants associated with the BBNA merger.

During 2015, we issued 2,844,000 shares of common stock to officers and employees with a fair value of $2,417,400 ($0.85 per share).

During 2015, we issued 157,295 shares of common stock for services performed with a fair value of $133,701 ($0.85 per share)

During 2016, individuals exercised warrants to purchase 455,666 shares of common stock at a price of $0.75 per share for cash totaling $341,750. These warrants were related to the Series C and E warrants associated with the BBNA merger.

During 2016, individuals exercised warrants to purchase 1,380,000 shares of common stock at a price of $0.50 per share for cash totaling $690,000. These warrants were related to the Series D warrants associated with the BBNA merger.

During 2016, we issued 1,197,753 shares of common stock for services performed with a fair value of $1,018,090 ($0.85 per share)

During 2016, the note holder, a private venture fund, in which our chief executive officer is an officer and director exercised a warrant to purchase 8,000,000 shares of common stock with an exercise price of $0.25 in lieu of repayment of $2,000,000 of note payable. The noteholder also converted $171,824 of accrued interest into 687,291 shares of common stock with a fair value of $584,198 ($0.85 per share).

(B)       Warrants and Options

We used the following assumptions for options during the year ended December 31, 2016:

Expected volatility:	61%
Expected lives:	Less than 1 Year
Risk-free interest rate:	0.62%
Expected dividend yield:	None

C-16

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

We used the following assumptions for options during the year ended December 31, 2015:

Expected volatility:	54%
Expected lives:	1 Year
Risk-free interest rate:	0.32%
Expected dividend yield:	None

During 2012, we issued warrants to purchase 1,075,000 shares of common stock in conjunction with Series A notes payable that are exercisable at a price of $3.00 per share and expire on March 31, 2017.

During 2013, we issued warrants to purchase 105,000 shares of common stock in conjunction with Series B notes payable that are exercisable at a price to be determined pursuant to a specified formula (see Note 5). Effective July 21, 2014, the Company was approved for listing on the GXG Markets First Quote platform with an $0.85 per share price, establishing a price of $0.68 per share for the warrants and making them all exercisable.

During 2013, we issued warrants to purchase 300,000 shares of common stock, with an exercise price equal to the greater of a 50% discount off of the stock price at our initial public offering of shares in conjunction with a note payable to an entity owned by our chief executive officer in the amount of $100,000. Effective July 21, 2014, the Company was approved for listing on the GXG Markets First Quote platform with an $0.85 per share price, establishing a price of $0.425 per share for the warrants and making them all exercisable.

As part of the merger with BBNA, we assumed outstanding warrants to purchase 10,000,000 shares of common stock. These warrants are grouped into five tranches of 2,000,000 shares. The pricing for each tranche is as follows: Series A and Series B are $0.50 per share; Series C is $0.75 per share; Series D is $1.00 per share; and Series E is $1.25 per share. These warrants expire on December 31, 2018. During 2014, 5,786,635 of these warrants were exercised and 1,157,989 were exercised during 2015. In addition, we repriced the Series D warrants to $0.75 per share and Series E warrants to $0.50 per share.

During 2014, we issued warrants to purchase 12,912,500 shares of common stock, with an exercise price equal to the greater of a 50% discount off of the stock price at our initial public offering of shares in conjunction with a note payable to an entity owned by our chief executive officer in the amount of $2,265,000 (see Note 5). Effective July 21, 2014, the Company was approved for listing on the GXG Markets First Quote platform with an $0.85 per share price., establishing a price of $0.425 per share for the warrants and making them all exercisable. On April 4, 2016, the note holder agreed to amend the note to extend the due date of the note to December 31, 2017. We did not modify the terms of the warrants.

During 2014, we issued warrants to purchase 300,000 shares of common stock, with an exercise price of $1.00 per share, in conjunction with notes payable to individuals, including a related party, in the amount of $300,000. These warrants expire on December 31, 2018 (see Note 5).

C-17

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

On July 28, 2015, we issued warrants to purchase 4,480,000 shares of common stock with an exercise price of $0.25 per share in conjunction with the loan agreement with a private venture fund, which is a related party, to provide us up to $1,000,000 in working capital. The warrants expire on April 30, 2016. We calculated the fair value of the warrant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 54%; risk-free interest rate of 0.32%; and an expected life of one year (see Notes 6 and 9). On March 15, 2016, the note holder agreed to amend the note to increase the working capital loan to up to $2,000,000 and extend the date of repayment to the earlier of: (i) the first anniversary of the date of issuance; (ii) the completion by us of equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or (iii) the financial closing of the Baha Mar project, and we agreed to increase the warrant to up to 8,000,000 shares and extend the expiration date to December 31, 2016. On August 31, 2016, the note holder exercised a warrant to purchase 8,000,000 shares of common stock with an exercise price of $0.25 in lieu of repayment of $2,000,000 of note payable. The note holder also converted $171,824 of accrued interest into 687,291 shares of common stock with a fair value of $584,198 ($0.85 per share). The total conversion was 8,687,291 shares for $2,584,198.

The following table summarizes all warrants outstanding and exercisable for the years ended December 31, 2016 and 2015:

Warrants	Number of Warrants	Range of Exercise Price
Balance at December 31, 2014	18,905,865	$0.43-$1.00
Granted	4,480,000	$0.25
Exercised	(1,157,989)	$0.50 - $0.75
Forfeited	–
Balance at December 31, 2015	22,227,876	$0.25 - $3.00
Granted	3,520,000	$0.25
Exercised	(9,835,666)	$0.25 - $.75
Forfeited	–
Balance at December 31, 2016	15,912,210	$0.25 - $3.00
Exercisable December 31, 2016	15,912,210

On, January 1, 2015, we issued to our vice president shareholder relations three-year options to purchase an aggregate of 100,000 shares of common stock at $0.75 per share. The options vest in four segments of 25,000 shares per quarter commencing on: March 31, 2015; June 30, 2015; September 30, 2015, and December 31, 2015. The options expire on January 1, 2018. We calculated the fair value of the options by using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 54%; risk-free interest rate of 0.25%; and an expected life of one year. The fair value of the options was $22,440 or $0.2244 per option.

See Subsequent Events Note 10 concerning the exercise of warrants.

C-18

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

The following table summarizes all options outstanding and exercisable for the years ended December 31, 2016 and 2015:

Options	Number of Options	Range of Exercise Price
Balance at December 31, 2014	–	–
Granted	100,000	$0.75
Exercised	–	–
Forfeited	–	–
Balance at December 31, 2015	100,000	$0.75
Granted	–	–
Exercised	–	–
Forfeited	–	–
Balance at December 31, 2016	100,000	$0.75
Exercisable December 31, 2016	100,000	$0.75

NOTE 7—INCOME TAX

A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate to the income before provision for income taxes is as follows:

	For the Years Ended December 31
	2016	2015
Statutory rate applied to loss before income taxes	$(2,479,492)	$(5,433,278)
Increase (decrease) in income taxes results from:
Nondeductible permanent differences	1,251,476	1,287,259
Change in valuation allowance	1,228,016	4,146,019
Income tax expense (benefit)	$–	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	For the Years Ended December 31
	2016	2015
Deferred tax assets	$2,931,956	$2,832,793
Operating loss carryforwards	7,984,349	6,855,496
Gross deferred tax assets	10,916,305	9,688,289
Valuation allowance	(10,916,305)	(9,688,289)
Net deferred income tax asset	$–	$–

We have net operating loss carryforwards for income tax purposes of approximately $19,600,000. This loss is allowed to be offset against future income until the year 2036 when the net operating loss carryforwards will expire. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the substantial losses incurred through December 31, 2016. The change in the valuation allowance for the years ended December 31, 2016 and 2015 was an increase of $1,228,016 and $4,146,019, respectively.

C-19

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Internal Revenue Code Section 382 imposes limitations on the availability of a company’s net operating losses after certain ownership changes occur. The Section 382 limitation is based upon certain conclusions pertaining to the dates of ownership changes and the value of the company on the dates of the ownership changes. It was determined that an ownership change occurred. The amount of our net operating losses incurred prior to the ownership change is limited based on the value of the Company on the date of the ownership change. Management has not determined the amount of net operating losses generated prior to the ownership change available to offset taxable income subsequent to the ownership change.

NOTE 8—COMMITMENTS AND CONTINGENCIES

Employment Agreements

On January 1, 2011, we entered into a five-year employment agreement with an individual to serve as our chief executive officer. The employment agreement provides for successive one-year term renewals unless it is expressly cancelled by either party 100 days prior to the end of the term. Under the agreement, the chief executive officer will receive an annual salary of $350,000, a car allowance of $12,000, and Company-paid health insurance. We are allowed to defer $170,000 per annum until we reach our first financial close on a project with a capital cost of $25 million or more. The agreement also provides for bonuses equal to one times annual salary plus 500,000 shares of common stock for each additional project that generates $25 million or more revenue to us. The chief executive officer is entitled to receive severance pay in the lesser amount of three years’ salary or 100% of the remaining salary if the remaining term is less than three years. As of December 31, 2015, we issued 1,000,000 shares of common stock, with a fair value of $850,000, to compensate the chief executive officer for his performance (see Note 9).

On May 1, 2011, we entered into a five-year employment agreement with an individual to serve as our senior vice president and head of OTEC Programs. The employment agreement provides for successive one-year term renewals unless it is expressly cancelled by either party 100 days prior to the end of the term. Under the agreement, the individual will receive an annual salary of $210,000, a car allowance of $9,000, and $14,400 towards health insurance. We are allowed to defer $108,000 per annum. For the Baha Mar project, the individual is entitled to a bonus of $25,000, 100,000 shares of common stock, and all deferred salaries. The agreement also provides for bonuses equal to one times the annual salary plus 100,000 shares of common stock for each additional project that generates $25 million or more revenue to us.

During the year ended December 31, 2015, we issued to the chief financial officer 1,000,000 shares of common stock, with a fair value of $850,000, according to a settlement agreement. The chief financial officer was hired on February 1, 2015, in anticipation of the financial closing of the Baha Mar project; however, the project was delayed making it difficult for us to raise enough money to justify his employment. As a result, a settlement agreement was negotiated to supersede the chief financial officer’s unexpired employment agreement (see Note 9).

During the year ended December 31, 2016, we issued 1,197,753 shares of common stock to consultants for services with fair value of $1,018,090. The Company is committed to issue 288,000 shares of common stock to consultants for services with fair value of $244,800 in January, February and March 2017 (See Note 10).

C-20

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Commitments

In early 2016, three Principals from a family office based in Memphis, Tennessee contacted us about investing in Ocean Thermal Energy Corporation. After conducting extensive due diligence on our Company and its technology, prospects, Officers, and Directors, the investors presented us with a Term Sheet to invest $42.4 million in our Company. The Investors insisted on exclusivity, which prevented us from continuing our fundraising efforts. The Investors also insisted on confidentiality, preventing us from communicating their offer until closing. We, along with our lawyers, engaged in our own due diligence on the Investors, and found that the Investors were known in the Memphis community as having substantial net worths, and good reputations in the financial industry. The point person for the Investors is a Certified Financial Planner as well as a licensed broker and investment advisor. Based on our due diligence, we were comfortable and excited to move forward with these Investors.

Despite the Investors’ promises, the Investors did not live up to their commitment and did not fund our Company as promised. In February of 2017, we instructed our attorneys to pursue the matter through the Courts and to seek significant damages from all potentially responsible parties.

Contingencies

On June 29, 2015, with the Baha Mar resort an estimated 95% complete, Baha Mar Ltd., the developer of the resort, filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court in Wilmington, Delaware. Baha Mar Ltd. is the entity with which our subsidiary entered into the Energy Services Agreement to build a SWAC system. The underlying cause of the filing was a commercial dispute between Baha Mar Ltd. and its construction company. Neither we nor our construction company is a party to the proceeding. At an early stage of the proceedings, the U.S. Bankruptcy Court in Wilmington, Delaware dismissed the action on September 15, 2015, agreeing with the Bahamas Supreme Court in finding that the case should properly be decided in Bahamian courts.

The case is proceeding in the Bahamas Supreme Court with the September 2015 appointment of provisional liquidators (Bahamas-based KRyS Global and UK-based AlixPartners) for the specific purpose of preserving the assets of the unfinished resort pending a resolution of the dispute. In November 2015, the Bahamas Supreme Court named Deloitte & Touche LLP as a receiver to Baha Mar Ltd. at the request of the Export-Import Bank of China, which is a primary creditor having made a $2.45 billion loan to Baha Mar Ltd. in 2010. In March 2016, the receiver engaged Colliers International, an international real estate firm, to actively market the resort to a new owner.

The June 2015 bankruptcy of the developer constituted an event of default under the Energy Services Agreement, but we have elected not to assert that default in favor of attempting to pursue the project. Under the terms of our Energy Services Agreement, in the event of default of the developer, we have the right to recover damages, including the amount invested in the project ($7.9 million at December 31, 2015), plus any fees earned at the time of breach and other direct damages, limited in aggregate amount to $25.0 million. The Energy Services Agreement is binding on any successor developer that takes over the development and finished construction.

We believe that even though bankruptcy courts have substantial powers to void contracts, the Energy Services Agreement is likely to survive (either in full effect or with limited modifications) due to the energy requirements of the project, but there can be no guarantee that we will realize any future benefits from the project.

C-21

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

Our Baha Mar project will be delayed until the new owner takes control of the resort and our ESA contract is either terminated or assumed by the new ownership. According to Bahamas prime minister Perry Christie, the Bahamas' long-delayed Baha Mar Resort will open under the ownership of Hong Kong-based Chow Tai Fook Enterprises (CTFE), whose companies include luxury-hotel operator Rosewood Hotels.

We have elected not to intervene in the Bahamas proceeding, which we believe is in the nature of an equitable proceeding to preserve the project and seek to reorganize so that the project can be completed rather than liquidated. Our strategy is based on our conclusion that the completion of the resort by any new owner will require it to address the lack of capacity of the current electrical grid to provide air conditioning through conventional means and the projected energy cost savings derived from our SWAC system as compared to conventional electricity at prevailing rates, even if its lack of reliability in the Bahamas is discounted. By relying on this strategy, we believe we are avoiding significant legal representation costs. Further, we believe that we would have no legal position to differentiate us from other unsecured creditors with an aggregate of about $2.0 billion in claims.

Litigation

From time to time, we are involved in legal proceedings and regulatory proceedings arising from operations. We establish reserves for specific liabilities in connection with legal actions that management deems to be probable and estimable. We are not currently a party to any proceeding, the adverse outcome of which would have a material adverse effect on our financial position or results of operations.

NOTE 9—RELATED-PARTY TRANSACTIONS

During 2015, a private venture fund, in which our chief executive officer is an officer and director, agreed to provide up to $1,000,000 in working capital (see Notes 5 and 6).

During 2015, we issued 2,000,000 shares of common stock, with a fair value of $1,700,000, to an executive officer and a former executive officer of the Company (see Note 8).

During 2015, one of the original Series B note holders transferred its ownership of the note in the amount of $50,000 to the JPF Venture Fund 1, LP (see Note 5).

During 2016, a private venture fund, in which our chief executive officer is an officer and director, agreed to amend the original note to increase the working capital loan to $2,000,000. On August 31, 2016, the note holder exercised a warrant to purchase 8,000,000 shares of common stock with an exercise price of $0.25 in lieu of repayment of $2,000,000 of note payable. The note holder also converted $171,824 of accrued interest into 687,291 shares of common stock with a fair value of $584,198 ($0.85 per share). The total conversion was 8,687,291 shares for $2,584,198.

On December 29, 2016, Jeremy P Feakins & Associates, in which our chief executive officer is an officer and director, agreed to provide a short-term advance to the Company for working capital in the amount of $36,822.

During 2016, a principal repayment of $5,000 was made on a related party note in the amount of $2,256,000 issued on January 31, 2015, leaving a note balance of $1,756,000.

During 2016 and 2015, we paid rent of $60,000 and $110,000 to a company controlled by our chief executive officer under an operating lease agreement.

C-22

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND 2015

NOTE 10—SUBSEQUENT EVENTS

On February 16, 2017, the due date of the related party note payable in the amount of $2,265,000 issued on January 31, 2015, was extended to December 31, 2017.

On February 16, 2017, the due date of the related party note payable in the amount of $1,000,000 issued on February 3, 2012, was extended to February 3, 2018.

As a part of our agreement with the Memphis Investors, the Board repriced 14,692,500 warrants and 100,000 options to $0.00 and exercised the warrants and options and issued 14,792,500 shares of common stock (See Note 6 and 8).

Individuals exercised warrants to purchase 546,165 shares at the price of $0.75 per share for cash totaling $409,624. These warrants were related to the Series D warrants associated with the BBNA merger.

The Company issued 288,000 shares of common stock, with a fair value of $244,800, to consultants for services (See Note 8).

On February 17, 2017, we entered into an Agreement and Plan of Merger with TetriDyn Solutions, Inc. (“TetriDyn”), in which our chief executive officer is an officer and director. Planned for mid-April 2017, the shareholders of OTE will receive a one-for-one exchange of their shares in the public company for a ninety percent (90%) ownership while TetryDyn shareholders will retain ten percent (10%) ownership. Once merged the name will be changed to Ocean Thermal Energy Corporation.

On March 9, 2017, we issued a promissory note payable of $200,000 to a related party in which our chief executive officer is an officer and director. The note bears interest of 10% and is due and payable within 90 days after demand.

In preparing these consolidated financial statements, we have evaluated events and transactions for potential recognition or disclosure through March 31, 2017, the date the financial statements were issued.

C-23

432 Park Ave South, 10th Floor New York, NY 10016 / (212 481-3490 1901 South Congress Avenue, Suite 110 Boynton Beach, FL 33426 - (561) 752-1721

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Ocean Thermal Energy Corporation

We have audited the accompanying consolidated balance sheets of Ocean Thermal Energy Corporation and Subsidiaries (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ (deficiency) equity and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Ocean Thermal Energy Corporation and Subsidiaries as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the consolidated financial statements, the 2015 consolidated financial statements have been restated to correct errors related to the impairment of assets under construction. The Baha Mar assets under construction were deemed to be impaired due to the uncertainty regarding completion of the resort. Consequently, $6,978,457 of impairment of assets under construction was recorded for the year ended December 31, 2015, which increased the net loss to $13,384,634. This discovery was made subsequent to the issuance of the consolidated financial statements.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $13,384,634, a working capital deficiency of $5,730,802, cash used in operations of $1,672,688 and an accumulated deficit of $47,003,426 at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 15, 2016, except for Notes 3, 7, 8 and 10 as to which the date is June 24, 2016

C-24

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND 2014

	2015	2014
	(Restated)
ASSETS
Current Assets
Cash	$125,029	$280,708
Prepaid expenses	9,223	24,001
Other current assets	24,542	19,386
Total Current Assets	158,794	324,095

Property and Equipment
Property and equipment, net	6,573	13,792
Assets under construction	970,847	7,801,598
Property and Equipment, net	977,420	7,815,390

Total Assets	$1,136,214	$8,139,485

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current Liabilities
Accounts payables and accrued expense	$5,079,984	$3,522,791
Current portion - capital lease obligation	2,530	4,670
Notes payable - related party, net	507,082	2,939,628
Notes payable, net	300,000	143,131
Total Current Liabilities	5,889,596	6,610,220

Capital lease obligation, less current portion	–	2,612
Notes payable -related party, net	2,806,014	–
Notes payable, net	594,432	634,487
Convertible note payable, net	44,940	–
Total Liabilities	9,334,982	7,247,319

Commitments and Contingencies (See Note 8)

Stockholders' (Deficiency) Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	–	–
Common stock, $0.0001 par value; 200,000,000 shares authorized, 82,623,066 and 78,463,782 shares issued and outstanding, respectively	8,262	7,845
Additional paid-in capital	38,796,396	34,503,113
Accumulated deficit	(47,003,426)	(33,618,792)
Total Stockholders' (Deficiency) Equity	(8,198,768)	892,166

Total Liabilities and Stockholders' (Deficiency) Equity	$1,136,214	$8,139,485

The accompanying notes are an integral part of these consolidated financial statements.

C-25

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
	(Restated)
Operating Expenses
Salaries and wages	$4,156,763	$1,207,251
Professional fees	664,398	1,194,983
General and administrative	608,384	1,060,286
Impairment of assets under construction	6,978,457	–
Total Operating Expenses	12,408,002	3,462,520

Loss from Operations	(12,408,002)	(3,462,520)

Other Expenses
Interest expense	(976,632)	(2,677,931)
Total Other Expense	(976,632)	(2,677,931)

Loss Before Income Taxes	(13,384,634)	(6,140,451)

Provision for Income Taxes	–	–

Net Loss	$(13,384,634)	$(6,140,451)

Net Loss per Common Share Basic and Diluted	$(0.17)	$(0.08)

Weighted Average Number of Common Shares Outstanding Basic and Diluted	79,783,925	76,415,304

The accompanying notes are an integral part of these consolidated financial statements.

C-26

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2015 (RESTATED) AND 2014

							Total
					Additional		Stockholders
	Preferred Stock		Common Stock		Paid-In	Accumulated	Equity
	Shares	Par Value	Shares	Par Value	Capital	Deficit	(Deficiency)

Balance, December 31, 2013	–	–	72,554,738	$7,254	$28,649,291	$(27,478,341)	$1,178,204

Stock issued for cash ($0.85 per share)			120,235	12	102,188	–	102,200

Stock issued for $0.50 warrants			4,000,000	400	1,999,600	–	2,000,000

Stock issued for $0.75 warrants			1,239,671	124	929,626	–	929,750

Stock issued for note payable conversion			535,333	54	401,446	–	401,500

Stock issued for interest			11,631	1	8,743	–	8,744

Stock issued to consultants ($0.85 per share)			2,174	–	1,847	–	1,847

Fair value of warrants issued with notes payable			–	–	2,410,372	–	2,410,372

Net Loss	–	–				(6,140,451)	(6,140,451)

Balance, December 31, 2014			78,463,782	$7,845	$34,503,113	$(33,618,792)	$892,166

Stock issued for $0.75 warrants			537,989	54	403,438	–	403,492

Stock issued for $0.50 warrants			620,000	62	309,938	–	310,000

Stock issued for services for $0.85 per share			157,295	16	133,685	–	133,701

Stock issued to employees			2,844,000	285	2,417,115	–	2,417,400

Fair value of warrants issued with notes payable			–	–	1,000,000	–	1,000,000

Beneficial conversion feature			–	–	6,667	–	6,667

Fair value of options issued for service			–	–	22,440	–	22,440

Net Loss			–	–	–	(13,384,634)	(13,384,634)

Balance, December 31, 2015 (Restated)	–	–	82,623,066	$8,262	$38,796,396	$(47,003,426)	$(8,198,768)

The accompanying notes are an integral part of these consolidated financial statements.

C-27

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
	(Restated)
Cash Flows From Operating Activities:
Net loss	$(13,384,634)	$(6,140,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,219	7,271
Impairment of assets under construction	6,978,457	–
Stock issued for services	133,701	1,847
Stock issued as compensation	2,417,400	–
Options issued for service	22,440	–
Amortization of note payable discounts	535,914	2,365,555
Changes in assets and liabilities:
Other current assets	(5,156)	241
Prepaid expenses	14,778	(15,640)
Accounts payable	748,083	514,062
Accrued expenses	859,110	18,909
Net Cash Used In Operating Activities	(1,672,688)	(3,248,206)

Cash Flow From Investing Activities:
Purchase property, plant and equipment	–	(8,261)
Assets under construction	(147,706)	(1,980,978)
Net Cash Used In Investing Activities	(147,706)	(1,989,239)

Cash Flows From Financing Activities:
Proceeds from notes payable	–	366,800
Repayment of notes payable - related party	(95,000)	(317,500)
Proceeds from notes payable - related party	1,000,975	2,365,000
Proceeds from convertible note payable	50,000	–
Repayment of line of credit	–	(428)
Proceeds from issuance of common stock	713,492	3,031,950
Repayment of capital lease	(4,752)	(4,018)
Net Cash Provided by Financing Activities	1,664,715	5,441,804

Net (Decrease) increase in cash and cash equivalents	(155,679)	204,359
Cash and cash equivalents at beginning of year	280,708	76,349
Cash and Cash Equivalents at End of Year	$125,029	$280,708

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$20,541	$52,358
Cash paid for income taxes	$–	$–

Supplemental disclosure of noncash items:

During 2015, we recorded $1,000,000 for the fair value of warrants issued with note payable - related party.

During 2015, we recorded a beneficial conversion feature with a fair value of $6,667 related to the issuance of $50,000 convertible note payable.

The accompanying notes are an integral part of these consolidated financial statements.

C-28

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)           Nature of Operations

OCEES International Inc. (“OCEES”) was formed under the laws of Hawaii on January 21, 1998. Ocean Thermal Energy Corporation (“OTE Delaware”) was a Delaware corporation formed on October 18, 2010. In 2011, OCEES and OTE Delaware entered into a share exchange agreement. The transaction was treated as a merger of entities under common control as 100% of the stockholders of OCEES exchanged their shares for 100% of the outstanding shares of OTE Delaware.

OTE Delaware used its proprietary technology to develop, build, own, and operate renewable energy systems, primarily in the Eastern and Western Caribbean Islands.

On December 17, 2013, Broadband Network Affiliates, Inc. (“BBNA”), a Nevada Corporation, changed its state domicile and became a Delaware Corporation. On December 23, 2013, BBNA entered into a merger agreement with OTE Delaware, which was effective December 31, 2013. Upon completion of the merger, BBNA changed its name to Ocean Thermal Energy Corporation (“OTE”) and the former OTE Delaware ceased to exist. The transaction was treated as a reverse merger and recapitalization by OTE Delaware. For purposes of this report, “we,” “us,” and “our” refers to OTE, the surviving entity, after taking into effect the merger transaction, and its subsidiaries.

We develop projects for renewable power generation, desalinated water production, and air conditioning using our proprietary technologies designed to extract energy from the temperature differences between warm surface water and cold deep water.

(B)           Principal Subsidiary Undertakings

Our consolidated financial statements for the years ended December 31, 2015 and 2014, include the following subsidiaries:

Name	Place of Incorporation / Establishment	Principal Activities	Date Formed
Ocean Thermal Energy Bahamas Ltd.	Bahamas	Intermediate holding company of OTE BM Ltd. and OTE Bahamas O&M Ltd.	07/04/2011

OTE BM Ltd.	Bahamas	OTEC/SDC development in the Bahamas	09/07/2011

OCEES International Inc.	Hawaii, USA	Research and development for the Pacific Rim	01/21/1998

Ocean Thermal Energy UK Limited	England and Wales	Dormant	07/22/2010

C-29

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Name	Place of Incorporation / Establishment	Principal Activities	Date Formed
OTEC Innovation Group Inc.	Delaware, USA	Dormant	06/02/2011

OTE-BM Energy Partners LLC	Delaware, USA	Dormant	06/02/2011

OTE Bahamas O&M Ltd.	Bahamas	Dormant	09/07/2011

Ocean Thermal Energy Holdings Ltd.	Bahamas	Dormant	03/05/2012

Ocean Thermal Energy Cayman Ltd.	Caymans	Dormant	03/26/2013

OTE HC Ltd.	Caymans	Dormant	03/26/2013

We have an effective interest of 100% in each of our subsidiaries.

(C)           Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuing equity investments and issuances, valuation of deferred tax assets, and depreciable lives of property and equipment.

(D)           Cash and Cash Equivalents

We consider all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2015 and 2014, we had no cash equivalents.

(E)           Income Taxes

We account for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10-25, “Income Taxes—Overall—Recognition.” Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Our 2010 to 2015 tax years remain open to audit by the Internal Revenue Service and state tax authorities.

C-30

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

(F)           Business Segments

We conduct operations in various foreign jurisdictions that use our technology. Our segments are based on the location of their operations.

December 31, 2015
	Headquarters	US Territories	Bahamas	Other	Total
Revenue	$–	$–	$–	$–	$–
Assets	165,367	677,564	244,285	48,998	1,136,214
Net loss	(6,406,177)	–	(6,978,457)	–	(13,384,634)
Property and equipment	6,573	–	–	–	6,573
Capitalized construction in process	–	677,564	244,285	48,998	970,847
Depreciation	7,219	–	–	–	7,219
Additions to property and equipment	–	134,471	13,235	–	147,706

December 31, 2014
	Headquarters	US Territories	Bahamas	Other	Total
Revenue	$–	$–	$–	$–	$–
Assets	337,887	543,093	7,209,506	48,998	8,139,485
Net loss	(6,140,451)	–		–	(6,140,451)
Property and equipment	13,792	–	–	–	13,792
Capitalized construction in process	–	543,093	7,209,506	48,998	7,801,598
Depreciation	7,271	–	–	–	7,271
Additions to property and equipment	8,261	167,098	1,890,134	8,745	2,074,239

For the year ended December 31, 2015, the U.S. territories are comprised of U.S. Virgin Islands project (approx. $513,000) and Guam project (approx. $165,000). The Bahamas territories are comprised of Bahamas Electricity Corporation project (approx. $244,000). Other territories are comprised of Cayman Islands project (approx. $49,000).

For the year ended December 31, 2014, the U.S. territories are comprised of U.S. Virgin Islands project (approx. $378,000) and Guam project (approx. $165,000). The Bahamas territories are comprised of Baha Mar project (approx. $6.96 million) and Bahamas Electricity Corporation project (approx. $244,000). Other territories are comprised of Cayman Islands project (approx. $49,000).

(G)           Property and Equipment

Furniture, vehicles, equipment, and software are recorded at cost and include major expenditures that increase productivity or substantially increase useful lives.

Maintenance, repairs, and minor replacements are charged to expenses when incurred. When furniture, vehicles, or equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of operations.

C-31

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Assets under construction represent costs incurred by us for our renewable energy systems currently in process. Generally, all costs incurred during the development stage of our projects are capitalized and tracked on an individual project basis and are included in construction in progress until the project has been placed into service. If a project is abandoned, the associated costs that have been capitalized are charged to expense in the year of abandonment. Expenditures for repairs and maintenance are charged to expense as incurred. Interest costs incurred during the construction period of defined major projects from debt that is specifically incurred for those projects are capitalized.

Direct labor costs incurred for specific major projects expected to have long-term benefits are capitalized. Direct labor costs subject to capitalization include employee salaries, as well as related payroll taxes and benefits. With respect to the allocation of salaries to projects, salaries are allocated based on the percentage of hours that our key managers, engineers, and scientists work on each project. These individuals track their time worked at each project. Major projects are generally defined as projects expected to exceed $500,000. Direct labor includes all of the time incurred by employees directly involved with construction and development activities. Time spent in general and indirect management and in evaluating the feasibility of potential projects is expensed when incurred.

We capitalize costs incurred once the project has met the project feasibility stage. Costs include environmental engineering, permits, government approval, and site engineering costs. We currently have four projects in the development stage and one project in the construction phase. We capitalize direct interest costs associated with the projects. As of December 31, 2015 and 2014, we have no interest costs capitalized.

The cost of furniture, vehicles, equipment, and software is depreciated over the estimated useful lives of the related assets.

Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for land, buildings, furniture, vehicles, equipment, and software are as follows:

Years
Computer Equipment	3
Software	5

(H)           Fair Value

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and enhances disclosures about fair value measurements. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1–Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

C-32

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

•	Level 2–Pricing inputs are quoted for similar assets or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets or liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

•	Level 3–Pricing inputs are unobservable for the assets or liabilities; that is, the inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

Management believes the carrying amounts of the short-term financial instruments, including cash and cash equivalents, accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, notes payable, deferred compensation, and other liabilities reflected in the accompanying balance sheets approximate fair value at December 31, 2015 and 2014, due to the relatively short-term nature of these instruments.

(I)            Concentrations

Cash and cash equivalents and restricted cash are deposited with major financial institutions, and at times, such balances with any one financial institution may be in excess of FDIC-insured limits. As of December 31, 2015 and 2014, $0 and $30,072 were deposited in excess of FDIC-insured limits. Management believes the risk in these situations to be minimal.

(J)            Loss per Share

The basic loss per share is calculated by dividing our net loss available to common shareholders by the weighted average number of common shares during the period. The diluted loss per share is calculated by dividing our net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. We have 22,327,876 and 18,905,865 shares issuable upon the exercise of warrants and options and 205,667 and 139,000 shares issuable upon the conversion of the green energy bonds and notes that were not included in the computation of dilutive loss per share because their inclusion is antidilutive for the years ended December 31, 2015 and 2014, respectively.

(K)           Revenue Recognition

We will recognize revenue on arrangements in accordance with FASB ASC Topic 605, “Revenue Recognition.” In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

C-33

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

(L)           Recent Accounting Pronouncements

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest–Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows, or financial condition.

In May 2015, the FASB issued ASU No. 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent),” which removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. This ASU is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows, or financial condition.

In June 2015, the FASB issued ASU No. 2015-10, “Technical Corrections and Improvements,” which covers a wide range of Topics in the Codification. The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Additionally, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification. Transition guidance varies based on the amendments in this ASU. The amendments in this ASU that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this ASU. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows, or financial condition.

C-34

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” defers the effective date ASU No. 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows, or financial condition.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

NOTE 2—GOING CONCERN

We had a net loss of $13,384,634, which was mostly attributable to the impairment of capitalized costs for the Baha Mar project (see Note 3), used cash in operations of $1,672,688 for the year ended December 31, 2015, and had an accumulated deficit of $47,003,426 and a working capital deficiency of $5,730,802 as of December 31, 2015. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital through the sale of debt or equity securities or stockholder loans and to implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that we will be able to continue as a going concern through additional affiliate loans, implementation of our strategic operating plan, continuing a multi-focused plan to obtain external capital, and offering sales incentives to accelerate ocean thermal energy conversion (“OTEC”) project development.

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2015:

	Cost	Accumulated Depreciation	Net Book Value	Estimated Useful Life
Computer and Office Equipment	$13,751	$9,085	$4,666	3 Years
Software (video system)	19,061	17,154	1,907	5 Years
Construction in Process	970,847	–	970,847
	$1,003,659	$26,239	$977,420

C-35

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Property and equipment consist of the following at December 31, 2014:

	Cost	Accumulated Depreciation	Net Book Value	Estimated Useful Life
Computer and Office Equipment	$13,751	$5,678	$8,073	3 Years
Software (video system)	19,061	13,342	5,719	5 Years
Construction in Process	7,801,598	–	7,801,598
	$7,834,410	$19,020	$7,815,390

Depreciation expense for the years ended December 31, 2015 and 2014, was $7,219 and $7,271, respectively. The Baha Mar assets under construction were deemed to be impaired due to the uncertainty regarding completion of the resort. Consequently, $6,978,457 of impairment of assets under construction was recorded for the year ended December 31, 2015.

NOTE 4—CAPITAL LEASE PAYABLE

On June 22, 2011, we entered into a five-year capital lease agreement with a company. The lease has a purchase option of $1. We have classified this agreement as a capital lease. Future payments required under the lease amount to $2,530, which will be satisfied prior to December 31, 2016.

NOTE 5—NOTES PAYABLE

During 2012, we issued a note payable for $1,000,000 and three-year warrants to purchase 3,295,761 shares of common stock with an exercise price of $0.50 per share. The note had an interest rate of 10% per annum, was secured by a first lien in all of our assets  and was due on February 3, 2015. We determined the warrants had a fair value of $378,500 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and was being amortized over the life of the note. We repriced the warrants during 2013 and took an additional charge to earnings of $1,269,380 related to the repricing. The warrants were exercised upon the repricing (see Note 6). For the years ended December 31, 2015 and 2014, we amortized $10,514 and $126,167 of debt discount, respectively. On April 1, 2016, the note holder agreed to amend the note to extend the due date of the note to February 3, 2017.

Series A 10% Units

During 2012, we issued Series A units. Each unit is comprised of a $50,000 unsecured note that matured on March 31, 2013, and bears interest at 10% per annum payable quarterly, and a warrant to purchase 50,000 shares of common stock at an exercise price of $3.00 per share. The warrants expire on March 31, 2017. We issued $1,075,000 of Series A 10% Unsecured Notes (including proceeds of $12,000 received in 2011 that were converted to Series A notes in 2012) and warrants to purchase 1,075,000 shares of common stock. Also during 2012, $975,000 of Series A 10% Unsecured Notes were converted into 1,950,000 shares of our common stock. There was no gain or loss on the exchange. The remaining $100,000 balance was converted to 200,000 shares of common stock during the year ended December 31, 2013 (see Note 6).

C-36

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Series B 10% Units

During 2013, we issued Series B units. Each unit is comprised of a note agreement, a $50,000 promissory note that matures on September 30, 2023, and bears interest at 10% per annum payable annually in arrears, a security agreement, and a warrant to purchase 10,000 shares of common stock at an exercise price to be determined pursuant to a specified formula. During 2013, we issued $525,000 of 10% promissory notes and warrants to purchase 105,000 shares of common stock (see Note 6). The warrants have an expiration date of September 30, 2023. We determined the warrants had a fair value of $60,068 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and was being amortized over the life of the note. For the years ended December 31, 2015 and 2014, we amortized $4,958 and $2,754 of debt discount, respectively. Accrued interest on the notes was $116,104 and $58,847 at December 31, 2015 and 2014, respectively. During 2015, one of the original note holders transferred its ownership of the note in the amount of $50,000 to the JPF Venture Fund 1, LP, which is disclosed as a related-party transaction (see Note 9).

Unsecured Debentures

During 2013, we paid cash of $10,000 and issued a note payable for $290,000 in connection with the reverse merger transaction (see Note 9). We repurchased and retired 7,546,464 shares of common stock simultaneously with the closing of the merger. The note is unsecured and due the earlier of December 31, 2015, or upon our receiving $50,000 of proceeds from the exercise of the Class A warrants, $50,000 from the exercise of the Class B warrants, $60,000 from the exercise of the Class C warrants, $60,000 from the exercise of Class D warrants, and $70,000 from the exercise of the Class E warrants. During 2014, we paid $100,000 and during 2015, we paid $60,000, leaving a balance of $130,000. Accrued interest totaled $20,759 and $8,867 at December 31, 2015 and 2014, respectively. We have determined that no further payment of principal or interest on this note should be made because the note holder failed to perform his underlying obligations giving rise to this note. As such, we are confident that if the note holder were to seek legal redress, a court would decide in our favor by either voiding the note or awarding damages sufficient to offset the note value.

During 2013, we issued a note payable for $100,000 and two-year warrants to purchase 300,000 shares of common stock, with an exercise price equal to the greater of a 50% discount of the stock price when our shares are listed on a public exchange or $0.425 per share, to an entity owned by our chief executive officer and principal stockholder. The unsecured note had an interest rate of 10% per annum and was due on January 31, 2014. We determined the warrants had a fair value of $58,116 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and was amortized over the life of the note. For the years ended December 31, 2015 and 2014, we amortized $0 and $29,058 of debt discount, respectively. Accrued interest totaled $0 and $1,292 as of December 31, 2015 and 2014, respectively. The note and all accrued interest were fully paid during 2014 (see Notes 6 and 9).

During 2014, we issued a note payable for $2,265,000 and warrants to purchase 12,912,500 shares of common stock, with an exercise price equal to the greater of a 50% discount of the stock price when our shares are listed on a public exchange or $0.425 per share, to an entity owned by our chief executive officer, together our principal stockholders. The warrants expire one year after our shares are listed on a recognized public exchange. The unsecured note has an interest rate of 10% per annum and the balance was due on January 31, 2015. We determined the warrants had a fair value of $2,265,000 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and is being amortized over the life of the note. For the years ended December 31, 2015 and 2014, we amortized $57,424 and $2,207,576 of debt discount, respectively. As of December 31, 2015, principal of $152,500 has been repaid and principal of $351,500 has been converted into 468,667 shares of common stock, leaving a note balance of $1,761,000. Accrued interest totaled $270,428 and $95,413 as of December 31, 2015 and 2014, respectively (see Note 6). On April 4, 2016, the note holder agreed to amend the note to extend the due date of the note to January 31, 2017. We did not modify the terms of the warrants.

C-37

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

During 2014, we issued Secured Convertible Promissory Notes (Bonds) totaling $166,800 through September 30, 2014. The bonds carry an interest rate ranging from 7.86% to 9.86% and mature on April 30, 2019 or December 31, 2019. In addition, the bondholders are entitled to convert each $1,200 bond into 1,000 shares of common stock at a price of $1.20 per share. Should our shares trade for 10 consecutive days at $1.80 per share or higher, the bonds are automatically called and converted to shares at $1.20 per share. There was no beneficial conversion on the date of grant. Accrued interest totaled $21,664 and $5,362 as of December 31, 2015 and 2014, respectively.

During 2014, we issued a note payable of $100,000 to a related party and $200,000 to a third party, for a total of $300,000, and warrants to purchase 300,000 shares of common stock with an exercise price of $1.00 per share. The warrants expire during December 2018. These unsecured notes have an interest rate of 12% per annum. The $100,000 note with a related party is due the earlier of December 26, 2015; the completion by us of an equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or the financial close of the Baha Mar project and release of funds by the bank (see Note 9). The balance on the $200,000 note is due the earlier of March 31, 2015; the completion by us of an equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or the financial close of the Baha Mar project and release of project financing funds by the bank. We determined the warrants had a fair value of $85,304 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the notes payable and is being amortized over the life of the note. For the years ended December 31, 2015 and 2014, we amortized $85,304 and $0 of debt discount, respectively. Accrued interest totaled $36,000 and $0 as of December 31, 2015 and 2014, respectively. As of December 31, 2015, the notes are in default. Due to the delay in opening of the Baha Mar Resort, our Baha Mar SWAC Project’s financial closing was delayed causing us to default on the notes. We intend to repay the notes and accrued interest upon the project’s financial closing (see Note 6).

During 2015, we issued a promissory note to a private venture fund in which our chief executive officer is an officer and director in consideration of working capital loans of up to $1,000,000. The note bears interest at a rate of 12%. Repayment is due on the earlier of the first anniversary of the date of issuance, the completion by us of equity financing resulting in the receipt of at least $2,000,000, or the financial close of the Baha Mar project. We also issued a warrant to purchase up to 4,480,000 shares of our common stock at $0.25 per share any time prior to repayment. We calculated the fair value of the warrant by using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 54%; risk-free interest rate of 0.32%; and an expected life of one year. We determined the warrant had a fair value of $1,000,000 based on the Black-Scholes option-pricing model. The fair value was recorded as a discount on the note payable and is being amortized over the life of the note. For the year ended December 31, 2015, we amortized $376,107 of debt discount. The private venture fund has advanced $1,000,000 through December 31, 2015 (see Notes 6 and 9). In addition to $1,000,000, we received an additional $975 through December 31, 2015. Due to the additional working capital loans received, the note holder agreed to subsequently amend the original note to increase the working capital loan to $2,000,000 (see Note 11).

On April 7, 2015, we issued an unsecured convertible promissory note in the principal amount of $50,000 to an unrelated party. The note bears interest of 10% and is due on April 17, 2017. The note can be converted into our common stock at a conversion rate of $0.75 per share at any time prior to the repayment. We recorded a debt discount of $6,667 for the fair value of the beneficial conversion feature. For the year ended December 31, 2015, we amortized $1,607 of debt discount.

C-38

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

The following convertible notes and notes payable were outstanding at December 31, 2015:

							Related Party		Non Related Party
Date of Issuance	Maturity Date	Interest Rate	Original Principal	Principal at December 31, 2015	Discount at December 31, 2015	Carrying Amount at December 31, 2015	Current	Long-Term	Current	Long-Term
02/03/12	02/03/17	10.00%	$1,000,000	$1,000,000	$–	$1,000,000	$–	$1,000,000	$–	$–
08/15/13	10/31/23	10.00%	525,000	525,000	52,354	472,646	–	45,014	–	427,632
12/31/13	12/31/15	8.00%	290,000	130,000	–	130,000	130,000	–	–	–
04/16/14	04/30/19	9.86%	6,000	6,000	–	6,000	–	–	–	6,000
05/09/14	04/30/19	9.86%	50,400	50,400	–	50,400	–	–	–	50,400
05/28/14	04/30/19	9.86%	25,200	25,200	–	25,200	–	–	–	25,200
04/01/14	01/31/15	10.00%	2,265,000	1,761,000	–	1,761,000	–	1,761,000	–	–
07/21/14	12/31/19	9.86%	78,000	78,000	–	78,000	–	–	–	78,000
08/18/14	12/31/19	7.86%	7,200	7,200	–	7,200	–	–	–	7,200
12/22/14	07/28/16	12.00%	200,000	200,000	–	200,000	–	–	200,000	–
12/26/14	12/26/15	12.00%	100,000	100,000		100,000		–	100,000	–
04/09/15	04/09/17	10.00%	50,000	50,000	5,060	44,940	–	–	–	44,940
07/28/15	*	12.00%	1,130,427	1,000,000	623,893	376,107	376,107	–	–	–
**	*	12.00%	–	975	–	975	975	–	–	–
Total			$5,727,227	$4,933,775	$681,307	$4,252,468	$507,082	$2,806,014	$300,000	$639,372

_______________

*	Repayment earlier of: (i) the first anniversary of the date of issuance; (ii) the completion by us of equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or (iii) the financial closing of the Baha Mar project.

**	Additional funding received related to the promissory note issued on July 28, 2015, to a private venture fund in which our chief executive officer is an officer and director, in consideration of a working capital loan of up to $1,000,000. On March 15, 2016, the note was amended to increase the working capital loan to up to $2,000,000.

The following convertible notes and notes payable were outstanding at December 31, 2014:

							Related Party		Non Related Party
Date of Issuance	Maturity Date	Interest Rate	Original Principal	Principal at December 31, 2014	Discount at December 31, 2014	Carrying Amount at December 31, 2014	Current	Long-Term	Current	Long-Term
02/03/12	02/03/15	10.00%	$1,000,000	$1,000,000	$10,513	$989,487	$989,487	$–	$–	$–
08/15/13	10/31/23	10.00%	525,000	525,000	57,313	467,687	–	–	–	467,687
12/31/13	12/31/15	8.00%	290,000	190,000	–	190,000	190,000	–	–	–
04/16/14	04/30/19	9.86%	6,000	6,000	–	6,000	–	–	–	6,000
05/09/14	04/30/19	9.86%	50,400	50,400	–	50,400	–	–	–	50,400
05/28/14	04/30/19	9.86%	25,200	25,200	–	25,200	–	–	–	25,200
04/01/14	01/31/15	10.00%	2,265,000	1,746,000	57,424	1,688,576	1,688,576	–	–	–
07/21/14	12/31/19	9.86%	78,000	78,000	–	78,000	–	–	–	78,000
08/18/14	12/31/19	7.86%	7,200	7,200	–	7,200	–	–	–	7,200
12/22/14	12/31/15	12.00%	200,000	200,000	56,869	143,131	–	–	143,131	–
12/26/14	12/26/14	12.00%	100,000	100,000	28,435	71,565	71,565			–
Total			$4,546,800	$3,927,800	$210,554	$3,717,246	$2,939,628	$–	$143,131	$634,487

Maturities of Long-Term Obligations for Five Years and Beyond

The minimum principal payments of notes payable and capital lease obligations at December 31, 2015:

2015	$2,991,000
2016	200,000
2017	1,050,975
2019 and thereafter	691,800
Total	$4,933,775

C-39

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

NOTE 6—STOCKHOLDERS’ EQUITY

(A)           Common Stock

During 2014, we issued 120,235 shares of common stock for cash of $102,200.

During 2014, we issued 5,786,635 shares of common stock pursuant to outstanding warrants for a total value of $3,339,994. These warrants were related to the Series A, B, and C warrants associated with the BBNA merger.

During 2014, we issued 2,174 shares of common stock for services with a fair value of $1,847 based on the recent cash offerings ($0.85 per share).

During 2015, individuals exercised warrants to purchase 537,989 shares of common stock at a price of $0.75 per share for cash totaling $403,492. These warrants were related to the Series C and E warrants associated with the BBNA merger.

During 2015, individuals exercised warrants to purchase 620,000 shares of common stock at a price of $0.50 per share for cash totaling $310,000. These warrants were related to the Series D warrants associated with the BBNA merger.

During 2015, we issued 2,844,000 shares of common stock to officers and employees with a fair value of $2,417,400 ($0.85 per share).

During 2015, we issued 157,295 shares of common stock for services performed with a fair value of $133,701 ($0.85 per share)

(B)           Warrants and Options

In September 2011, we issued to investors three-year warrants to purchase an aggregate of 5,273,217 shares of common stock at $0.50 per share. We calculated the fair value of the warrants by using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 55%; risk-free interest rate of 0.5%; and an expected life of two years.

We used the following assumptions for options during the year ended December 31, 2015:

Expected volatility:	54%
Expected lives:	1 Year
Risk-free interest rate:	0.32%
Expected dividend yield:	None

C-40

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

We used the following assumptions for options during the year ended December 31, 2014:

Expected volatility:	50%
Expected lives:	2 to 4 Years
Risk-free interest rate:	0.11%
Expected dividend yield:	None

During 2012, we issued warrants to purchase 1,075,000 shares of common stock in conjunction with Series A notes payable that are exercisable at a price of $3.00 per share and expire on March 31, 2017 (see Note 5).

During 2013, we issued warrants to purchase 105,000 shares of common stock in conjunction with Series B notes payable that are exercisable at a price to be determined pursuant to a specified formula (see Note 5). During 2014, our shares were listed on a public exchange, establishing a price for the warrants and making them all exercisable.

During 2013, we issued warrants to purchase 300,000 shares of common stock, with an exercise price equal to the greater of a 50% discount off of the stock price at our initial public offering of shares or $0.425 per share, in conjunction with a note payable to an entity owned by our chief executive officer in the amount of $100,000 (see Note 5).

As part of the merger with BBNA, we assumed outstanding warrants to purchase 10,000,000 shares of common stock. These warrants are grouped into five tranches of 2,000,000 shares. The pricing for each tranche is as follows: Series A and Series B are $0.50 per share; Series C is $0.75 per share; Series D is $1.00 per share; and Series E is $1.25 per share. These warrants expire on December 31, 2018. During 2014, 5,786,635 of these warrants were exercised and 1,157,989 were exercised during 2015. In addition, we repriced the Series D warrants to $0.75 per share and Series E warrants to $0.50 per share.

During 2014, we issued warrants to purchase 12,912,500 shares of common stock, with an exercise price equal to the greater of a 50% discount off of the stock price at our initial public offering of shares or $0.425 per share, in conjunction with a note payable to an entity owned by our chief executive officer in the amount of $2,265,000 (see Note 5). On April 4, 2016, the note holder agreed to amend the note to extend the due date of the note to January 31, 2017. We did not modify the terms of the warrants.

During 2014, we issued warrants to purchase 300,000 shares of common stock, with an exercise price of $1.00 per share, in conjunction with notes payable to individuals, including a related party, in the amount of $300,000. These warrants expire on December 31, 2018 (see Note 5).

On July 28, 2015, we issued warrants to purchase 4,480,000 shares of common stock with an exercise price of $0.25 per share in conjunction with the loan agreement with a private venture fund, which is a related party, to provide us up to $1,000,000 in working capital. The warrants expire on April 30, 2016. We calculated the fair value of the warrant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 54%; risk-free interest rate of 0.32%; and an expected life of one year (see Notes 6 and 9). On March 15, 2016, the note holder agreed to amend the note to increase the working capital loan to up to $2,000,000 and extend the date of repayment to the earlier of: (i) the first anniversary of the date of issuance; (ii) the completion by us of equity financiing resulting in our receipt of gross proceeds of at least $2,000,000; or (iii) the financial closing of the Baha Mar project, and we agreed to increase the warrant to up to 8,000,000 shares and extend the expiration date to December 31, 2016.

C-41

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

The following table summarizes all warrants outstanding and exercisable for the years ended December 31, 2015 and 2014:

	Number of	Range of
Warrants	Warrants	Exercise Price
Balance at December 31, 2013	11,480,000	$3.00
Granted	13,212,500	$0.43 - $1.00
Exercised	(5,786,635)	$0.50 - $0.75
Forfeited	–	-
Balance at December 31, 2014	18,905,865	$0.43 - $3.00
Granted	4,480,000	$0.25
Exercised	(1,157,989)	$0.50 - $0.75
Forfeited	–	-
Balance at December 31, 2015	22,227,876	$0.25 - $3.00
Exercisable at December 31, 2015	22,227,876	$0.25 - $3.00

On, January 1, 2015, we issued to our vice president shareholder relations three-year options to purchase an aggregate of 100,000 shares of common stock at $0.75 per share. The options vest in four segments of 25,000 shares per quarter commencing on: March 31, 2015; June 30, 2015; September 30, 2015, and December 31, 2015. The options expire on January 1, 2018. We calculated the fair value of the options by using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 54%; risk-free interest rate of 0.25%; and an expected life of one year. The fair value of the options was $22,440 or $0.2244 per option.

The following table summarizes all options outstanding and exercisable for the years ended December 31, 2015 and 2014:

	Number of	Range of
Options	Options	Exercise Price
Balance at December 31, 2013	–	–
Granted	–	–
Exercised	–	–
Forfeited	–	–
Balance at December 31, 2014	–	–
Granted	100,000	$0.75
Exercised	–	–
Forfeited	–	–
Balance at December 31, 2015	100,000	$0.75
Exercisable at December 31, 2015	100,000	$0.75

C-42

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

NOTE 7—INCOME TAX

A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate to the income before provision for income taxes is as follows:

	December 31	December 31
	2015	2014
Statutory rate applied to loss before income taxes	$(5,433,278)	$(2,492,617)
Increase (decrease) in income taxes results from:
Nondeductible expense	1,287,259	978,715
Change in valuation allowance	4,146,019	1,513,902
Income tax expense (benefit):	$–	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	December 31	December 31
	2015	2014
Deferred tax assets	$2,832,793	$7,750
Operating loss carryforwards	6,855,496	5,534,520
Gross deferred tax assets	9,688,289	5,542,270
Valuation allowance	(9,688,289)	(5,542,270)
Net deferred tax asset	$–	$–

We have net operating loss carryforwards for income tax purposes of approximately $16,800,000. This loss is allowed to be offset against future income until the year 2035 when the net operating loss carryforwards will expire. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the substantial losses incurred through December 31, 2015. The change in the valuation allowance for the years ended December 31, 2015 and 2014, was an increase of $4,146,019 and $1,513,902, respectively.

Internal Revenue Code Section 382 imposes limitations on the availability of a company’s net operating losses after certain ownership changes occur. The Section 382 limitation is based upon certain conclusions pertaining to the dates of ownership changes and the value of the company on the dates of the ownership changes. It was determined that an ownership change occurred. The amount of our net operating losses incurred prior to the ownership change is limited based on the value of the Company on the date of the ownership change. Management has not determined the amount of net operating losses generated prior to the ownership change available to offset taxable income subsequent to the ownership change.

C-43

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

NOTE 8—COMMITMENTS AND CONTINGENCIES

Employment Agreements

On January 1, 2011, we entered into a five-year employment agreement with an individual to serve as our chief executive officer. The employment agreement provides for successive one-year term renewals unless it is expressly cancelled by either party 100 days prior to the end of the term. Under the agreement, the chief executive officer will receive an annual salary of $350,000, a car allowance of $12,000, and Company-paid health insurance. We are allowed to defer $170,000 per annum until we reach our first financial close on a project with a capital cost of $25 million or more. The agreement also provides for bonuses equal to one times annual salary plus 500,000 shares of common stock for each additional project that generates $25 million or more revenue to us. The chief executive officer is entitled to receive severance pay in the lesser amount of three years’ salary or 100% of the remaining salary if the remaining term is less than three years. As of December 31, 2015, we issued 1,000,000 shares of common stock, with a fair value of $850,000, to compensate the chief executive officer for his performance (see Note 9).

On May 1, 2011, we entered into a five-year employment agreement with an individual to serve as our senior vice president and head of OTEC Programs. The employment agreement provides for successive one-year term renewals unless it is expressly cancelled by either party 100 days prior to the end of the term. Under the agreement, the individual will receive an annual salary of $210,000, a car allowance of $9,000, and $14,400 towards health insurance. We are allowed to defer $108,000 per annum. For the Baha Mar project, the individual is entitled to a bonus of $25,000, 100,000 shares of common stock, and all deferred salaries. The agreement also provides for bonuses equal to one times the annual salary plus 100,000 shares of common stock for each additional project that generates $25 million or more revenue to us. The individual is entitled to receive severance pay in the lesser amount of three years’ salary or 100% of the remaining salary if the remaining term is less than three years.

During the year ended December 31, 2015, we issued to the chief financial officer 1,000,000 shares of common stock, with a fair value of $850,000, according to a settlement agreement. The chief financial officer was hired on February 1, 2015, in anticipation of the financial closing of the Baha Mar project; however, the project was delayed making it difficult for us to raise enough money to justify his employment. As a result, a settlement agreement was negotiated to supersede the chief financial officer’s unexpired employment agreement (see Note 9).

During the year ended December 31, 2015, we issued 844,000 shares of common stock to employees for services with fair value of $717,400.

During the year ended December 31, 2015, we issued 157,295 shares of common stock to consultants for services with fair value of $133,701.

C-44

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Commitments

On March 23, 2015, we entered into an Agreement and Plan of Merger dated March 12, 2015 with TetriDyn Solutions, Inc. (“TetriDyn”). Before entering into this agreement, there was no material relationship between us and our affiliates and TetriDyn and its affiliates. On December 7, 2015, the parties agreed to terminate the proposed acquisition due to the inability to resolve certain closing conditions. As a result, each company agreed to pay its own costs and expenses to date.

Contingencies

On June 29, 2015, with the Baha Mar resort an estimated 95% complete, Baha Mar Ltd., the developer of the resort, filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court in Wilmington, Delaware. Baha Mar Ltd. is the entity with which our subsidiary entered into the Energy Services Agreement to build a SWAC system. The underlying cause of the filing was a commercial dispute between Baha Mar Ltd. and its construction company. Neither we nor our construction company is a party to the proceeding. At an early stage of the proceedings, the U.S. Bankruptcy Court in Wilmington, Delaware dismissed the action on September 15, 2015, agreeing with the Bahamas Supreme Court in finding that the case should properly be decided in Bahamian courts.

The case is proceeding in the Bahamas Supreme Court with the September 2015 appointment of provisional liquidators (Bahamas-based KRyS Global and UK-based AlixPartners) for the specific purpose of preserving the assets of the unfinished resort pending a resolution of the dispute. In November 2015, the Bahamas Supreme Court named Deloitte & Touche LLP as a receiver to Baha Mar Ltd. at the request of the Export-Import Bank of China, which is a primary creditor having made a $2.45 billion loan to Baha Mar Ltd. in 2010. In March 2016, the receiver engaged Colliers International, an international real estate firm, to actively market the resort to a new owner.

The June 2015 bankruptcy of the developer constituted an event of default under the Energy Services Agreement, but we have elected not to assert that default in favor of attempting to pursue the project. Under the terms of our Energy Services Agreement, in the event of default of the developer, we have the right to recover damages, including the amount invested in the project ($7.9 million at December 31, 2015), plus any fees earned at the time of breach and other direct damages, limited in aggregate amount to $25.0 million. The Energy Services Agreement is binding on any successor developer that takes over the development and finished construction.

We believe that even though bankruptcy courts have substantial powers to void contracts, the Energy Services Agreement is likely to survive (either in full effect or with limited modifications) due to the energy requirements of the project, but there can be no guarantee that we will realize any future benefits from the project.

Our Baha Mar project will be delayed until the new owner takes control of the resort and our ESA contract is either terminated or assumed by the new ownership.

We have elected not to intervene in the Bahamas proceeding, which we believe is in the nature of an equitable proceeding to preserve the project and seek to reorganize so that the project can be completed rather than a liquidation. Our strategy is based on our conclusion that the completion of the resort by any new owner will require it to address the lack of capacity of the current electrical grid to provide air conditioning through conventional means and the projected energy cost savings derived from our SWAC system as compared to conventional electricity at prevailing rates, even if its lack of reliability in the Bahamas is discounted. By relying on this strategy, we believe we are avoiding significant legal representation costs. Further, we believe that we would have no legal position to differentiate us from other unsecured creditors with an aggregate of about $2.0 billion in claims.

C-45

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Litigation

From time to time, we are involved in legal proceedings and regulatory proceedings arising from operations. We establish reserves for specific liabilities in connection with legal actions that management deems to be probable and estimable. We are not currently a party to any proceeding, the adverse outcome of which would have a material adverse effect on our financial position or results of operations.

NOTE 9—RELATED-PARTY TRANSACTIONS

During 2012, we entered into a note payable for $1,000,000 and warrants to purchase 3,295,761 shares of common stock with an exercise price of $0.50 with a company owned by a director of the Company. We repriced the warrants during 2013 and took an additional charge to earnings of $1,269,380 related to the repricing. The warrants were exercised upon the repricing (see Note 5).

During 2013, we issued a promissory note for $290,000 to Theodore Herman in connection with the merger with BBNA (see Note 5).

During 2014, we issued a note payable for $2,265,000 and two-year warrants to purchase 12,912,500 shares of common stock, with an exercise price equal to the greater of one-half of our listing stock price on a public exchange or $0.425 per share, with a related party (see Note 5).

During 2014, we issued a note payable to a consultant to the Company for $100,000 and warrants to purchase 100,000 shares of common stock with an exercise price of $1.00 per share (see Note 5).

During 2014, we paid rent of $120,000 to a company controlled by our chief executive officer under an operating lease agreement.

During 2015, a private venture fund, in which our chief executive officer is an officer and director, agreed to provide up to $1,000,000 in working capital (see Notes 5 and 6).

During 2015, we issued 2,000,000 shares of common stock, with a fair value of $1,700,000, to an executive officer and a former executive officer of the Company (see Note 8).

During 2015, one of the original Series B note holders transferred its ownership of the note in the amount of $50,000 to the JPF Venture Fund 1, LP (see Note 5).

During the year ended December 31, 2014, we paid $120,000 to a company controlled by Jeremy P. Feakins, our chief executive officer, under an operating lease agreement.

During 2015, we paid rent of $110,000 to a company controlled by Jeremy P. Feakins, our chief executive officer, under an operating lease agreement.

NOTE 10—RESTATEMENT

We restated our financial statements for the year ended December 31, 2015, to correct errors related to the impairment of assets under construction. The Baha Mar assets under construction were deemed to be impaired due to the uncertainty regarding completion of the resort. Consequently, $6,978,457 of impairment of assets under construction was recorded for the year ended December 31, 2015, which increased the net loss to $13,384,634.

C-46

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

Our consolidated financial statements have been restated as follows:

CONSOLIDATED BALANCE SHEETS

	December 31, 2015
	As reported	Adjustments	As restated
Property and Equipment
Assets under construction	$7,949,304	$(6,978,457)	$970,847
Property and equipment, net	7,955,877	(6,978,457)	977,420

Total Assets	$8,114,671	$(6,978,457)	$1,136,214

Stockholders' Deficiency
Accumulated deficit	$(40,024,969)	$(6,978,457)	$(47,003,426)
Total Stockholders' Deficiency	(1,220,311)	(6,978,457)	(8,198,768)

Total Liabilities and Stockholders' Deficiency	$8,114,671	$(6,978,457)	$1,136,214

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2015
	As reported	Adjustments	As restated
Operating Expenses
Impairment on assets under construction	$–	$6,978,457	$6,978,457
Total Operating Expenses	5,429,545	6,978,457	12,408,002

Loss from Operations	(5,429,545)	(6,978,457)	(12,408,002)

Net Loss	$(6,406,177)	$(6,978,457)	$(13,384,634)

Net Loss per Common Share
Basic and Diluted	$(0.08)	$(0.09)	$(0.17)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2015
	As reported	Adjustments	As restated
Cash Flows From Operating Activities:
	$(6,406,177)	$(6,978,457)	$(13,384,634)
Impairment on assets under construction	–	6,978,457	6,978,457
Net Cash Used In Operating Activities	$(1,672,688)	$–	$(1,672,688)

C-47

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 (RESTATED) AND 2014

NOTE 11—SUBSEQUENT EVENTS

Subsequent to December 31, 2015, Series E warrants to purchase 80,000 shares of common stock were exercised at a price of $0.50 per share, for cash totaling $40,000.

On March 15, 2016, we signed a Memorandum of Understanding with American Samoa Power Authority and American Samoa Department of Commerce for us to prepare costs for several OTEC related projects, including fossil-fuel free electricity, seawater, air-conditioning, and a comprehensive economic development plan using the OTEC ancillary products, such as potable/bottle water and high-profit aquaculture, mariculture, and agriculture opportunities.

As disclosed in Note 5, we have a working capital loan with a private venture fund in which our chief executive officer is an officer and director. On March 15, 2016, the note holder agreed to amend the note to increase the working capital loan to up to $2,000,000 and extend the date of repayment to the earlier of: (i) the first anniversary of the date of issuance; (ii) the completion by us of equity financing resulting in our receipt of gross proceeds of at least $2,000,000; or (iii) the financial closing of the Baha Mar project, and we agreed to increase the warrant to up to 8,000,000 shares and extend the expiration date to December 31, 2016. Since December 31, 2015, additional loans of $326,100 have been made to us by the private venture fund.

On April 1, 2016, the due date of a related-party note payable in the amount of $1,000,000 issued on February 3, 2012, was extended to February 3, 2017.

On April 4, 2016, the due date of a related-party note payable in the amount of $2,265,000 issued on January 31, 2015, was extended to January 31, 2017. In February, we repaid $5,000 of this related-party note payable.

In preparing these consolidated financial statements, we have evaluated events and transactions for potential recognition or disclosure through April 15, 2016, the date the financial statements were issued.

C-48

APPENDIX D

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

OF

TETRIDYN SOLUTIONS, INC, AND SUBSIDIARY

AND

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

D-1

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

TetriDyn Solutions, Inc. entered into that certain Agreement and Plan of Merger, dated as of March 1, 2017 (the “Merger Agreement”), by and among TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn” or the “Company”) and Ocean Thermal Energy Corporation (“OTE”), a Delaware corporation. Pursuant to the Merger Agreement, a newly-created Delaware corporation that is wholly-owned by TetriDyn will merge with and into OTE, with OTE continuing as the surviving corporation and a wholly-owned subsidiary of TetriDyn. All outstanding shares of OTE’s common stock held as of the record date by the stockholders of OTE will be converted into the right to receive newly-issued shares of TetriDyn common stock (the “Merger”). In connection with the Merger, TetriDyn will change its name to Ocean Thermal Energy Corporation. The business operations of OTE shall continue uninterrupted.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and OTE’s historical consolidated financial statements as adjusted to give effect to the Company’s merger with OTE and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the 12 months ended December 31, 2016 give effect to these transactions as if they had occurred on January 1, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements for the fiscal years ended each of December 31, 2016 and December 31, 2015, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 3, 2017, and incorporated by reference into the Company’s Information Statement on Schedule 14C.

D-2

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

	OTEC	TetriDyn	Adjustments	Notes	Condensed

ASSETS
Current Assets
Cash	$7,495	$14,343	513,113	(c)	$534,951
Prepaid expenses	30,549	–	–		30,549
Other current assets	–	–	–		–
Total Current Assets	38,044	14,343	513,113		565,500

Property and Equipment
Property and equipment, net	2,366	–	–		2,366
Assets under construction	846,285	–	–		846,285
Property and Equipment, net	848,651	–	–		848,651

Total Assets	$886,695	$14,343	$513,113		1,414,151

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payables and accrued expense	$5,631,270	$595,380	70,000	(d)	$6,296,650
Due to related party	36,822	–	–		36,822
Notes payable - related party, net	1,886,000	671,380	(162,500)	(b)	2,394,880
Notes payable, net	300,000	294,353	(166,800)	(b)	427,553
Convertible note payable, net	49,129	–	(49,129)	(b)	–
Total Current Liabilities	7,903,221	1,561,113	(308,429)		9,155,905

Notes payable - related party, net	1,045,644	–	–		1,045,644
Notes payable, net	602,067	–	–		602,067
Total Liabilities	9,550,932	1,561,113	(308,429)		10,803,616

Stockholders' deficiency
Common Stock	9,435	246	2,594	(a)	12,275

Additional paid-in capital	44,437,871	3,723,609	(2,594)	(a)	48,158,886
			378,429	(b)	378,429
			513,113	(c)	513,113
			871	(d)	871
Total Paid in Capital	44,437,871	3,723,609	889,819		49,051,299

Accumulated deficit	(53,111,543)	(5,270,625)	(70,000)	(e)	(58,452,168)
			(871)	(d)	(871)
Total Accumulated Deficit	(53,111,543)	(5,270,625)	(70,871)		(58,453,039)

Total Stockholders' Deficiency	(8,664,237)	(1,546,770)	821,542		(9,389,465)

Total Liabilities and Stockholders' Deficiency	$886,695	$14,343	$513,113		$1,414,151

D-3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Pre-Merger	Pre-Merger	Pro forma		Post-Merger
	OTEC	TetriDyn	Adjustments		Condensed

Revenue	$–	$49	$–		$49
Cost of Revenue	–	–	–		–
Gross Profit	–	49	–		49

Operating Expenses
Salaries and wages	1,237,438	–	–		1,237,438
Professional fees	1,505,586	136,314	70,000	(e)	1,641,900
General and administrative	442,394	284,347	–		726,741
Impairment of assets under construction	244,284	–	–		244,284
Total Operating Expenses	3,429,702	420,661	70,000		3,850,363

Loss from Operations	(3,429,702)	(420,612)	(70,000)		(3,850,314)

Other Expenses
Interest Expense	(2,678,415)	(75,964)	(871)	(d)	(2,755,250)
Total Other expense	(2,678,415)	(75,964)	(871)		(2,755,250)

Loss Before Income Taxes	(6,108,117)	(496,576)	(70,871)		(6,605,564)

Provision for Income Taxes	–	–	–		–

Net Loss	$(6,108,117)	$(496,576)	$(70,871)		$(6,605,564)

D-4

TETRIDYN SOLUTIONS, INC AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Nature of the Business

TetriDyn currently is in the business of facilitating the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture.

Prior to the purchase of all of the assets of JPF Venture Group, Inc., a Delaware corporation (“JPF”), on December 8, 2016 (“EcoVillage Acquisition”), the Company specialized in providing business information technology (IT) solutions to our customers through the optimization of business and IT processes by using systems engineering methodologies, strategic planning, and system integration to add efficiency and value to our customers’ business processes and to help our customers identify critical success factors in their business.

OTE designs Ocean Thermal Energy Conversion (“OTEC”) power plants, and Seawater Air Conditioning (“SWAC”) plants for large commercial properties, utilities and municipalities. These technologies provide practical solutions to mankind’s three oldest and most fundamental needs: clean drinking water, plentiful food, and sustainable, affordable energy without the use of fossil fuels.

OTEC is a clean technology that continuously extracts energy from the temperature difference between warm surface ocean water and cold deep seawater. In addition to producing electricity, some of the seawater running through an OTEC plant can be efficiently desalinated using the power generated by the OTEC technology, producing thousands of cubic meters of fresh water every day for the communities served by its plants for use in agriculture and human consumption. This cold deep nutrient-rich water can also be used to cool buildings (SWAC) and for fish farming/ aquaculture. In short, it’s a technology with many benefits, and its versatility makes OTEC unique.

Many examples of these technologies have been developed at the Natural Energy Laboratory of Hawaii Authority (“NELHA”) test facility (http://nelha.hawaii.gov/our-clients/), including desalinated seawater, fish-farming, and agriculture. NELHA is a state run agency in Hawaii administratively attached to The Department of Business, Economic Development & Tourism (“DBEDT”). Since the 1970’s, our engineers and scientists have worked on several OTEC and SWAC systems including those at NELHA, and the Argonne National Laboratory (http://www.anl.gov) and others.

Note 2 - Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the merger with OTE as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

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TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 – Transaction

The Company expects the Merger to be closed no later than May 9, 2017. Upon closing of the Merger, each share of OTE common stock will be exchanged for one (1) share of TetriDyn stock. The existing stockholders of OTE will own 99.5% of the issued and outstanding shares of the Company’s capital stock, with the current stockholders of TetriDyn owning the remaining 0.5%. On a fully-diluted basis (i.e., after taking into consideration the conversion and exercise of all equity-linked securities including convertible promissory notes and warrants), the existing stockholders of OTE will own 90% and the current stockholders and other equity-linked security holders of TetriDyn will own the remaining 10% of the outstanding capital stock of TetriDyn.

The following schedule reflects the ownership of the merged companies:

TetriDyn/OTE Pre-Fund Raising
	Common Stock - Issued/Outstanding						Fully-Diluted Pre-Fund Raise
Name	OTE	TDYS	Total	%	Convertible Notes	Warrants	Common Stock	%
JPF Venture Group	–	265,502	265,502	0.24%	9,031,490		9,296,992	7.57%
Jeremy Feakins	8,629,061	17,340	8,646,401	7.85%			8,646,401	7.04%
Steve Oney	7,648,000	–	7,648,000	6.94%			7,648,000	6.23%
Frank DiCola	3,295,761	–	3,295,761	2.99%			3,295,761	2.68%
Ted Johnson	1,650,000	–	1,650,000	1.50%			1,650,000	1.34%
Edward Baer	4,676,426	8,670	4,685,096	4.25%	1,806,298		6,491,394	5.29%
Peter Wolfson	967,333	8,670	976,003	0.89%	903,149		1,879,152	1.53%
Sawtooth Meadows, LP/Hempstead	–	115,132	115,132	0.10%			115,132	0.09%
TDYS Street Holders	–	119,241	119,241	0.11%			119,241	0.10%
OTE Shareholders (All Other)	82,723,030	–	82,723,030	75.12%			82,723,030	67.39%
OTE Green Energy Bonds	–	–	–	0.00%	139,000		139,000	0.11%
OTE Bridge Loan	–	–	–	0.00%	66,667		66,667	0.05%
OTE Class D Warrants	–	–	–	0.00%		684,151	684,151	0.56%
TOTAL:	109,589,611	534,555	110,124,166	100.00%	11,946,604	684,151	122,754,921	100.00%

D-6

TETRIDYN SOLUTIONS, INC. AND SUBSIDIARY

OCEAN THERMAL ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 – Pro forma Adjustments

The pro forma adjustments are based on our preliminary assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

(a)	Represents the adjustments related to the par value of the total 122,754,921 shares of common stock of the merged companies (See Note 3). Also included is a table representing the change in the authorized shares:

Total Capital Stock

	Pre-Merger	Pre-Merger	Pro forma	Post-Merger
	OTEC	TetriDyn	Adjustments	Condensed

Common Stock par value $0.001	$9,435	$246	$2,594	$12,275

Note: 122,754,921 shares of common stock outstanding converts at a par value of $0.001 to $12,275. Additional paid in capital was adjusted accordingly.

Reconcillation of Common and Preferred Shares Authorized

	Pre-Merger	Pre-Merger	Pro forma	Post-Merger
	OTEC	TetriDyn	Adjustments	Condensed

Common Stock Authorized Par value $0.001	200,000,000	100,000,000	(100,000,000)	200,000,000

Preferred Stock Authorized Par Value $0.001	20,000,000	5,000,000	(20,000,000)	5,000,000

(b, c, d) Represents the adjustments related to paid in capital of the merged companies.

Paid in Capital

	Pre-Merger	Pre-Merger	Pro forma		Post-Merger
	OTEC	TetriDyn	Adjustments		Condensed
Additional paid-in capital 12/31/16	$44,437,871	$3,723,609	$–		$48,161,480
			(2,594)	(a)	(2,594)
Conversion of TetriDyn note payable - related party			162,500		162,500
Conversion of OTE note payable			167,000	(b)	167,000
Conversion of OTE convertible note payable			49,129	(b)	49,129
Debt Discount			871	(d)	871
Exercise of OTE Warrants			513,113	(c)	513,113
Total paid in capital as of date of Merger	$44,437,871	$3,723,609	$890,019		$49,051,499

-	Conversion of TetriDyn note payable –related party:

TetriDyn borrowed $125,000 from its principal stockholder pursuant to promissory notes, which are convertible into 9,031,490 shares of common stock.

TetriDyn borrowed $12,500 from its independent director pursuant to a promissory note, which is convertible into 903,149 shares of common stock.

TetriDyn borrowed $25,00 from a stockholder pursuant to a promissory note, which is convertible into 1,806,298 shares of common stock.

-	Conversion of OTE note payable:

OTE issued a secured convertible promissory notes (bonds) totaling $166,800 with a conversion privilege into 139,000 shares of common stock.

OTE issued an unsecured convertible promissory note in the principal amount of $50,000 to an unrelated party, which is convertible into 66,667 shares of common stock. Also, (d) reflects the adjustment for the remaining debt discount of $871. ($50,000 - $871 = $49,129)

-	As of 12/31/16, OTE had 684,151 outstanding warrants exercisable at $0.75 per share totaling $513,113.

(See Note 3 above. Details of the notes payable may be found in the Audit Reports of the respective companies)

(e)       Represents the estimated transaction cost for the audit and legal expenses of both companies.

D-7